Filed Pursuant to Rule 424(b)(3)

Registration No. 333-276130

Prospectus Supplement No. 3

(To Prospectus dated July 24, 2025)

Primary Offering of

Up to 11,500,000 Shares of Common Stock

Secondary Offering of

Up to 28,152,560 Shares of Common Stock

This prospectus supplement updates, amends and supplements the prospectus dated July 24, 2025 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-276130). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is being filed to update, amend and supplement the information contained in the Prospectus with the information from our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the Securities and Exchange Commission on March 30, 2026 (the “Form 10-K”). Accordingly, we have attached the Form 10-K to this prospectus supplement.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 16 of the Prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 30, 2026.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2025

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ___ to ___

Commission File Number: 001-40386

ONEMEDNET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	86-2076743
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6385 Old Shady Oak Road, Suite 250 Eden Prairie, MN	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-7189

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ONMD	The Nasdaq Stock Market LLC
Redeemable Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	ONMDW	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☐

If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D-1(b). ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒

As of June 30, 2025, the aggregate market value of the common equity of the registrant held by non-affiliates was $13.8 million (based on the closing sales price of the shares of common stock on June 30, 2025). For the purpose of the foregoing calculation only, all directors and executive officers of the registrant and owners of more than 10% of the registrant’s common stock are assumed to be affiliates of the registrant. This determination of affiliate status is not necessarily conclusive for any other purpose.

As of March 27, 2026, there were there were 52,196,729 shares of common stock, par value $0.0001 per share, issued and outstanding, and 0 shares of preferred stock, par value $0.0001 per share, of the registrant issued and outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

Part III incorporates certain information by reference from the registrant’s proxy statement for the 2026 annual meeting of stockholders to be filed no later than 120 days after the end of the registrant’s fiscal year ended December 31, 2025.

ONEMEDNET CORPORATION

ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2025

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements that we make from time to time, including statements contained in this Annual Report on Form 10-K (the “Annual Report”) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this Annual Report are forward-looking statements. The forward-looking statements in this Annual Report are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Forward-looking statements in this Annual Report include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures (including our ability to continue as a going concern, to raise additional capital and to succeed in our future operations), expected growth, profitability and business outlook, and operating expenses.

Forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors include, among other things, the unknown risks and uncertainties that we believe could cause actual results to differ from these forward looking statements as set forth under the heading, “Risk Factors” and elsewhere in this Annual Report. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to:

●	our projected financial position and estimated cash burn rate;

●	our estimates regarding expenses, future revenues and capital requirements;

●	our ability to continue as a going concern;

●	our ability to raise substantial additional capital in sufficient amounts or on acceptable terms to fund our operations and our business plan;

●	our ability to reverse the recent decline in our revenue and resume growing our revenue;

●	our ability to obtain and maintain intellectual property protection for our current products and services;

●	our ability to protect our intellectual property rights and the potential for us to incur substantial costs from lawsuits to enforce or protect our intellectual property rights;

●

the possibility that a third party may claim we have infringed, misappropriated or otherwise violated their intellectual property rights and that we may incur substantial costs and be required to devote substantial time defending against these claims;

●	our reliance on third-party suppliers and manufacturers;

●	the success of competing products or services that are or become available;

●	our ability to expand our organization to accommodate potential growth and our ability to retain and attract key personnel; and

●	the potential for us to incur substantial costs resulting from lawsuits against us and the potential for these lawsuits to cause us to limit our commercialization of our products and services.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Annual Report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this Annual Report to conform these statements to actual results or to changes in our expectations.

You should read this Annual Report and the documents that we incorporate by reference in this Annual Report with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements including those described in the “Risk Factors” section of this Annual Report beginning on page 18 and elsewhere in this Annual Report.

PART I

Item 1. Business

Company Overview

OneMedNet is a global provider of clinical imaging innovation and curator of regulatory-grade Imaging Real World Data (“iRWDTM”). OneMedNet’s innovative solutions connect healthcare providers and patients satisfying a crucial need within the life sciences field offering direct access to clinical images and the associated contextual patient record. OneMedNet’s innovative technology proved the commercial and regulatory viability of imaging Real World Data (as defined below), an emerging market, and provides regulatory-grade image-centric iRWDTM that exactly matches OneMedNet’s life science partners case selection protocols and paves the way for Real World Evidence (as defined below).

OneMedNet was founded to solve a deficiency in how clinical images were shared between healthcare providers. This resulted in OMN’s initial product BEAMTM image exchange that enabled the successful sharing of images for more than a decade with OMN’s largest customer being the Republic of Ireland.

OneMedNet continued to innovate by responding to the demand for and utilization of Real World Data (as defined below) (“RWD”) and Real World Evidence (as defined below) (“RWE”), specifically data that focused on clinical images with its associated contextual clinical record. We were able to leverage internal technological competencies along with OneMedNet’s formidable healthcare provider installed base from its first product with BEAMTM to become the first RWD solution for life science companies with its launch of iRWDTM in 2019.

OneMedNet provides innovative solutions that unlock the significant value contained within clinical image archives. With a growing network of 2,130 healthcare sites, OneMedNet has the immediate ability to quickly search and extensively curate multi-layer data from a federated group of healthcare facilities. The term “healthcare sites” refers specifically to the hospitals, integrated delivery networks and imaging centers that provide imaging to OneMedNet, which represent the core source of our data. At present, OneMedNet has access to more than 2,130 sites who provide regulatory grade data to us.

Initially, it was all about solving the diverse access needs of patient care providers. This focus systematically evolved to addressing the rapidly growing needs of image analysis and researchers, clinicians, regulators, scientists and more. The federated network allows OneMedNet to access the following data to provide to research as RWD.

Real World Data is any data that is collected in the context of the routine delivery of care, in contrast to data collected within a clinical trial where study design controls variability in ways that are not representative of real world care and outcomes.

A key component driving its mission is that OneMedNet believes we have a unique opportunity to affect a material positive impact on the lives of tens of millions of people while improving our customers’ business productivity. First and foremost, OneMedNet’s iRWDTM offering plays a significant role in enabling life science companies to bring safer and more effective patient care to market sooner. Using our highly curated de-identified clinical data in our iRWDTM offering in life science product development, validation, and regulatory approval processes, life science companies contribute to patient care advancements in more meaningful ways. Moreover, life sciences improve life science companies’ product development and validation processes, which benefits all parties.

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Significant documentation exists that shows that Real World Data can provide expanded insights across broader and more representative patient populations. For this reason, the Food and Drug Administration (“FDA”) has instituted Real World Data guidelines for regulatory approvals. Utilization of highly reliable and quality Real World Data that strictly adheres to all of the very specific data stratification requirements can supplement or supplant clinical trials.

OneMedNet covers the complete value chain in imaging Real World Data; it begins with our 10+ year federated network of providers and is supported by a multi-faceted data curation process managed by an expert in-house clinical team. Additionally, we work hand-in-hand with our life science partners regarding the case selection protocol and, when required, producing case report forms for regulatory clearance. We are focused on delivering value by supporting life science advancements with OneMedNet’s iRWDTM which holds the key to unlocking boundless patient care advances. We believe we unleash the power of research-grade image-centric iRWDTM that is curated to meet every cohort requirement and stand up to the rigors of prospective clinical trials.

Today, life science companies, including pharmaceutical companies, artificial intelligence (“AI”) developers, medical device businesses, and clinical research organizations, share the same widespread challenge in obtaining insight-rich, high-quality patient data that explicitly matches their precise cohort specifications. A substantial portion of patient diagnosis involves clinical imaging, and approximately 90% of healthcare data, by size, is associated with imaging. Historically, much of imaging value has been derived from its initial review, and further gains from the image archives have been very limited.

We help providers to Unlock the Value in Imaging Archives. By utilizing OneMedNet’s iRWDTM offering, providers can greatly improve their research efforts with streamlined data access. Health care providers such as hospitals, clinics, and imaging centers can also accelerate life science patient care innovations by sharing de-identified data in a well-defined and de-identified and secure manner. In return for doing so, income is generated and applied to critical and possibly unfunded provider projects.

The OneMedNet Difference

We believe OneMedNet has been a leader in the business of extracting, securing, and transferring medical data for 10+ years. Doing so requires specialized expertise in:

●	Compliance (HIPAA (as defined below), GDPR, 21 CFR Part11)

●	Advanced privacy & security measures

●	Clinical patient condition(s) and hospital processes

●	Radiology interpretation

●	Artificial Intelligence and Machine Learning (“AI/ML”) technology

Attaining in-house expertise in all essential elements is a challenge and we believe it deters many organizations from attempting such a venture. We take pride in this ambitious achievement while continually working to maintain state-of-the-art expertise. OneMedNet strictly adheres to the highest level of professional and ethical standards and applicable regulations throughout all interactions and activities.

We believe OneMedNet is a leader in the field of regulatory-grade imaging RWD curation. Doing so requires specialized expertise in AI/ML technology, data privacy/security, as well as expertise in clinical patient condition(s) and healthcare record keeping. Having, or achieving, expertise in all essential disciplines is a challenging achievement. OneMedNet had a significant head start with our clinical image exchange solution which served to launch the Company over a decade ago. All data remains “native” within the federated OneMedNet iRWDTM provider network - meaning all the data remains locally onsite until specific de-identified data is licensed for a particular life science research opportunity.

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OneMedNet’s Competitive Advantages

We believe that OneMedNet iRWDTM offers the best of advanced technology, clinical expert curation, and service. Medical imaging and associated clinical data are indexed at each network site using state-of-the-art AI/ML technology. This typically includes electronic health records (“EHR”), radiology, cardiology, lab, pathology and more. Our in-house clinical team performs intensive curation of the data so that results meet the specifications and requirements of life science Data Collection Protocol - regardless of the complexity.

We believe that OneMedNet unlocks the value in imaging and EHR data in the following three principal ways:

●	Regulatory Grade - Our imaging results serve as proof of effectiveness for regulatory agencies, meeting requirements for quality & diversity.

●	On Demand - Our powerful indexing platform accesses and harmonizes complete patient profiles across fragmented data silos, delivering images and records on-demand.

●	Expertly Curated - We curate to the most stringent multi-level stratified requirements, providing unmatched data accuracy and completeness.

OneMedNet’s data is fully de-identified using a multi-step quality control process and goes beyond protected health information (“PHI”) to include personally identifiable information (“PII”), site identifiable information, and more. Importantly, life science users receive the data in the exact format that they require. No data sifting or manipulation is needed. The data is simply ready for use. Moreover, OneMedNet has the unique combination of knowledge, tools, and experience to:

●	Access and harmonize complete patient profiles across fragmented data silos;

●	Provide unmatched data accuracy and completeness;

●	Ensure the security and privacy of patients’ PHI;

●	Imaging RWD is our singular passion and focus and no one does it better.

Finally, OneMedNet has a team of highly experienced and clinically trained data curators. This team appreciates the complexity and criticality of clinical data and can effectively communicate with both providers and life science specialists.

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Industry Background

A 2016 analysis published in the Journal of Health Economics and authored by the Tufts Center for the Study of Drug Development placed the cost of bringing a drug to market, including post-approval research and development, at a staggering $2.87 billion. Meanwhile, a 2018 study from the Tufts Center for the Study of Drug Development noted that the timeline for new drug development ranged from 12.8 years for the average drug to 17.2 years for ultra-orphan drugs that only affect several hundred patients. This places the onus on life science organizations to find ways to deliver treatments to patients faster - especially those who cannot wait 17 years for a potentially life-saving treatment. Knowing how a medicinal product is actually used by patients can help stakeholders across the healthcare ecosystem make important and potentially life-saving real-time decisions.

Real World Data is observational data typically gathered when an approved medical product is on the market and used by “real” patients in real life, as opposed to clinical trials or real world images for real patients. The FDA cites several potential sources of Real World Data, including EHR, claims, and disease and product registries. There are multiple types of data including structured and unstructured data, clinical and billing data, transactional and claims data, patient-generated data, and data gathered from additional sources that can shed light on a patient’s health status and more. As reliance on healthcare data grows exponentially, OneMedNet has observed that the reliance on information has increased coming from multiple additional sources including EHR, claims, registries, clinical trials, patient and provider surveys, wearable devices and more. These additional sources include the internet of things, social media forums and blogs. Real World Data has the potential to break down inefficiencies and fill gaps in information silos among stakeholders throughout the healthcare ecosystem of providers, payers, manufacturers, government entities and patients. This information sharing, in turn, enables all parties to derive new insights, support value-based care and deliver better health outcomes.

Commercializing a drug requires its developer to harness various sources of Real World Data to identify patient populations and refine sales and marketing strategies for those populations among many other undertakings. Historically, this practice involved purchasing large amounts of data from data aggregators or data platforms, if not directly from the source itself, sometimes without much knowledge about the quality of the data. Preparing this data for analysis is both expensive and time-consuming; thus, many organizations would outsource the process to consultants or third-party vendors. Moreover, the process of preparing this data for analysis by untrained consultants can yield a static analysis that is difficult to modify or rerun in response to follow-up questions or potential discrepancies.

Definitions of Real World Data and Real World Evidence

Real World Data has become a powerful tool in the life sciences industry. After decades of relying on clinical data as the gold standard for decision making, industry leaders now recognize how data collected in the real world adds valuable context and insight to their efforts. From identifying unmet medical needs and defining the patient journey, to supporting regulatory submissions, proving value to payers, and shaping market strategies, Real World Data adds value at every stage of the drug development lifecycle. Real World Data also sets the foundation for Real World Evidence, and while the terms are often used interchangeably, they are distinct, and they are changing health care. Here’s how it happens:

1.	First, Real World Data are data relating to patient health status and/or the delivery of health care routinely collected from a variety of sources. Real World Data is aggregated and transformed, such as through OneMedNet’s robust analytics. Real World Data are the data relating to patient health status and/or the delivery of health care routinely collected from a variety of sources. There are many different types, sources and uses of Real World Data, for example:

●	Clinical Data - For example, clinical data from EHR and case report forms (“eCRF”) including biopsies and other pathology tests, diagnostic imaging, social determinants of health, cancer organoids, which provide patient demographics, family history, comorbidities, procedure and treatment history, and outcomes.

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●	Patient Generated Data - For example, patient-generated data from patient-reported outcome surveys, which data provide insights directly from the patient and help researchers understand what happens outside of clinic visits, procedures, and hospital stays.

●	Cost and Utilization Data (Qualitative Studies) - For example, cost and utilization data from claims and public datasets, which data provide information regarding healthcare services utilization, population coverage, and prescribing patterns.

●	Public Health Data - For example, public health data from various government data sources, which add critical information to enable stakeholders to best serve the needs of the populations they serve.

The availability of medical imaging in Real World Data such as that provided by OneMedNet is facilitated by the development of digital image analysis to increase the accuracy of diagnostics and conduct passive screening on large databases of medical images using AI algorithms such as those applied by OneMedNet. Algorithms can also help identify additional diagnostic tests of value from medical images with pathology.

Real World Evidence is the clinical evidence regarding the usage and potential benefits or risks of a medical product derived from analysis of Real World Data, as defined by the FDA. Real World Evidence can be generated by different study designs or analyses, including but not limited to randomized trials, including large simple trials, pragmatic trials, and observational studies (prospective and/or retrospective). The difference in Real World Evidence and Real World Data focuses on the end use case. Real World Data can take the form of claims, EHR, labs, data etc. Often this insight is used to better understand a patient’s journey or a natural history of a disorder (how does a disease progress if left untreated.)

Real World Evidence in contrast builds upon many of these data sets and prepares them for submission, as part of regulatory review such as to the FDA or the European Medicines Agency (“EMA”), for example, in support of a customer’s clinical trial application. When data and, in particular, imaging data is submitted to the FDA, the agency requires the following:

●	Guard against bias - evidence must align with the patient population being studied - expectations focus on the similar patient demographics, comorbidities, disease severity, etc.;

●	Traceability - confirm the chain of custody, the source of the data is known and can be validated if required; and

●	Go-forward basis - regulatory agencies seek evidence that aligns with the trial’s timeframe and, when possible, collect evidence that mirrors the clinical trial’s timeline.

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One area where Real World Evidence has been relied on heavily relates to oncology approvals. The FDA’s Oncology Center of Excellence presented an analysis of this at the American Society of Clinical Oncology in 2021, looking at oncology applications containing Real World Data and Real World Evidence. That analysis looked at 94 applications that were submitted from 2011–2020 and showed that inclusion of Real World Data to support regulatory decision-making has increased dramatically over that period. In 2020 alone, there were 28 submissions for oncology products that contained Real World Data. Outside of the oncology context, probably the most notable recent example of an approval relying on Real World Evidence is the FDA’s July 2021 approval of a new indication for Astella Pharma Inc.’s’ drug program (or tacrolimus) for the prevention of organ rejection in lung transplant patients. The approval there was based on a non-interventional study providing Real World Evidence of effectiveness. FDA’s press release announcing the approval noted that the approval was “significant because it reflects how a well-designed, non-interventional study relying on fit-for-purpose real-world data, when compared to a suitable control, can be considered adequate and well-controlled under FDA regulations.”

An additional recent approval of note was the FDA’s December 2021 approval of the supplemental BLA (Biological License Application) for Orencia® to prevent graft versus host disease. The application included data from a randomized clinical trial, with additional evidence of effectiveness provided by a registry-based clinical study that was conducted using Real World Data from the Center for International Blood and Marrow Transplant Research. That registry study analyzed outcomes of 54 patients treated with Orencia® for the prevention of graft versus host disease, in combination with standard immunosuppressive drugs, versus 162 patients treated with the standard immunosuppressive drugs alone and showed efficacy in that indication.

AI is employed in Real World Data to enhance data anomaly detection, standardization, and quality checking at the pre-processing stage. AI is expected to offer pharma and biotech companies the ability to increase meaningful Real World Evidence output, decrease time to insights, and make the most of the available vast data sources. A Real World Evidence technology platform that delivers smart data processing, analysis, and outcomes offers an unparalleled opportunity to capitalize on these computing advancements.

When used as part of an overall comprehensive Real World Evidence strategy, AI innovations can enhance drug development, improve patient treatment and access, and drive valuable new business opportunities.

In post-marketing studies, adverse events reporting is an area where AI is used, creating greater automation and efficiency in historical data sets. Techniques like natural language processing (“NLP”) enable AI to scan tens of thousands of records and quickly find adverse event details. AI-integrated analytics and automation provide access to crucial insights from historical clinical trial Real World Data and Real World Evidence, expanding end-to-end clinical trial capabilities:

●	Data ingestion - publicly/historically available Real World Data

●	Text extraction - NLP used to extract key entities from clinical trial documents

●	Data transformation & standardization - data standardization using pre-built models

●	AI model deployment - predicting trial design impacts on costs, feasibility, cycle times, and quality risk

AI is driving ground-breaking leaps in protein structure identification, and advances in regulations are providing healthcare research organizations with access to Real World Data to accelerate clinical trial processes. We believe that AI-enabled technologies have unparalleled potential to offer innovative trial design and collection, organizing, and analyzing the increasing amount of data generated by clinical trials. AI has many applications in clinical trials, both short and long-term. AI technologies make possible innovations crucial for transforming clinical trials, such as seamlessly combining Phases I and II, developing novel patient-centered endpoints, and collecting and analyzing Real World Data.

OneMedNet believes that AI tools also have wider benefits for hospitals and health systems. Professor Alexander Wong, University of Waterloo Canada Research Chair in AI and Medical Imaging, points out that AI benefits include the potential to ease the burden on radiology departments in terms of assessing scans and predicting upcoming demand for general hospital and intensive care beds, and demand for equipment such as respirators and ventilators, medicines, masks, and ventilator mouthpieces, as well as aiding workforce planning.

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Across a diverse set of imaging modalities, digital images typically include metadata and/or annotations that may include protected health information (e.g., patient name, date of birth). Although diagnostic images generally do not warrant the same level of privacy concerns as genomic data, researchers must also remove facial characteristics or other features that could identify a patient.

Digital image analysis can be used to support research and development by analyzing large volumes of tissue specimens or other medical images to run molecular screens that model biomarkers and treatment responses by transplanting a portion of a patient’s tumor into humanized mice or 3D tissue cultures derived from stem cells that resemble miniature organs. These models allow researchers to conduct controlled laboratory experiments that can inform treatment approaches and link predicted treatment response to actual clinical outcomes by linking this data to EHR, claims, and other sources of Real World Data. Similarly, preclinical studies can be informed by safety assessments conducted in animal models or studies of animal molecular biomarkers or anatomic abnormalities to minimize the burden on human study participants. Findings can also inform clinical trial optimization by stratifying participants according to predicted response and determining appropriate eligibility criteria.

2.	Second, Real World Evidence is the clinical evidence about the usage and potential benefits or risks of a medical product derived from analysis of Real World Data. Real World Evidence provides clinically-rich insights into what actually happens in everyday practice and why. The U.S. Federal Food, Drug, and Cosmetic Act of 1938 (“FD&C Act”) defines Real World Evidence as “data regarding the usage, or the potential benefits or risks, of a drug derived from sources other than traditional clinical trials.” In developing its Real World Evidence program, the FDA believes it is helpful to distinguish between the sources of Real World Data and the evidence derived from that data.

Evaluating Real World Evidence in the context of regulatory decision-making depends not only on the evaluation of the methodologies used to generate the evidence but also on the reliability and relevance of the underlying Real World Data; these constructs may raise different types of considerations. Real World Evidence refers to evidence about the risks and benefits of a product derived from analysis of the Real World Data. For example, the FDA has used Real World Data and Real World Evidence, derived from its Sentinel System, the largest multi-site distributed database in the world dedicated to medical product safety, for monitoring the safety of regulated products, in place of post-marketing studies. It has carried this out for nine potential safety issues involving five products.

Real World Evidence is the clinical evidence regarding the usage and potential benefits or risks of a medical product derived from analysis of Real World Data. Real World Evidence can be generated by different study designs or analysis, including but not limited to, randomized trials, including large simple trials, pragmatic trials, and observational studies (prospective and/or retrospective).

Unlike traditional clinical trials, where necessary data elements can be curated and collection mandated, the creation of Real World Evidence requires assessing, validating and aggregating various, often disparate, sources of data available through routine clinical practice. Real World Evidence is used by different stakeholders in many different ways.

●	It gives life sciences companies insight into how their drugs are being used.
●	It helps providers improve the delivery of care.
●	It enables regulatory authorities to monitor post-market safety and adverse events.
●	It helps payers assess outcomes from treatments.

From Real World Data to Real World Evidence

The creation of Real World Evidence requires a combination of high-powered analytics, a validated approach and a robust knowledge of available Real World Data sources (e.g., what data is captured within existing quality registries, what data can be captured through EHR and case report forms or claims, and which patient organizations capture data on relevant patient cohorts). This process includes several steps, which are summarized here:

1.	Defining a study protocol answering relevant clinical questions.

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2.	Defining which data elements can be collected from which Real World Data sources.

3.	Establishing data capture arrangements and protocols with existing Real World Data sources.

4.	Blending disparate data sources through probabilistic record matching algorithms.

5.	Validating and supplementing blended data through editable eCRFs.

6.	Defining and calculating clinically relevant outcomes and measures.

7.	Appropriately assessing and controlling for variability in data quality, availability and confounding patient factors affecting measured outcomes.

8.	Real World Evidence can provide a holistic view of patients that in many cases cannot be studied through traditional clinical trials.

Real World Evidence has been proven to fill a gap between research (what we learn) and everyday practice (what we do) in healthcare, and it creates a difference between what is expected to happen and what really happens. Driving measurable improvements in healthcare requires us all to be rooted in the reality of what actually happens before, during, and after clinical procedures, interventions, and office visits. Real World Evidence fills those gaps and documents the truth by establishing definitively what really happens when doctors treat a wide range of patients that do not look like the homogeneous patient groups in a clinical trial. Because of this, Real World Evidence serves many uses and provides many benefits across the healthcare ecosystem.

As more countries battle to contain healthcare costs, and as the population ages and the number of patients with chronic diseases increases, the need to remove inefficiencies and upgrade the delivery of coordinated care that improves outcomes is more pressing. At the same time, life sciences companies are facing tumultuous times. Industry globalization, the end of the blockbuster era, and an increasingly complex regulatory environment all add to the difficulty of bringing products to market. And across the board, companies are moving toward a patient-centric and outcome-focused model. In this environment, Real World Evidence can be transformative for the industry when Real World Data is combined with the right technology framework and the regulatory intelligence to make sense of it. As data is consumed across life sciences in different ways and by different stakeholders, it can provide valuable insights and “evidence” across the product life cycle. In addition, stakeholders across the healthcare ecosystem use this new knowledge to support decision-making and improve safety and effectiveness, and ultimately, patient outcomes.

Uses of Real World Evidence in Life Sciences, Among Regulators, Clinicians, Researchers and Healthcare Systems

According to repeated studies by Deloitte, the importance of Real World Evidence continues to rise as it promises to accelerate regulatory decision-making and support the approval of new indications for drugs already on the market. Life sciences, pharmaceutical and medical device companies are significant consumers of Real World Evidence because it can provide value across the entire product lifecycle from pre-trial design to clinical studies and trials to post-market surveillance. Medical product developers are using Real World Evidence to support clinical trial designs (e.g., large simple trials, pragmatic clinical trials) and observational studies to generate innovative, new treatment approaches.

Real World Evidence can be used to make clinical trials more effective and efficient, for example in patient recruitment or label extension. Real World Evidence gathered from other studies or from currently marketed products in a similar category, for example, can have a positive effect on the product portfolio by exposing positive side effects as new potential indications. The most famous example is Viagra, which was initially studied as a drug to lower blood pressure, but an unexpected side effect led to the drug ultimately being approved for erectile dysfunction.

The benefits of Real World Evidence derived from Real World Data are increasingly being recognized by regulatory authorities. The FDA released a framework for using Real World Evidence to support the process of drug regulation and submission. This is a major step toward recognizing that clinical trials, while still relevant, are not the only way to assess the efficacy and safety of a product. Indeed, the FDA is soon expected to conduct its first full post-market safety approval using only Real World Evidence.

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Real World Evidence is now accepted as a reliable source of information for regulatory decision making in certain circumstances. A primary rationale for the FDA to use Real World Evidence is to help support the approval of a new or extended use for a drug approved under the FD&C Act and to help support or satisfy post-approval study requirements, always with the condition that the data quality is up to the standard required. In a recent statement, the FDA even noted how new tools for capturing data in the post-market period, including more sophisticated use of Real World Data and Real World Evidence are providing new approaches to address important questions about the safety and benefits of new drugs in real world settings and that these approaches have the potential to do to so more rapidly and with greater efficiency than traditional methods.

Why Do We Need Real World Evidence?

There is a gap between research (what we learn) and everyday practice (what we do) in healthcare, and it creates a difference between what is expected to happen and what really happens. But it is what really happens that matters. Driving measurable improvements in healthcare requires us all to be rooted in the reality of what actually happens before, during, and after clinical procedures, interventions, and office visits. Real World Evidence is here to fill those gaps and root us in truth. It tells us what really happens when doctors treat a wide range of patients that don’t look like the homogeneous patient groups in a clinical trial. Because of this, Real World Evidence serves many uses and provides many benefits across the healthcare ecosystem.

Uses of Real World Evidence in Pharmaceutical and Device Companies

Pharmaceutical and medical device companies are major consumers of Real World Evidence, as it can provide value across the entire product lifecycle. Real World Evidence plays an important role for research across the product lifecycle for both pharmaceutical and device companies. It can inform pre-trial study design by helping researchers identify potential patients and create proper inclusion criteria for clinical trials. Much of medical innovation is driven by traditional clinical trials, where new pharmaceuticals and devices are rigorously studied and tracked before they can be sold and widely distributed.

Although clinical trials are incredibly important to determine the safety and efficacy of new technologies, when compared to Real World Evidence, they do have some limitations. For example, a traditional clinical trial can have strict inclusion criteria that make it challenging for providers to accurately extrapolate the results of a clinical trial to a broader population. Clinical trial participation is often limited by who the study administrators are able to recruit, and various demographics are often not able to participate. This again challenges the generalizability of clinical trial results across patient populations. Real World Evidence can help overcome the limitations of clinical trials by providing information about a broader cross-section of society. This can help clinicians, researchers, and industry partners better understand their products and how they work.

Once a product is approved and marketed, Real World Evidence assists pharmaceutical or medical device companies understand their products’ relative safety, effectiveness, value, off-label use and more. This post-market surveillance, or post-marketing surveillance, is valuable to stakeholders across the healthcare industry.

The AI-enabled patient enrichment and recruitment process can improve suitable cohorts and increase clinical trial effectiveness, data management, analysis, and interpretation of multiple Real World Data sources, including EHR and medical imaging data. This presents a unique opportunity for NLP to perform the sophisticated analysis necessary to combine genomic data with electronic medical records (“EMR”) and other patient data, present in various locations, owners, and formats - from handwritten paper copies to digital medical images - to surface biomarkers that lead to endpoints that can be more efficiently measured, and thereby identify and characterize appropriate patient subpopulations. AI-enabled systems can help to improve patient cohort composition and aid with patient recruitment.

AI technologies can help biopharma companies identify target locations, qualified investigators, and priority candidates and collect and collate evidence to satisfy regulators that the trial process complies with good clinical practice requirements. One of the most important elements of a clinical trial is a selection of high-functioning investigator sites. Site qualities such as resource availability, administrative procedures, and experienced clinicians with in-depth knowledge and understanding of the disease can shape study timelines and data quality, accuracy, completeness, and consistency.

AI integrated clinical trial programs can help monitor and manage patients by automating Real World Data capture, sharing data across systems, and digitalizing standard clinical assessments. AI technologies and wearable technologies can help enable continuous patient monitoring and generate real-time insights into the safety and effectiveness of treatment while predicting the possible risk of dropouts, thereby enhancing patient engagement and retention. To comply with trial adherence criteria, patients must keep detailed records of their medication intake and other data points related to their bodily functions, response to medication, and daily protocols. This can be an overwhelming and tedious task, leading to 40% of patients becoming non-adherent after 150 days into a clinical trial. Wearable devices/sensors and video monitoring are used to collect patient data automatically and continuously, thereby relieving the patient of this task. In combination with wearable technology, AI techniques offer new approaches to developing real-time, power-efficient, mobile, and personalized patient monitoring systems.

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Among regulators, clinicians, academic researchers and healthcare systems, the reliance on curated Real World Evidence has grown significantly because of the value it can provide, which is unique relative to each parties’ objectives and mandates. It also helps that the FDA has also sharpened its focus on Real World Data and Real World Evidence. For example, in late 2022, the FDA published proposed guidance related to data standards for product submissions with Real World Data and also weighed in on the use of Real World Data and Real World Evidence to support regulatory decision-making for drugs and biological products with specific advice for data from EHR and medical claims. In addition, the FDA uses Real World Data and Real World Evidence to monitor post-market safety and adverse events and to make regulatory decisions. The health care community is using these data to support coverage decisions and to develop guidelines and decision support tools for use in clinical practice.

AI with deep-learning capability is also helpful in organizing and translating a vast amount of structured and unstructured data to Real World Evidence. The human mind can possibly manage 4-5 variables; therefore, AI-enabled data mapping and integration and their normalization into a common data model according to disease pathway and workflow will likely be useful for both quality management in clinical trials and generating meaningful insight for human disease by providing a broader perspective based on Real World Data.

Market Size

The global Real World Evidence solutions market size was estimated at USD $2.6 billion in 2023 and is expected to grow at a compound annual growth rate (CAGR) of 7.4% from 2024 to 2030. The market growth is driven by rising demand for enhanced Real World Evidence capabilities within the life science industry, reflecting an increasing market shift from volume to value-based care. Advancements in data analytics and Real World Evidence contribute to supporting regulatory compliance, research, and solution development efforts in medical device and life sciences organizations. For instance, the increased demand for Real World Evidence solutions is prompting players to introduce new products, fostering market growth. In October 2023, Maxis Clinical Sciences launched Real World Evidence Solutions, providing diverse Real World Data capture and analysis to improve clinical research and care.

Government initiatives supporting Real World Evidence programs, evolving regulations, and actionable Real World Data enable organizations to conduct outcomes-based analyses, contributing to the overall market expansion. For instance, in December 2022, the FDA launched the Real World Evidence Program. This program aims to raise awareness that Real World Evidence can support regulatory decisions, identify approaches for generating Real World Evidence to meet post-approval study requirements or effectiveness labeling and develop agency processes that foster consistent decision-making and shared learning regarding Real World Evidence.

The COVID-19 pandemic further accelerated the adoption of Real World Evidence solutions, with governments collaborating with market players to implement these solutions. For instance, in June 2021, ConcertAI and the FDA initiated a five-year collaborative research program, Evaluation of Real World Outcomes and Safety in the Treatment of Cancer. The partnership leverages ConcertAI’s oncology Real World Data and advanced AI technology solutions to generate Real World Evidence for various clinical and regulatory use cases.

Real World Evidence solutions services allow pharmaceutical companies and healthcare providers as well as payers by providing efficient management of operations and accelerating the process of drug development and its approval, which fuels market growth. Support from regulatory bodies for using Real World Evidence solutions and an increase in research and development spending are anticipated to boost market growth.

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The Real World Evidence solution providers are increasingly forming strategic partnerships with AI solution providers to offer integrated solutions. For instance, in April 2023, ConcertAI, a player in AI SaaS technology and Real World Evidence solutions for healthcare and life sciences, partnered with PathAI, an AI-powered pathology provider, to introduce a first-in-class quantitative histopathology and curated clinical Real World Data solution. This collaboration integrates ConcertAI’s Patient360 and RWD360 products with PathAI’s PathExplore tumor microenvironment panel. Based on end user, the global Real World Evidence solutions market is segmented into pharmaceutical, biotechnology, and medical device companies; healthcare payers; healthcare providers; and other end-users (academic research institutions, patient advocacy groups, regulators, and health technology assessment agencies). The large share of this segment is primarily attributed to the increasing importance of Real World Evidence studies in drug development and approvals and the growing need to avoid costly drug recalls and assess drug performance in real world settings.

With the growing need for evidence generated from Real World Data, the increasing importance of epidemiological data in decision making, and a shift from volume to value-based care, there has been an increased focus on patient registries, a rise in the adoption of EMR in hospitals, and exponential growth in mobile health data and social media, which have resulted in the generation of huge amounts of medical data. In 2021, the real world datasets segment is estimated to account for the larger share of 51.2% of the global Real World Evidence solutions market. According to Coherent Market Insights, the global Real World Data market is estimated to be valued at $7.51 billion in 2024 and is expected to exhibit a CAGR of 9.1% during the forecast period (2024-2031).

Our Long-Term Growth Strategies

Our long-term growth strategy is anchored on the following key pillars:

●	Increase Global Reach to Meet Demand: Our strategy is to continue growing our global footprint into areas where we expect high demand growth in the global Real World Evidence solutions market, which is projected to grow from $2.62 billion in 2024 to $4.55 billion by 2030, at a CAGR of 8.2%. There is a rise in emphasis on evidence-based medicine that relies on Real World Evidence, which comes from Real World Data. Market players in healthcare industries, including regulators, healthcare providers, and payers are becoming more aware of the importance of using Real World Data for making informed decisions regarding comparative effectiveness, treatment effectiveness, cost-effectiveness, and safety. As a result, the demand for Real World Data solutions is increasing rapidly, which is further driving the growth of the market. Regulatory agencies such as EMA and the FDA are making use of Real World Evidence in regulatory decision-making processes. These regulatory authorities have frameworks and guidelines for using Real World Evidence and Real World Data in regulatory submissions, post-market surveillance, and drug approvals. As a result, the demand for Real World Data is rising, which in turn is expected to support growth of the market in the coming future. The use of Real World Evidence derived from Real World Data demonstrates value and cost-effectiveness of medical devices and drugs for healthcare technology assessment agencies and payers. With this Real World Evidence, market access becomes easier, and it also enables reimbursement negotiations. This further facilitates the inclusion of new therapies in the coverage of healthcare, which in turn creates major opportunities in the global market.

●	Innovate Our Commercial Approach to Drive Incremental Market Share: We intend to expand our sales network across the globe, while simultaneously building out our sales infrastructure. We intend to focus on our target markets, which include (i) Imaging AI; (ii) medical device companies; and (iii) pharmaceutical companies, as summarized here:

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●	Enhance and Refine Our Service Offering: Building on our customer-centric mindset throughout our development, curation and commercial processes, we plan to continue expanding and improving our service offering. As we continue to expand into additional geographies globally, we plan to build upon these three pillars:

●	Expand Our Product Offering: We plan to continually evaluate the benefits of expanding our portfolio into other high-growth, high-demand Real World Data and Real World Evidence solutions in the future.

Corporate Information

Data Knights was originally incorporated in Delaware on February 8, 2021 under the name “Data Knights Acquisition Corp” as a special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

On November 7, 2023, a subsidiary of Data Knights merged with and into OneMedNet Solutions Corporation (formerly named OneMedNet Corporation) (“Legacy ONMD”), with Legacy ONMD surviving as a wholly-owned subsidiary of Data Knights (the “Business Combination”). In connection with the Business Combination, Data Knights changed its name to “OneMedNet Corporation.”

We are located at 6385 Old Shady Oak Road, Suite 250, Eden Prairie, MN 55344 and reachable by telephone on 800-918-7189.

Legacy ONMD was incorporated in the State of Delaware on November 20, 2015. Its wholly-owned subsidiary, OneMedNet Technologies (Canada) Inc. (“ONMD Canada”), was incorporated on October 16, 2015 under the provisions of the Business Corporations Act of British Columbia. ONMD Canada’s functional currency is the Canadian dollar.

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Recent Developments

Private Placements

June 2025 Financing

On June 19, 2025, we entered into a securities purchase agreement with James Sixsmith (“Mr. Sixsmith”), pursuant to which we agreed to issue and sell to Mr. Sixsmith 3,390,923 shares of our Common Stock at a price of $0.42 per share and pre-funded warrants exercisable for 2,561,457 shares of our Common Stock at an exercise price of $0.42 per share. Mr. Sixsmith was required to prepay the exercise price for the pre-funded warrants, other than $0.0001 per share. The pre-funded warrants will be exercisable at any time after the date of issuance and will not expire. Mr. Sixsmith is entitled to receive dividends on the pre-funded warrants, if declared, on an as-if-converted-to-common-stock basis, and in the same form as dividends actually paid on shares of our Common Stock.

We received net proceeds of $2.5 million from the June 2025 private placement, after deducting an immaterial amount of offering expenses.

Subscription Agreements – Related Parties

On June 20, 2025, we entered into subscription agreements with Dr. Thomas Kosasa and Dr. Jeffrey Yu, pursuant to which we agreed to issue 1,190,476 and 1,666,667 shares of our Common Stock, respectively, at a price of $0.42 per share.

On August 29, 2025, we entered into another subscription agreements with Dr. Thomas Kosasa, pursuant to which we agreed to issue 581,395 shares of our Common Stock, at a price of $0.86 per share.

We received net proceeds of approximately $1.7 million from these subscription agreements, after deducting an immaterial amount of offering expenses.

Debt Reductions

On June 17, 2025 and June 19, 2025, the holders of Pre-Closing PIPE Notes delivered notices to the Company of their respective elections to convert an aggregate of $1.7 million of outstanding principal and accrued interest (carrying amount of $0.5 million at the time of conversion) under the PIPE Notes (the “PIPE Notes Conversion”). Under the PIPE Notes Conversion, we issued an aggregate of 1,453,174 shares of Common Stock in full satisfaction of the PIPE Notes. The PIPE Notes were converted pursuant to their terms at a conversion price of $1.14 per share.

Between June and July 2025, we negotiated and settled certain trade payables and other amounts owed by the Company representing an aggregate of approximately $6.3 million of current liabilities as reflected on the Company’s consolidated balance sheets as of December 31, 2024, which amount includes the settlement of approximately $3.3 million of deferred underwriter fees payable to EF Hutton (the “Settlements”).

We entered into a letter agreement, dated May 19, 2025, with Slickage (the “Slickage Agreement”) to settle $177,500 of trade accounts payable owed by the Company to Slickage through the issuance of 250,000 shares of Common Stock to Slickage (the “Slickage Shares”), representing a conversion price of $0.71 per share. Pursuant to the Slickage Agreement, we agreed to register for resale the Slickage Shares on our registration statement declared effective by the SEC on July 24, 2025.

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On June 19, 2025, we entered into agreements with Dr. Kosasa and Dr. Yu to convert an aggregate of approximately $3.3 million of outstanding principal and accrued interest under certain shareholder loans and business combination extension loans (collectively, the “Loans”) made by Dr. Kosasa and Dr. Yu to the Company into an aggregate of 4,693,299 shares of Common Stock (the “Loan Conversions”). The Loans were converted at a conversion price of $0.71 per share. Pursuant to Loan Conversions, (i) Dr. Kosasa converted Loans with aggregate principal and accrued interest of approximately $3.6 million for 2,865,019 shares of Common Stock, and (ii) Dr. Yu converted Loans with aggregate principal and accrued interest of approximately $1.3 million for 1,828,280 shares of Common Stock. The shares of Common Stock issued under the Loan Conversions were issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act.

On June 19, 2025, Dr. Kosasa delivered notice to the Company of his election to convert in full the amounts of outstanding principal under certain convertible shareholder loans (the “Kosasa Convertible Loans”) previously made by Dr. Kosasa to the Company, in an aggregate principal amount of approximately $1.6 million, converting into an aggregate of 2,123,424 shares of Common Stock (the “Kosasa Convertible Loan Conversions”). The Kosasa Convertible Loans were converted pursuant to their terms at a conversion price of $0.7535 per share. The shares of Common Stock delivered to Dr. Kosasa upon the Kosasa Convertible Loan Conversions were delivered in full satisfaction of amounts owed to Dr. Kosasa under the Kosasa Convertible Loans.

Overall, between May and July of 2025, as reflected above, the Company settled or converted an aggregate of approximately $11.9 million of current liabilities of the Company in connection with the Settlements, the Loan Conversions, the Kosasa Convertible Loan Conversions and the PIPE Notes Conversions, representing a 62% reduction in the Company’s total liabilities outstanding as of December 31, 2025.

Government Regulation

Many aspects of our businesses are regulated by federal and state laws, rules and regulations. Accordingly, we maintain a robust compliance program aimed at ensuring we operate our business in compliance with all existing legal requirements material to the operation of our businesses. There are, however, occasionally uncertainties involving the application of various legal requirements, the violation of which could result in, among other things, fines or other sanctions. See “Risk Factors” for additional detail.

Regulation of Patient Information. Our information management services relate to the processing of information regarding patient diagnosis and treatment of disease and are, therefore, subject to substantial governmental regulation. In addition, the confidentiality of patient-specific information and the circumstances under which such patient-specific records may be released for inclusion in our databases or used in other aspects of our business is heavily regulated. Federal, state and foreign governments are contemplating or have proposed or adopted additional legislation governing the possession, use and dissemination of personal data, such as personal health information and personal financial data, as well as security breach notification rules for loss or theft of such data. Additional legislation or regulation of this type might, among other things, require us to implement additional security measures and processes or bring within the legislation or regulation deidentified health or other data, each of which may require substantial expenditures or limit our ability to offer some of our services.

In particular, personal health information is recognized as a special, sensitive category of personal information, subject to additional mandatory protections. Violations of data protection regulations are subject to administrative penalties, civil money penalties and criminal prosecution, including corporate fines and personal liability.

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Data Privacy

Certain of our operations are subject to regulation under the administrative simplification provisions of HIPAA. Federal regulations related to HIPAA contain minimum standards for electronic transactions and code sets and for the privacy and security of protected health information. Patient health information is among the most sensitive of personal information, and it is critically important that information about an individual’s healthcare is properly protected from inappropriate access, use and disclosure. Real World Evidence - information that allows us to examine actual practices and outcomes - is essential to increase access to care, improve outcomes, and lower costs.

OneMedNet uses a wide variety of privacy-enhancing technologies and safeguards to protect individual privacy while generating and analyzing information on a scale that helps healthcare stakeholders identify disease patterns and correlate with the precise treatment path and therapy needed for better outcomes. We employ a wide variety of methods to manage privacy requirements, including:

●	governance, frameworks, models and training to promote good decision making and accountability;

●	a layered approach to privacy and security management to avoid a single point of failure;

●	ongoing evaluation of privacy and security practices to promote continuous improvement;

●	use of technical, administrative, physical and organizational safeguards and controls;

●	collaboration with data suppliers and trusted third parties for our syndicated market research and analytics offerings to remove identifiable information or employ effective encryption or other techniques to render information non-identified before data is delivered to us; and

●	work with leading researchers, policy makers, thought leaders and others in a variety of fields relevant to the application of effective privacy and security practices, including statistical, epidemiological and cryptographic sciences, legal, information security and compliance, and privacy.

We have relied on expertise in the industry with de-identifying data. Our capabilities allow us to render data non-identified while still maintaining data utility, thus protecting privacy while still advancing innovation. Not only do we make use of de-identification techniques with respect to the data we hold, but we also share our expertise in this area with policymakers, regulators and others to help them understand de-identification methodologies and practical considerations to avoid re-identification risk. We operate in more than 100 countries around the world, many of which have data protection and privacy laws and regulations based on similar core principles (e.g., openness, accountability, security safeguards, etc.). We apply those principles globally and augment our practices to address local laws, contractual obligations and other data privacy requirements.

Our Compliance team, led by our Chief Compliance Officer, is comprised of privacy professionals and privacy law experts who drive our strategy and develop and manage our policies and standards. The Compliance team provides subject matter expertise related to the proper management of all data types. In addition, our Compliance team liaises with our Legal, Information Technology, Information Security and other teams so that privacy requirements are addressed in technology, contracting, offerings and other business activities.

The OneMedNet Privacy Policy is our foundational privacy policy. It explains how, when applicable, we collect, hold, use and disclose personal information, including that of our personnel, consumers, healthcare professionals, patients, medical research subjects, clinical investigators, customers, suppliers, vendors, business partners and investors.

Regulatory Quality Compliance (FDA 21 CFR Part 11)

OneMedNet provides high-quality, de-identified, regulatory-grade imaging and clinical data; as such OneMedNet adheres to all applicable local and Federal regulatory quality requirements, including but not limited to FDA 21 CFR Part 11. OneMedNet maintains a rigorous and ongoing internal quality management system to enable the organization to produce high quality regulatory compliant clinical data for our clients and consumers. This program includes:

●	Ongoing internal audits, policy reviews, and procedure testing to ensure validation, audit trails, legacy systems, and record handling and retention adhere to the latest regulatory guidelines and best practices; and

●	Regular third-party or client-initiated external audits to assess the compliance of OneMedNet to ensure operations are in accordance with the applicable regulations, standards, policies, and standard operating procedures.

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Human Capital Resources

Our workforce is comprised of approximately 23 employees (as of December 31, 2025), including approximately 1 part-time employee (references herein to “employees” include to the employees of our subsidiaries). Our Board of Directors and its committees oversee human capital matters through regular reporting from management and advisors.

Compensation and Benefits

We provide competitive compensation and benefits programs to help meet the needs of our employees. In addition to salaries, these programs (which vary by location of the employee) include a 2022 Stock Option Plan, health care and insurance benefits, health savings and flexible spending accounts, paid time off, family leave, family care resources, and employee assistance programs, among many others.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined JOBS Act enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);
●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Available Information

We file with, or furnish to, the SEC reports, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports pursuant to Section 13(a) or 15(d) of the Exchange Act. These reports are available free of charge via EDGAR through the SEC website (www.sec.gov) and are also available free of charge on our corporate website (https://www.onemednet.com) as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. The foregoing website addresses are provided as inactive textual references only. The information provided on our website (or any other website referred to in this Annual Report) is not part of this report and is not incorporated by reference as part of this Annual Report.

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Item 1A. Risk Factors

An investment in our securities involves a high degree of risk. The risks and uncertainties we have described in this Annual Report are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition, and results of operations. We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause.

You should carefully consider the following risks, as well as the other information contained in this Annual Report, including our historical financial statements and related notes included elsewhere in this Annual Report. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our Common Stock and warrants. Refer to “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Our Business

We have a history of operating losses and may never achieve profitability in the future.

We have experienced net losses in each annual period since inception. We generated net losses of $2.8 million and $10.1 million for the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025, we had an accumulated deficit of approximately $104.4 million.

We expect to continue to incur significant losses in the development, marketing, sale and delivery of our services. If we do not grow our revenues or if we lose existing customers, we expect to continue to incur losses from operations for the foreseeable future. Because of the numerous risks and uncertainties associated with the development, marketing, sale and delivery of our iRWDTM services, we may experience larger than expected future losses and may never become profitable. Moreover, there is a substantial risk that we may not be able to successfully commercialize our iRWDTM services, which would make it unlikely that we would ever achieve profitability.

OneMedNet believes it has demonstrated its quality and responsiveness in clinical imaging and curation of Real-World Data based upon success in compiling one of the largest networks of imaging centers (comprised of hospitals, imaging centers and clinics) throughout the United States covering more than 31 million Patient Records to date. On the global front, OneMedNet works with hospitals and life science companies around the world including in Ireland, United Kingdom, The Netherlands, Denmark, Germany, Canada and South Korea and growing. We base these claims on our understanding of our competition in the United States and globally. However, if we were to lose these relationships with our network of imaging centers or lose our customers or our competitors’ technology surpasses ours, our competitors could claim a greater market share domestically or abroad, which could reduce our growth and our profits, which could harm our business, financial position, results of operations and prospects.

The report of our independent registered public accounting firm for the fiscal years ended December 31, 2025 and 2024 contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern.

As stated above, we have experienced net losses in each annual period since inception. We generated net losses of $2.8 million and $10.1 million for the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025, we had an accumulated deficit of approximately $104.4 million. Our independent registered accounting firm has included an explanatory paragraph in its report expressing substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate cashflows from operations and obtain financing. We intend to continue funding our operations through equity and debt financing arrangements, which may be insufficient to fund our capital expenditures, working capital and other cash requirements in the long term. There can be no assurance that the steps management is taking will be successful.

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We may encounter difficulties in managing our attempted growth of our business, which could negatively impact our operations.

As we expand, market, sell and deliver our service offerings, we anticipate that we will need to increase our service development, sales and marketing and administrative headcount. Such an evolution may impact our strategic focus and our deployment and allocation of resources. Our ability to manage our operations and growth effectively depends upon the continual improvement of our procedures, reporting systems and operational, financial and management controls. We may not be able to implement administrative and operational improvements in an efficient or timely manner and may discover deficiencies in existing systems and controls. If we do not meet these challenges, we may be unable to execute our business strategies and may be forced to expend more resources than anticipated addressing these issues.

We may acquire additional technology and complementary businesses in the future. Acquisitions involve many risks, any of which could materially harm our business, including the diversion of management’s attention from core business concerns, failure to effectively exploit acquired technologies, failure to successfully integrate the acquired business or realize expected synergies or the loss of key employees from either our business or the acquired businesses.

We may be unable to execute our business objectives and growth strategies successfully or sustain our growth and, as a result, this could have a material adverse effect on our operating results.

The highly complex nature of our industry requires that we effectively execute and manage our business objectives and growth strategies, such as expanding our marketing and commercialization of our services in the U.S. and internationally, adding new customers, and increasing our service delivery capacity. However, we may not be able to execute these strategies as effectively as anticipated. Our ability to execute on these strategies depends on a number of factors, including, without limitation:

●	our ability to obtain adequate capital resources to execute our growth plans;

●	our ability to hire, train and retain skilled managers and personnel, including quality and production personnel, and marketing and commercial specialists;

●	our ability to protect our existing and new services by registering and defending our intellectual property rights; and

●	Our ability to successfully continue to add provider partners to the platform; and
●	our ability to successfully add new customers.

To the extent we are unable to execute our growth strategies in accordance with our expectations, this could have a material adverse effect on our business, financial condition, and future results of operations.

The Real World Data and Real World Evidence business market continues to evolve and is highly competitive, and we may not be successful in competing in this industry or establishing and maintaining confidence in our long-term business prospects among current and future partners and customers.

The Real World Data and Real World Evidence business market in which we compete continues to evolve and is highly competitive. To date, we have focused our efforts on our expertise in clinical imaging innovation solutions that connect healthcare providers and patients and satisfy a crucial need for the life sciences. We offer direct access to clinical images and associated contextual patient records. OneMedNet proved the commercial and regulatory viability of iRWDTM, a promising emerging market, that exactly matches OneMedNet’s life science partners’ case selection protocol. OneMedNet has the immediate ability to quickly search and extensively curate multi-layer data from a federated group of healthcare facilities and to provide fast access to curated medical images that has proved the commercial and regulatory viability of imaging Real World Data and covers the complete value chain in imaging Real World Data, validated by an increasing federated network of providers. However, Real World Data and Real World Evidence has been increasingly adopted, and our current competitors have, and future competitors may have, greater resources than we do and may also be able to devote greater resources to the development of their current and future technologies. These competitors also may have greater access to customers and may be able to establish cooperative or strategic relationships amongst themselves or with third parties that may further enhance their resources and competitive positioning.

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Developments in improvements in Real World Data and Real World Evidence curation by competitors may materially adversely affect the sales, pricing and gross margins of our business. If a competing technology or process is developed that has superior operational or price performance, our business will be harmed. Similarly, if we fail to accurately predict and ensure that our Real World Data and Real World Evidence offering can address customers’ changing needs or emerging technological trends, or if our customers fail to achieve the benefits expected from our Real World Data and Real World Evidence offering, our business will be harmed.

We must continue to commit resources to develop our Real World Data and Real World Evidence technology in order to establish a competitive position, and these commitments will be made without knowing whether such investments will result in products potential customers will accept. There is no assurance we will successfully identify new customer requirements, develop and bring our Real World Data and Real World Evidence to market on a timely basis, or that products and technologies developed by others will not render our Real World Data and Real World Evidence obsolete or noncompetitive, any of which would adversely affect our business and operating results.

If we are unable to attract and retain key employees and qualified personnel, our ability to compete could be harmed.

We depend on the talents and continued efforts of our senior management and key employees. The loss of members of our management or key employees may disrupt our business and harm our results of operations. Further, our ability to manage further expansion will require us to continue to attract, motivate and retain additional qualified personnel. Competition for this type of personnel is intense, and we may not be successful in attracting, integrating and retaining the personnel required to grow and operate our business effectively. There can be no assurance that our current management team or any new members of our management team will be able to successfully execute our business and operating strategies.

A material breach in security relating to the Company’s information systems and regulation related to such breaches, cyber-attacks, or other disruptions could adversely affect the Company, expose us to liability and affect our business and reputation.

Information security risks have generally increased in recent years, in part because of the proliferation of new technologies and the use of the Internet, and the increased sophistication and activity of organized crime, hackers, terrorists, activists, cybercriminals and other external parties, some of which may be linked to terrorist organizations or hostile foreign governments. Cybersecurity attacks are becoming more sophisticated and include malicious software, ransomware, attempts to gain unauthorized access to data and other electronic security breaches that could lead to disruptions in critical systems, unauthorized release of confidential or otherwise protected information and corruption of data, substantially damaging the Company’s reputation. Any person who circumvents the security measures could steal proprietary or confidential information or cause interruptions in the Company’s operations.

We are increasingly dependent on our information technology systems and infrastructure for our business. We, our collaborators and our service providers collect, store, and transmit sensitive information including intellectual property, proprietary business information, and personal information in connection with our business operations. The secure maintenance of this information is critical to our operations and business strategy. Some of this information could be an attractive target of criminal attack by third parties with a wide range of motives and expertise, including organized criminal groups, “hacktivists,” disgruntled current or former employees, nation-state and nation-state supported actors, and others. Cyber-attacks are of ever-increasing levels of sophistication, and despite our security measures, our information technology and infrastructure may be vulnerable to such attacks or may be breached, including due to employee error or malfeasance.

We have implemented information security measures to protect our systems, proprietary information, and sensitive data against the risk of inappropriate and unauthorized external use and disclosure and other types of compromise. However, despite these measures, and due to the ever-changing information cyber-threat landscape, we cannot guarantee that these measures will be adequate to detect, prevent or mitigate security breaches and other incidents and we may be subject to data breaches through cyber-attacks, malicious code (such as viruses and worms), phishing attacks, social engineering schemes, and insider theft or misuse. Any such breach could compromise our networks, and the information stored there could be accessed, modified, destroyed, publicly disclosed, lost or stolen. If our systems become compromised, we may not promptly discover the intrusion.

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Any security breach or other incident, whether real or perceived, could cause us to suffer reputational damage. Such incidents could result in costs to respond to, investigate and remedy such incidents, notification obligations to affected individuals, government agencies, credit reporting agencies and other third parties, legal claims or proceedings, and liability under our contracts with other parties and federal and state laws that protect the privacy and security of personal information. The Company’s failure to prevent security breaches, or well-publicized security breaches affecting the Internet in general, could significantly harm the Company’s reputation and business and financial results.

If we are unable to adequately protect or expand our intellectual property related to our current or future products, our business prospects could be harmed.

Our success, competitive position and future revenues will depend in part on our ability to obtain and maintain intellectual property protection for our products, methods, processes and other technologies, to preserve our trade secrets, to prevent third parties from infringing on our proprietary rights and to operate without infringing the proprietary rights of third parties.

We will be able to protect our proprietary intellectual property rights from unauthorized use by third parties only to the extent that our proprietary rights are effectively maintained as trade secrets. Our industry involves complex legal and factual questions, and, therefore, we cannot predict with certainty whether we will be able to ultimately enforce our proprietary intellectual property rights. Therefore, any intellectual property rights that may be challenged, invalidated or circumvented, and may not provide us with the protection against competitors that we anticipate. The degree of future protection for our proprietary intellectual property rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage.

If we fail to comply with the extensive legal and regulatory requirements affecting the health care industry, we could face increased costs, penalties and a loss of business.

Our activities, and the activities of our collaborators, partners and third-party providers, are subject to extensive government regulation and oversight both in the United States and in foreign jurisdictions. The FDA and comparable agencies in other jurisdictions directly regulate many of our most critical business activities, including product manufacturing, advertising and promotion, product distribution, adverse event reporting and product risk management. States increasingly have been placing greater restrictions on the marketing practices of healthcare companies and have instituted pricing disclosure and other requirements for companies in the health sciences industry. In addition, health sciences companies have been the target of lawsuits and investigations alleging violations of government regulations, including claims asserting submission of incorrect pricing information, improper promotion of products, payments intended to influence the referral of federal or state healthcare business, submission of false claims for government reimbursement, antitrust violations, violations of the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and similar anti-bribery or anti-corruption laws, or violations related to environmental matters. There is also enhanced scrutiny of company-sponsored patient assistance programs, including insurance premium and co-pay assistance programs and donations to third-party charities that provide such assistance. Violations of governmental regulation by us, our customers, and our partners may be punishable by criminal and civil sanctions, including damages, fines and penalties and exclusion from participation in government programs. Actions taken by federal or local governments, legislative bodies and enforcement agencies with respect to these legal and regulatory compliance matters could also result in reduced demand for our products. We cannot ensure that our compliance controls, policies, and procedures will in every instance protect us from acts committed by our employees, collaborators, partners or third-party providers that would violate the laws or regulations of the jurisdictions in which we operate. Whether or not we have complied with the law, an investigation into alleged unlawful conduct could increase our expenses, damage our reputation, divert management time and attention and adversely affect our business, and any settlement of these proceedings could result in significant payments by us. Risks relating to compliance with laws and regulations may be heightened as we continue to expand our global operations, which may result in additional regulatory burdens and obligations.

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Our collection, use, and disclosure of personal information is subject to U.S. state and federal privacy and security regulations, and our failure to comply with those regulations or to adequately secure the information we hold could result in significant liability or reputational harm.

The privacy and security of personal information stored, maintained, received, or transmitted, including electronically, is a major issue in the U.S. and abroad. Numerous federal and state laws and regulations, including state privacy, data security and breach notification laws, federal and state consumer protection and employment laws, the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and the Genetic Information Nondiscrimination Act of 2008, govern the collection, dissemination, use, and confidentiality of personal information, including genetic, biometric, and health information. These laws and regulations are increasing in complexity and number, may change frequently, and sometimes conflict. Penalties for violations of these laws vary but can be severe.

While we strive to comply with all applicable privacy and security laws and regulations, including our own posted privacy policies, these laws and regulations continue to evolve, and any failure or perceived failure to comply may result in proceedings or actions against us by government entities or others or could cause us to lose customers, which could have a material adverse effect on our business. Recently, there has been an increase in public awareness of privacy issues in the wake of revelations about the data collection activities of various government agencies and in the number of private privacy-related lawsuits filed against companies. Concerns about our practices with regard to the collection, use, retention, disclosure, or security of personal information or other privacy-related matters, even if unfounded and even if we are in compliance with applicable laws, could damage our reputation and harm our business.

Our operations could be damaged or adversely affected as a result of natural disasters and other catastrophic events.

Our operations could be adversely affected by events outside of our control, such as natural disasters, wars, health epidemics such as the COVID-19 pandemic, and other calamities. We cannot assure you that any backup systems will be adequate to protect us from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events. Any of the foregoing events may give rise to interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide services. The impact of recent changes to United States trade policy, particularly as it relates to our workforce in Canada, may have a negative effect on our business if access to our platform in the United States is restricted for support and ongoing maintenance.

Our ability to utilize our net operating loss and tax credit carryforwards to offset future taxable income may be subject to certain limitations.

In general, under Section 382 of the Internal Revenue Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to use its pre-change net operating loss carryforwards (“NOLs”) to offset future taxable income. An “ownership change” is generally defined as a greater than 50 percentage point change (by value) in its equity ownership by certain stockholders over a three-year period. If we have experienced an ownership change at any time since our incorporation, we may already be subject to limitations on our ability to utilize our existing NOLs and other tax attributes to offset taxable income or tax liability. In addition, the Business Combination and future changes in our stock ownership, which may be outside of our control, may trigger an ownership change. Similar provisions of state tax law may also apply to limit our use of accumulated state tax attributes. As a result, even if we earn net taxable income in the future, our ability to use these or our pre-change NOL carryforwards and other tax attributes to offset such taxable income or tax liability may be subject to limitations, which could potentially result in increased future income tax liability to us. The Company has not yet conducted a formal study of whether, or to what extent, past changes in control of the Company impacts its ability to utilize NOL carryforwards because such NOL carryforwards cannot be utilized until the Company achieves profitability.

There is also a risk that changes in law or regulatory changes made in response to the need for some jurisdictions to raise additional revenue to help counter the fiscal impact from unforeseen reasons, including suspensions on the use of net operating losses or tax credits, possibly with retroactive effect, may result in our existing net operating losses or tax credits expiring or otherwise being unavailable to offset future income tax liabilities.

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We are subject to many hazards and operational risks that can disrupt our business, some of which may not be insured or fully covered by insurance.

Our operations are subject to many hazards and operational risks inherent to our business, including: (a) general business risks; (b) warranty liability; and (c) damage to third parties (e.g., our vendors), our infrastructure or properties caused by fires, floods and other natural disasters, power losses, telecommunications failures, terrorist attacks, riots, cyberattacks, public health crises such as the COVID-19 pandemic (and other future pandemics or epidemics), human errors and similar events. As a result of the COVID-19 outbreak, or similar pandemics, we have and may in the future experience disruptions that could severely impact our business and the business of our customers.

Our insurance coverage may be inadequate to cover our liabilities related to such hazards or operational risks. For example, we do not currently maintain cybersecurity insurance and our insurance providers may take the position that our coverage, under present circumstances, does not extend to business interruptions. In addition, we may not be able to maintain adequate insurance in the future at rates we consider reasonable and commercially justifiable, and insurance may not continue to be available on terms as favorable as our current arrangements. The occurrence of a significant uninsured claim or a claim in excess of the insurance coverage limits maintained by us could have a material adverse effect on our business, financial condition and results of operations.

We are subject to risks related to holding bitcoin, the price of which has been, and will likely continue to be, highly volatile

We began strategically investing in bitcoin during 2024 and may use our cash and cash equivalents to purchase more bitcoin in the future. Bitcoin is a highly volatile asset that has traded below $75,000 per bitcoin and above $124,000 per bitcoin during 2025. In addition, bitcoin does not pay interest or other returns and so the ability to generate a return on investment in bitcoin will largely depend on whether there is appreciation in the market price of bitcoin following our purchases of bitcoin.

Purchasing bitcoin exposes us to various risks, including the following:

●	Bitcoin is a highly volatile asset, and fluctuations in the price of bitcoin may influence our financial results and the market price of our common shares;
●	bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty;
●	our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to bitcoin holdings;
●	due to the unregulated nature and lack of transparency surrounding the operations of many bitcoin trading venues, bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in bitcoin trading venues and adversely affect the value of the bitcoin we own;
●	the emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of bitcoin and adversely affect our business;
●	bitcoin holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents;
●	if we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our bitcoin and our financial condition and results of operations could be materially adversely affected;
●	we may face risks relating to the custody of bitcoin, including the loss or destruction of private keys required to access our bitcoin and cyberattacks or other data loss relating to our bitcoin; and
●	regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940 and could adversely affect the market price of bitcoin and the market price of our common shares.

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Risks Related to Our Common Stock

Our Common Stock may be subject to extreme volatility.

The trading price of our Common Stock may be subject to extreme volatility. We cannot predict the magnitude of future fluctuations in the trading price of our Common Stock. The trading price of our Common Stock may be affected by a number of factors, including events described in this section entitled, “Risk Factors” and in our other periodic reports filed with the SEC from time to time, as well as our operating results, financial condition and other events or factors. Any of the factors listed below could have a material adverse effect on your investment in our securities. Factors affecting the trading price of our securities may include:

●	announcements by us or our competitors regarding technical developments and levels of performance achieved by our or their Real World Data and Real World Evidence offering;
●	announcements by us regarding developments in our relationship with existing and future key customers;
●	our ability to bring our products and technologies to market on a timely basis, or at all;
●	our operating results or development efforts failing to meet the expectation of securities analysts or investors in a particular period;
●	Actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;
●	changes in the market’s expectations about our operating results or the Real World Data and Real World Evidence industry;
●	success of competitors’ actual or perceived development efforts;
●	changes in financial estimates and recommendations by securities analysts concerning the Company or the Real World Data and Real World Evidence industry in general;
●	operating and share price performance of other companies that investors deem comparable to the Company;
●	disputes or other developments related to proprietary rights, including patents, litigation matters and our ability to obtain intellectual property protection for our technologies;
●	changes in laws and regulations affecting our business;
●	our ability to meet compliance requirements;
●	commencement of, or involvement in, litigation involving the Company;
●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;
●	the volume of shares of Common Stock available for public sale;
●	the level of demand for our Common Stock, including the amount of short interest in our Common Stock;
●	any major change in our Board of Directors or management;
●	sales of substantial amounts of shares of our Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur;
●	the expiration of contractual lock-up agreements with our executive officers, directors and certain stockholders, which we have entered into and may enter into in the future from time to time; and
●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and the Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to the Company could depress our share price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Following certain periods of volatility in the market price of our securities, we may become subject to securities litigation. We have experienced, and may in the future experience, additional litigation following periods of volatility. This type of litigation may result in substantial costs and a diversion of management’s attention and resources.

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We are currently listed on The Nasdaq Capital Market. If we are unable to maintain listing of our securities on Nasdaq or any stock exchange, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired and it may be more difficult for our stockholders to sell their securities.

Although our Common Stock is currently listed on The Nasdaq Capital Market, we may not be able to continue to meet the exchange’s minimum listing requirements or those of any other national exchange. If we are unable to maintain listing on Nasdaq or if a liquid market for our Common Stock does not develop or is sustained, our Common Stock may remain thinly traded.

The listing rules of Nasdaq require listing issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, we should fail to maintain compliance with these listing standards and Nasdaq should delist our securities from trading on its exchange and we are unable to obtain listing on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our stockholders:

●	the liquidity of our Common Stock;

●	the market price of our Common Stock;

●	our ability to obtain financing for the continuation of our operations;

●	the number of institutional and general investors that will consider investing in our Common Stock;

●	the number of investors in general that will consider investing in our Common Stock;

●	the number of market makers in our Common Stock;

●	the availability of information concerning the trading prices and volume of our Common Stock; and

●	the number of broker-dealers willing to execute trades in shares of our Common Stock.

Our principal stockholders will continue to have significant influence over the election of our Board of Directors and approval of any significant corporate actions, including any sale of the Company.

Our founders, executive officers, directors, and other principal stockholders, in the aggregate, beneficially own a majority of our outstanding stock. These stockholders currently have, and likely will continue to have, significant influence with respect to the election of our Board of Directors and approval or disapproval of all significant corporate actions. The concentrated voting power of these stockholders could have the effect of delaying or preventing an acquisition of the Company or another significant corporate transaction.

We could be subject to securities class action litigation.

In the past, securities class action litigation has often been brought against companies following a decline in the market price of their securities. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our Common Stock and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades our Common Stock or publishes inaccurate or unfavorable research about our business, the market price for our Common Stock would likely decline. If one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our Common Stock to decline.

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We do not expect to pay dividends in the foreseeable future, and you must rely on price appreciation of your shares of Common Stock for return on your investment.

We have paid no cash dividends on any class of our stock to date, and we do not anticipate paying cash dividends in the near term. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our stock. Accordingly, investors must be prepared to rely on sales of their shares after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our shares. Any determination to pay dividends in the future will be made at the discretion of our Board of Directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board of Directors deems relevant.

Future sales of substantial amounts of our Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock, either by us or by our existing stockholders, or the possibility that such sales could occur, could adversely affect the market price of our Common Stock.

Future sales in the public market of shares of our Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock, shares held by our existing stockholders or shares issued upon exercise of our outstanding stock options or warrants, or the perception by the market that these sales could occur, could lower the market price of our Common Stock or make it difficult for us to raise additional capital.

We are an “emerging growth company,” and the reduced reporting requirements applicable to emerging growth companies may make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, among other things, exemption from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock held by non-affiliates exceeds $700 million as of the end of our prior second fiscal quarter, and (2) the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period.

In addition, under the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards until such time as those standards apply to private companies. We may elect not to avail ourselves of this exemption from new or revised accounting standards and, therefore, may be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our common stock and our share price may be more volatile.

Anti-takeover provisions contained in our certificate of incorporation and bylaws as well as provisions of Delaware law could impair a takeover attempt.

Our certificate of incorporation, bylaws and Delaware law contain provisions which could have the effect of rendering more difficult, delaying or preventing an acquisition deemed undesirable by our Board of Directors. Our corporate governance documents include provisions:

●	authorizing “blank check” preferred stock, which could be issued by our Board of Directors without stockholder approval and may contain voting, liquidation, dividend, and other rights superior to our Common Stock;

●	limiting the liability of, and providing indemnification to, our directors and officers;

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●	limiting the ability of our stockholders to call and bring business before special meetings;

●	requiring advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nominations of candidates for election to our Board of Directors;

●	controlling the procedures for the conduct and scheduling of Board of Directors and stockholder meetings; and

●	providing our Board of Directors with the express power to postpone previously scheduled annual meetings and to cancel previously scheduled special meetings.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management. As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the Delaware General Corporation Law, which prevents some stockholders holding more than 15% of our outstanding Common Stock from engaging in certain business combinations without approval of the holders of substantially all of our outstanding Common Stock.

Any provision of our certificate of incorporation, bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Common Stock and could also affect the price that some investors are willing to pay for our Common Stock.

Risks Related to Being a Public Company

Our management has limited experience in operating a public company.

Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage the significant regulatory oversight and reporting obligations under federal securities laws to which we are now subject now that we are a public company. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of our Company. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

We have incurred and will continue to incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on our business, financial condition and results of operations.

We currently face and will continue to face increased legal, accounting, administrative and other costs and expenses as a public company that Legacy ONMD did not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements has increased and will continue to increase costs and make certain activities more time-consuming. A number of those requirements will require us to carry out activities we have not done previously. For example, we have created new Board of Directors committees and adopted new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements have been and will continue to be incurred. Furthermore, if any issues in complying with those requirements are identified (the auditors identified a material weakness and significant deficiency in our internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on our Board of Directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations has increased and will continue to increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs have required and will continue to require us to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

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We have identified material weaknesses in our internal control over financial reporting, and if our remediation of these material weaknesses is not effective, or if we fail to maintain an effective system of internal controls over financial reporting in the future, we may not be able to accurately or timely report our financial condition or operating results, which may adversely affect our business.

In October 2024, we identified material weaknesses in our internal controls over financial reporting related to user access/segregation of duties, lack of a formalized control environment and oversight of controls over financial reporting, error in accounting for non-routine transactions, and lack of record keeping. Upon re-evaluation of the effectiveness of our internal control over financial reporting as of December 31, 2025, management has determined that, as of December 31, 2025, we did not maintain effective internal control over financial reporting. We cannot assure you that we will adequately remediate the material weaknesses or that additional material weaknesses in our internal controls will not be identified in the future. Any failure to maintain or implement required new or improved controls, or any difficulties we encounter in their implementation, could result in additional material weaknesses, or could result in material misstatements in our financial statements. Such misstatements have resulted in the restatement of the financial statements included in this Annual Report, and misstatements could result in future restatements of our financial statements, cause us to fail to meet our reporting obligations in addition to stock exchange listing requirements, cause investors to lose confidence in our reported financial information, result in a decline in our stock price, and cause us to be subject to litigation or regulatory enforcement actions.

We are in the process of remediating the identified material weaknesses in our internal controls, but we are unable at this time to estimate when the remediation efforts will be completed. If we fail to remediate these material weaknesses, there will continue to be an increased risk that our future financial statements could contain errors that will be undetected. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses. The potential consequences of any material weakness could have a material adverse effect on our business, results of operations and financial condition. Further and continued determinations that there are material weaknesses in the effectiveness of our internal controls could impact the operations of our business, including our ability to obtain financing, impact the cost of any financing we obtain or require additional expenditures of resources to comply with applicable requirements.

Our business model is capital-intensive, and we may not be able to raise additional capital on attractive terms, if at all, and any additional capital we do raise through issuances of equity securities could be dilutive to stockholders. If we cannot raise additional capital when needed, our operations and prospects could be materially and adversely affected.

We can be expected to continue to sustain substantial operating expenses without generating sufficient revenues to cover expenditures. Over time, we expect that we will need to raise additional funds, including through the issuance of equity, equity-related or debt securities or through obtaining credit from financial institutions to fund, together with our principal sources of liquidity, ongoing costs, any significant unplanned or accelerated expenses, and new strategic investments. We cannot be certain that additional capital will be available on attractive terms, if at all, when needed, which could be dilutive to stockholders, and our financial condition, results of operations, business and prospects could be materially and adversely affected.

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Risks Related to Our Warrants

We may redeem unexpired Warrants prior to their exercise at a time that is disadvantageous to Warrant holders.

Our Public Warrants (as defined below) are currently exercisable for one share of Common Stock at a price of $11.50 per share. We have the ability to redeem outstanding Warrants at any time prior to their expiration, at a price of $0.01 per Warrant, provided that the last reported sales price of Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send the notice of redemption to Warrant holders and provided certain other conditions are met. If and when the Warrants become redeemable by us, we may exercise our redemption rights even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the Warrants, as set forth above even if the holders are otherwise unable to exercise the Warrants.

Redemption of the outstanding Warrants could force Warrant holders (i) to exercise their Warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) to sell their Warrants at the then-current market price when they might otherwise wish to hold their Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, we expect would be substantially less than the market value of their Warrants. None of the private placement warrants will be redeemable by us so long as they are held by Data Knights, LLC, a Delaware limited liability company (the “Sponsor”), or its permitted transferees.

Item 1B. Unresolved Staff Comments

None.

Item 1C. Cybersecurity

OneMedNet manages cybersecurity and data protection through a continuously evolving framework, as described in further detail below. The framework allows us to identify, assess and mitigate the risks we face, and assists us in establishing policies and safeguards to protect our systems and the information of those we serve. Our cybersecurity program is managed by James Wang, our Chief Technology Officer. James holds a degree in computer science from the University of Hawaii at Manoa and has 19 years of development experience focused on architecture and security. In his career, he has led initiatives for companies to attain SOC2 compliance and PCI compliance for their product solutions. The Audit Committee of the Board of Directors has oversight of our cybersecurity program and is responsible for reviewing and assessing the Company’s cybersecurity and data protection policies, procedures and resource commitment, including key risk areas and mitigation strategies. As part of this process, the Audit Committee receives regular updates from the Chief Technology Officer on critical issues related to our information security risks, cybersecurity strategy, supplier risk and business continuity capabilities. The Company’s framework includes an incident management and response program that continuously monitors the Company’s information systems for vulnerabilities, threats and incidents; manages and takes action to contain incidents that occur; remediates vulnerabilities; and communicates the details of threats and incidents to management, including the Director Product Management, Head of Data, as deemed necessary or appropriate. Pursuant to the Company’s incident response plan, any incidents are to be reported by the Chief Technology Officer to the Audit Committee, appropriate government agencies and other authorities, as deemed necessary or appropriate, considering the actual or potential impact, significance and scope. The Company is not aware of any cybersecurity incidents or threats that are reasonably likely to materially affect its business strategy, results of operations, or financial condition.

We employ an array of data security technologies, processes, and methods across our infrastructure to protect systems and sensitive information from unauthorized access. OneMedNet maintains comprehensive identity and access management practices (e.g., roles and access privileges for each user; multi-factor authentication, privileged user accounts, single sign-on, user lifecycle management) and employs a variety of security information and event management tools. We developed, maintained and utilized a global integrated information security framework to guide our practices, based on relevant industry frameworks and laws, including, but not limited to NIST, GxP, HITRUST, the ISO 27000 family, COBIT, GDPR, and HIPAA.

The framework consists of policies, standards, procedures, work instructions and documentation. Information is classified into four categories to help individuals apply the right level of controls and safeguards to information, applications and systems. Our cybersecurity program focuses on all areas of our business, including cloud-based environments, data centers, devices used by employees and contractors, facilities, networks, applications, vendors, disaster recovery / business continuity and controls and safeguards enabled through business processes and tools. We continuously monitor for threats and unauthorized access.

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We draw on the knowledge and insight of external cybersecurity experts and vendors, and our Chief Technology Officer’s experience in building solutions that are secure and compliant with our information security framework. OneMedNet leverages an array of security services and tools to secure OneMedNet information infrastructure and protect systems and information from unauthorized access. OneMedNet’s products and solutions, including 3rd party software and services such as hosted cloud-based platforms are monitored by a healthcare cloud, security and compliance organization that provides a real-time dashboard to monitor for potential threats and vulnerabilities. Non-technical safeguards also play an important role in our cybersecurity program. We provide various training programs and tools to employees so they can avoid risky practices and help us promptly identify potential or actual issues. We also have global incident response procedures, global service tools to log incidents and issues for investigation, and an ethics line to report concerns and follow up on matters already reported. The Compliance team, led by our Chief Technology Officer, develops and implements our strategy, as well as monitors systems and devices for risks and threats.

Item 2. Properties

Our corporate headquarters in Eden Prairie, Minnesota is leased on a month-to-month basis. We have a remote work policy that allows all employees to be remote on an ongoing basis. As a result, our employees are in permanent remote status and are not required to report to an office for work. We believe our current office space is adequate for our current operations and our anticipated future needs.

Item 3. Legal Proceedings

We may be subject from time to time to various claims, lawsuits and other legal and administrative proceedings arising in the ordinary course of business. Some of these claims, lawsuits and other proceedings may involve highly complex issues that are subject to substantial uncertainties, and could result in damages, fines, penalties, non-monetary sanctions or relief. A discussion of legal matters is found in Note 13 — Commitments and Contingencies in the accompanying notes to the consolidated financial statements included in Part II - Item 8. Financial Statements and Supplementary Data of this Annual Report on Form 10-K.

Item 4. Mine Safety Disclosures

Not applicable.

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PART II

Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Market Information for Common Stock and Warrants

Our Common Stock is traded on The Nasdaq Capital Market under the symbol “ONMD”. Our Public Warrants, each entitling the holder to purchase one share of our Common Stock, are traded on The Nasdaq Capital Market under the symbol “ONMDW”.

Holders of our Common Stock

As of March 27, 2026, there were approximately 32 holders of record of our Common Stock. Certain shares of our Common Stock are held in “street” name and, accordingly, the number of beneficial owners of such shares is not known or included in the foregoing number. The number of holders of record also does not include beneficial owners of shares that are held in trust by other entities.

Dividend Policy

We have never paid or declared any cash dividends on our Common Stock, and we do not anticipate paying any cash dividends in the foreseeable future.

Performance Graph

We are a “smaller reporting company,” as defined by Item 10(f)(1) of Regulation S-K, and therefore are not required to provide the information required by paragraph (e) of Item 201 of Regulation S-K.

Item 6. [Reserved]

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with our consolidated financial statements and notes thereto that appear elsewhere in this Annual Report. See “Risk Factors” elsewhere in this Annual Report for a discussion of certain risks associated with our business. The following discussion contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. The use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. From time to time, we also may provide forward-looking statements in other materials we release to the public.

Company Overview

We provide innovative solutions that unlock the significant value contained within the clinical image archives of healthcare providers. Employing our OneMedNet iRWD™ solution, which securely de-identifies, searches, and curates a data archive locally, bringing a wealth of internal and third-party research opportunities to providers. By leveraging our extensive federated provider network, together with our technology and in-house clinical expertise, OneMedNet successfully meets the most rigorous Real World Data life science requirements.

Business Combination

On November 7, 2023, we completed the Business Combination, whereby a subsidiary of Data Knights merged with and into Legacy ONMD, with Legacy ONMD surviving as a wholly-owned subsidiary of Data Knights. Following the Business Combination, Data Knights changed its name to “OneMedNet Corporation”.

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The total consideration for the Business Combination and related transactions was approximately $200 million. In connection with the meeting of stockholders of Data Knights to approve the Business Combination (the “Special Meeting”), certain public holders (the “Redeeming Stockholders”) holding 1,600,741 shares of Common Stock exercised their right to redeem such shares for a pro rata portion of the funds held by Continental Stock Transfer & Trust Company, as trustee (“Continental”) in the trust account established in connection with Data Knights’ initial public offering (the “Trust Account”). Effective November 7, 2023, Data Knights’ common stock, warrants and units ceased trading, and effective November 8, 2023, our Common Stock began trading on the Nasdaq Global Market under the symbol “ONMD” and the Public Warrants began trading on the Nasdaq Global Market under the symbol “ONMDW.”

As a result of the Business Combination, holders of Data Knights common stock automatically received common stock of OneMedNet, and holders of Data Knights warrants automatically received warrants of OneMedNet with substantively identical terms. At the closing of the Business Combination (the “Closing”), all shares of Data Knights owned by the Sponsor (consisting of shares of Common Stock and shares of Class B common stock, which we refer to as the founder shares), automatically converted into an equal number of shares of OneMedNet’s Common Stock, and the Private Placement Warrants held by the Sponsor automatically converted into warrants to purchase one share of OneMedNet Common Stock with substantively identical terms.

Key Components of Consolidated Statements of Operations

Revenue

The Company generates revenue from two streams: (1) iRWD, which provides regulatory grade imaging and clinical data in the pharmaceutical, device manufacturing, contract research organizations, and AI markets and (2) BEAM, which is a medical imaging exchange platform between hospital/healthcare systems, imaging centers, physicians and patients. iRWD is sold on a fixed fee basis based on the number of data units and the cost per data unit committed to in the customer contract. Revenue is recognized when the data is delivered to the customer. BEAM revenue is subscription-based revenue that is recognized ratably over the subscription period committed to by the customer. The Company invoices its BEAM customers quarterly or annually in advance with the customer contracts automatically renewing unless the customer issues a cancellation notice. The BEAM platform was decommissioned in May 2025 and no revenue was generated from this platform thereafter.

The Company excludes from revenue taxes collected from a customer that are assessed by a governmental authority and imposed on and concurrent with a specific revenue-producing transaction. The transaction price for the products is the invoiced amount. Advanced billings from contracts are deferred and recognized as revenue when earned. Deferred revenue consists of payments received in advance of performance under the contract. Such amounts are generally recognized as revenue over the contractual period. The Company receives payments from customers based upon contractual billing schedules. Accounts receivable is recorded when the right to consideration becomes unconditional. Payment terms on invoiced amounts typically range from zero to 90 days, with typical terms of 30 days.

Cost of Revenue

Our cost of revenue is composed of our distinct performance obligations of hosting, labor, and data cost.

General and Administrative Expenses

General and administrative functions include finance, legal, operations, human resources, and information technology support. These functions include costs for items such as salaries and benefits and other personnel-related costs, maintenance and supplies, professional fees for external legal, accounting, and other consulting services, and depreciation expense.

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Research and Development Expenses

Costs incurred in the research and development of our products are expensed as incurred. Research and development costs include personnel, contracted services, materials, and indirect costs involved in the design and development of new products and services, as well as hosting expense.

Sales and Marketing Expenses

Our sales and marketing costs consist of labor and tradeshow costs.

Other (Income) Expenses, Net

Interest Expense

Interest expense consists of interest incurred on our debt facilities, including loans with related parties, deferred underwriter fees, insurance premiums loans, loan extensions, stock repurchase loan and our line of credit.

Change in Fair Value of Warrants

We have outstanding warrants that were issued at the closing of the Business Combination, which are accounted for as liabilities at fair value. These warrants are subsequently re-measured at fair value on our consolidated balance sheets at the end of each reporting period and at settlement, as applicable, and changes in fair value are recognized in the consolidated statements of operations.

Change in Fair Value of Convertible Notes

We have elected the fair value option of accounting for the PIPE Notes issued in the Business Combination and the Yorkville Note (as defined below) issued with the SEPA. These instruments contained embedded derivatives that would require bifurcation and separate accounting; therefore, we made the election to measure the entire contingently convertible debt instruments, including accrued interest, at fair value. These instruments are subsequently re-measured at fair value on our consolidated balance sheets at the end of each reporting period and at settlement, as applicable, and changes in fair value are recognized in the consolidated statements of operations. The PIPE Notes and Yorkville Note were both settled in 2025 and were no longer outstanding at the end of the reporting period.

Change in Fair Value of Crypto Assets – Bitcoin

We have adopted a Bitcoin strategy on the balance sheets as a forward-looking approach to corporate treasury management that incorporates digital currencies. Our Bitcoin holdings are held at fair value on the consolidated balance sheets and are re-measured at the end of each reporting period based on the quoted end-of-day price provided by a reputable and liquid exchange.

Realized Gain on Sale of Crypto Assets – Bitcoin

As part of our Bitcoin strategy, we routinely sell quantities held as part of our corporate treasury strategy to fund operations as needed. We recognize a realized gain upon sale when the price of Bitcoin is higher than its initial purchase price.

Change in Fair Value of SEPA Derivative Liabilities

We entered into a SEPA arrangement with Yorkville during 2024 that gave us the right, but not the obligation, to require Yorkville to purchase shares over a two-year commitment period, subject to volume limits. The put option is recognized at inception and the forward option is recognized upon issuance of notice for the sale of the Company’s Common Stock. The liabilities are subsequently re-measured at fair value on our consolidated balance sheets at the end of each reporting period, with changes in fair value recognized in the consolidated statements of operations.

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Gain on Troubled Debt Restructurings

We settled our deferred underwriter fees payable and certain trade payables during 2025. These transactions were accounted for as troubled debt restructurings because there were concessions granted to us and due to substantial doubt regarding our ability to continue as a going concern. The gain represents the difference between the net carrying values and consideration transferred at the time of these settlements.

Loss on Extinguishment of Debt

We restructured a note payable to a former lender of the Company related to common shares that we repurchased in 2024. The amendment was accounted for as an extinguishment of debt because the change in cash flows before and after the amendment were substantially different. As a result, a loss was recorded representing the difference between the net carrying amount of the original note and the reacquisition price of the amended note.

Other Expense

Other expense primarily includes foreign exchange losses related to our operations and revenue outside of the United States. For the year ended December 31, 2024, other expense also includes the fair value of the warrants issued to terminate the Helena SPA.

Results of Operations

The following tables set forth our consolidated statements of operations data for the periods presented:

	Year Ended December 31,		Change 2025
	2025	2024	$	%
Revenue
Subscription revenue	$105	$351	$(246)	-70%
Data delivery revenue	1,254	292	962	329%
Total revenue	1,359	643	716	111%
Cost of revenue	1,862	924	938	102%
Gross margin	(503)	(281)	(222)	79%
Operating expenses
General and administrative	6,377	7,027	(650)	-9%
Sales and marketing	1,272	830	442	53%
Research and development	1,515	1,467	48	3%
Total operating expenses	9,164	9,324	(160)	-2%
Loss from operations	(9,667)	(9,605)	(62)	-1%
Other (income) expense, net
Interest expense	67	147	(80)	-54%
Change in fair value of warrants	56	(9)	65	-722%
Change in fair value of convertible notes	(1,285)	808	(2,093)	-259%
Change in fair value of crypto assets – Bitcoin	945	(798)	1,743	-218%
Realized gain on sale of crypto assets – Bitcoin	(922)	(120)	(802)	668%
Change in fair value of SEPA derivative liabilities	(216)	434	(650)	-150%
Gain on troubled debt restructurings	(5,569)	-	(5,569)	N/A
Loss on debt extinguishment	41	-	41	N/A
Other expense	16	60	(44)	-73%
Total other (income) expenses, net	(6,867)	522	(7,389)	-1416%
Loss before income taxes	$(2,800)	$(10,127)	$7,327	-72%
Income tax expense	1	2	(1)	-50%
Net loss	(2,801)	(10,129)	7,328	-72%

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Revenue

	Year Ended December 31,		Change 2025
	2025	2024	$	%
Subscription revenue (BEAM)	$105	$351	$(246)	-70%
Data delivery revenue (Real-World Data)	1,254	292	962	329%
Total	$1,359	$643	$716	111%

Total revenue was $1.4 million for the year ended December 31, 2025, compared to $0.6 million for the year ended December 31, 2024, an increase of $0.8 million, or 111%. The increase was primarily due to a $1.0 million increase in data delivery revenue (iRWD), which is partially offset by lower subscription revenue (BEAM) as a direct result of decommissioning this platform in May 2025. The increase in data delivery revenue is a result of our strategic transition to a unified real-world data platform, which led to significant growth in our customer base and thus a higher volume of data deliveries during the year ended December 31, 2025.

Cost of Revenue

	Year Ended December 31,
	2025	2024
Cost of revenue	1,862	924
% of revenue	137%	144%

Cost of revenue was $1.9 million for the year ended December 31, 2025 compared to $0.9 million for the year ended December 31, 2024, an increase of $0.9 million, or 102%. The increase of $0.8 million was primarily due to an increase in data and curation charges to support the increase in data delivery revenue generated by our iRWD platform.

General and Administrative Expenses

General and administrative expenses were $6.4 million for the year ended December 31, 2025, compared to $7.0 million for the year ended December 31, 2024, a decrease of $0.7 million, or 9%. The decrease of $0.7 million was primarily due to a decrease of $1.4 million in professional fees, which is driven by higher accounting and audit fees that were required to file our Form 10-K during the year ended December 31, 2024. This is partially offset by an increase of $0.6 million in salary and related personnel costs, driven by share-based compensation expense as we made a significant number of RSU grants during the year ended December 31, 2025, and an increase of $0.1 million in other miscellaneous office expenses.

Sales and Marketing Expenses

Sales and marketing expenses were $1.3 million for the year ended December 31, 2025, compared to $0.8 million for the year ended December 31, 2024, an increase of $0.5 million, or 53%. The increase of $0.5 million was primarily due to an increase of $0.6 million in salary and related personnel costs, which is driven by increased headcount to support iRWD sales growth.

Research and Development Expenses

Research and development expenses for the year ended December 31, 2025, were generally consistent with research and development expenses for the year ended December 31, 2024.

Interest Expense

Interest expense was $67 thousand for the year ended December 31, 2025, compared to $147 thousand for the year ended December 31, 2024, a decrease of $80 thousand, or 54%. The decrease of $80 thousand was primarily due to us settling our related party loans and deferred underwriter fees during the year ended December 31, 2025.

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Change in Fair Value of Warrants

The change in fair value of warrants is composed of the re-measurement adjustment for our liability-classified warrants that were issued in connection with the Business Combination. The change is mainly due to the resulting fluctuations in the market price of shares of Common Stock.

Change in Fair Value of Convertible Notes

The change in fair value of convertible notes is composed of the re-measurement adjustment for the PIPE Notes and Yorkville Note (each, as defined below) which are carried at fair value. The change is mainly due to the resulting fluctuations in the market price of shares of Common Stock. Both instruments were converted or repaid during the year ended December 31, 2025, and were no longer outstanding at the end of the reporting period.

Change in Fair Value of Crypto Assets – Bitcoin

The change in fair value of crypto assets – Bitcoin during the years ended December 31, 2025 and 2024 reflects the change in the price of Bitcoin.

Realized Gain on Sale of Crypto Assets – Bitcoin

The realized gain on sale of crypto assets – Bitcoin during the years ended December 31, 2025 and 2024 reflects the increase in the price of Bitcoin upon sale compared to its purchase price.

Change in Fair Value of SEPA Derivative Liabilities

The change in fair value of SEPA derivative liabilities is primarily driven by expected sales of our Common Stock to Yorkville and projections on the future path of the Company’s stock price during the commitment period. The gain for the year ended December 31, 2025 is a result of us delivering advance notices under the SEPA leading to less availability at the end of the reporting period. During the year ended December 31, 2024, we did not make any draws on the SEPA facility.

Gain on Troubled Debt Restructurings

Gain on troubled debt restructurings during the year ended December 31, 2025 was primarily driven by our settlement of deferred underwriter fees which resulted in a gain of $2.8 million (See Note 8, Stockholders’ Deficit to the accompanying consolidated financial statements included elsewhere in this Annual Report) and restructured trade payables with five separate vendors leading to an additional gain of $2.8 million (See Note 5, Accounts Payable and Accrued Expenses to the accompanying consolidated financial statements included elsewhere in this Annual Report). During the year ended December 31, 2024, we did not restructure any of our debt or trade payables.

Loss on Extinguishment of Debt

Loss on extinguishment of debt during the year ended December 31, 2025 relates to an amended promissory note agreement with a former lender to the Company with a $0.3 million stock repurchase commitment outstanding. The loss of $46 thousand represents the difference between the reacquisition price of the debt and the net carrying amount of the extinguished debt. During the year ended December 31, 2024, we did not have any debt extinguishments.

Other Expense

Other expense was $16 thousand for the year ended December 31, 2025, compared to $60 thousand for the year ended December 31, 2024, a decrease of $44 thousand, or 73%. The decrease of $44 thousand was primarily due to $35 thousand of stock warrant expense incurred to terminate the Helena SPA during the year ended December 31, 2024, with the remaining decrease attributable to lower foreign exchange losses from our operations and revenue outside of the United States.

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Liquidity and Capital Resources

As of December 31, 2025, our principal sources of liquidity were net proceeds received related to debt and equity financings and cash received from customers.

The following table shows net cash and cash equivalents used in operating activities, net cash and cash equivalents used in investing activities, and net cash and cash equivalents provided by financing activities during the periods presented:

	Year Ended December 31,
	2025	2024
Net cash provided by (used in)
Operating activities	$(7,503)	$(6,952)
Investing activities	2,307	(1,982)
Financing activities	5,609	9,059

Operating Activities

Our net cash and cash equivalents used in operating activities consists of net loss adjusted for certain non-cash items, including depreciation and amortization, stock-based compensation expense, changes in fair value of liability classified financial instruments, as well as changes in operating assets and liabilities. The primary changes in working capital items, such as the changes in accounts receivable and deferred revenue, result from the difference in timing of payments from our customers related to contract performance obligation. This may result in an operating cash flow source or use for the period, depending on the timing of payments received as compared to the fulfillment of the performance obligation.

During the year ended December 31, 2025, we used $7.5 million of cash in operating activities, primarily resulting from our net loss of $2.8 million and non-cash charges of $4.8 million, offset by changes in our operating assets and liabilities of $0.1 million.

During the year ended December 31, 2024, we used $7.0 million of cash in operating activities, primarily resulting from our net loss of $10.1 million, offset by non-cash charges of $1.6 million and cash provided by changes in our operating assets and liabilities of $1.5 million.

Investing Activities

Our investing activities have consisted primarily of property and equipment purchases and Bitcoin purchases and sales.

During the year ended December 31, 2025, net cash provided by investing activities was $2.3 million, primarily consisting of proceeds from Bitcoin sales of $5.1 million, offset by Bitcoin purchases of $2.8 million.

During the year ended December 31, 2024, net cash used in investing activities was $2.0 million, consisting of $2.9 million of Bitcoin purchases, offset by $1.0 million of Bitcoin sales and $0.1 million of property and equipment purchases.

Financing Activities

During the year ended December 31, 2025, net cash provided by financing activities was $5.6 million, consisting of $2.5 million in net proceeds from the private placement in June 2025, $1.7 million in net proceeds from related party subscription agreements, $2.5 million in net proceeds from the Yorkville SEPA, partially offset by $0.5 million paid to settle deferred underwriter fees, $0.3 million in repayment of the Yorkville Note and $0.4 million in repayments of other outstanding loans.

During the year ended December 31, 2024, net cash provided by financing activities was $9.1 million, consisting of $6.3 million in net proceeds from the private placements in July and September 2024, $1.8 million in net proceeds from shareholder loans, $1.4 million in net proceeds from the Yorkville Note, partially offset by $0.2 million paid for the repurchase of Common Stock and $0.1 million in repayment of deferred underwriter fees.

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Contractual Obligations and Commitments and Going Concern Outlook

Currently, management does not believe that cash and cash equivalents are sufficient to meet our foreseeable cash needs for at least the next 12 months. Our foreseeable cash needs, in addition to our recurring operating expenses, include our expected capital expenditures to support the expansion of our infrastructure and workforce, interest expense and minimum contractual obligations. Management hopes to raise cash either through a public offering or private debt and equity offering. As a result of the Company’s recurring loss from operations and the need for additional financing to fund its operating and capital requirements there is uncertainty regarding the Company’s ability to maintain liquidity sufficient to operate its business effectively, which raises substantial doubt as to the Company’s ability to continue as a going concern.

Our future capital requirements will depend on many factors, including our growth rate, the timing and extent of spending to support research and development efforts, the expansion of sales and marketing activities, the introduction of new and enhanced product and service offerings, and the cost of any future acquisitions of technology or businesses. In the event that additional financing is required from outside sources, we may be unable to raise the funds on acceptable terms, if at all.

The following table summarizes our current and long-term material cash requirements as of December 31, 2025:

		Payments due in:
	Total	Less than 1 year	1-3 years
Accounts payable & accrued expenses	$3,496	$3,496	$-
Loans payable	974	754	220
	$4,470	$4,250	$220

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of financial condition and results of operations is based on our consolidated financial statements which have been prepared in accordance with GAAP. In preparing our financial statements, we make estimates, assumptions, and judgments that can have a significant impact on our reported revenue, results of operations, and net income or loss, as well as on the value of certain assets and liabilities on our balance sheet during and as of the reporting periods. These estimates, assumptions, and judgments are necessary because future events and their effects on our results of operations and the value of our assets cannot be determined with certainty and are made based on our historical experience and on other assumptions that we believe to be reasonable under the circumstances. These estimates may change as new events occur or additional information is obtained, and we may periodically be faced with uncertainties, the outcomes of which are not within our control and may not be known for a prolonged period of time. Because the use of estimates is inherent in the financial reporting process, actual results could differ from those estimates.

We believe that the assumptions and estimates associated with the following critical accounting policies involve significant judgment and thus have the most significant potential impact on our Consolidated Financial Statements.

Revenue Recognition

Although most of our sales agreements contain standard terms and conditions, certain agreements contain multiple performance obligations. For customer contracts that contain more than one performance obligation, we allocate the total transaction consideration to each performance obligation based on the relative stand-alone selling price of each performance obligation within the contract.

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Subscription Revenue

Subscription revenues are generated from the Company’s data exchange (BEAM) product, which is a medical imaging exchange platform between hospital/healthcare systems, imaging centers, physicians and patients. Subscriptions to the BEAM platform offering are recognized over time as the customer consumes the benefits of the services as the Company stands ready to provide access to the programs throughout the subscription period. Subscription customers are invoiced either quarterly or annually in advance with the customer contracts automatically renewing unless the customer issues a cancellation notice. The timing of revenue recognition is based on a time-based measure of progress as the Company provides access to the programs evenly over the course of the subscription period.

Data Delivery Revenue

Data delivery revenues are generated from the Company’s data broker (iRWD) product, which provides regulatory grade imaging and clinical data in the pharmaceutical, device manufacturing, clinical research organizations, and artificial intelligence markets. Data delivery customers are invoiced in installments as the related data is delivered. Revenue from the sale of iRWD products is recognized at a point in time using an output measure of progress, which is based on the number of data units delivered relative to the total data units committed by the customer.

Fair Value of Certain Debt and Liability Instruments, and the Fair Value Option of Accounting

When financial instruments contain various embedded derivatives which require bifurcation and separate accounting of those derivatives apart from the host instruments, if eligible, GAAP allows issuers to elect the fair value option (“FVO”) of accounting for those instruments. The FVO allows the issuer to account for the entire financial instrument, including accrued interest, at fair value with subsequent remeasurements of that fair value recorded through the statements of operations. We elected the FVO of accounting for contingently convertible notes payable, including contingently issuable warrants and accrued interest, and certain term notes payable, including accrued interest, as further described below and as discussed in Note 2, Summary of Significant Accounting Policies in our accompanying consolidated financial statements included elsewhere in this Annual Report.

Convertible notes payable, the Yorkville Note and the PIPE Notes, which include the related contingently issuable warrants, contain embedded derivatives, which require bifurcation and separate accounting under GAAP, for which the Company elected the FVO for the convertible notes payable, Yorkville Note and PIPE Notes. In addition, certain term PIPE Notes were issued with separately exercisable and freestanding warrants to purchase Common Stock, were issued with substantial discounts at issuance and contained certain embedded derivatives to be bifurcated and accounted for separately for those term notes, unless the FVO is eligible and elected. Accordingly, the Company qualified for and elected the FVO for the entire PIPE Notes instruments. The convertible debt and accrued interest at their stated interest rates were initially recorded at fair value as liabilities on the consolidated balance sheets and were subsequently re-measured at fair value at the end of each reporting period presented within the consolidated financial statements. The changes in the fair value of the convertible notes payable and PIPE Notes are recorded in changes in fair value of convertible debt, included as a component of other income and expenses, net, in the consolidated statements of operations. The change in fair value related to the accrued interest components is also included within the single line of change in fair value of convertible debt on the consolidated statements of operations. See additional information on valuation methodologies and significant assumptions used in Note 7, Convertible Debt, and Note 13, Fair Value Measurement to the consolidated financial statements included elsewhere in this Annual Report.

The estimated fair values of the convertible promissory notes and PIPE Notes are each determined based on the aggregated, probability-weighted average of the outcomes of certain possible scenarios. The combined value of the probability-weighted average of those outcomes is then discounted back to each reporting period in which the convertible notes are outstanding, in each case, based on a risk-adjusted discount rate estimated based on the implied discount rate. The discount rate was held constant over the valuation periods given the fact pattern associated with the Company and the stage of development.

Recently Adopted Accounting Pronouncements

See Note 2, Summary of Significant Accounting Policies to the accompanying consolidated financial statements included elsewhere in this Annual Report for a description of recently adopted accounting standards.

Recently Issued Accounting Pronouncements

See Note 2, Summary of Significant Accounting Policies to the accompanying consolidated financial statements included elsewhere in this Annual Report for a description of certain recently issued accounting standards which may impact our financial statements in future reporting periods.

Item 7A. Quantitative and Qualitative Disclosures About Market Risk

As a smaller reporting company, we are not required to provide the information requested by this item pursuant to Item 305(e) of Regulation S-K.

38

Item 8. Financial Statements and Supplementary Data

ONEMEDNET CORPORATION

39

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

OneMedNet Corporation:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of OneMedNet Corporation (the “Company”) as of December 31, 2025 and 2024, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring operating losses and negative cash flows from operating activities since inception and expects to continue incurring operating losses and negative cash flows in the future. These matters raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-1

Emphasis of Matter – Crypto Assets

Risks Associated with Crypto Assets and Risks of Ownership

As of the date of these consolidated financial statements, digital assets are loosely regulated and there is no central marketplace or currency exchange. Supply is not determined by a central bank, and prices have been extremely volatile during the periods presented in the financial statements. Transferability and ownership of digital assets is verified by a thirty-two-character cryptographic key. Digital asset exchanges in the marketplace have been closed due to fraud, failure or security breaches. Any of the Company’s digital assets that reside on an exchange that shuts down may be lost. Several factors may affect the price of digital assets, including, but not limited to, supply and demand, investors’ expectations with respect to the rate of inflation, interest rates, currency exchange rates or future regulatory measures (if any) that restrict the trading of digital assets or the use of digital assets as a form of payment. There is no assurance that digital assets will maintain their long-term value in terms of purchasing power in the future, or that acceptance of digital asset payments by mainstream retail merchants and commercial businesses will continue to grow.

Risks Associated With Crypto Asset Regulation

As digital assets have grown in popularity and market size, various countries and jurisdictions have begun to develop regulations governing the digital assets industry. To the extent that future regulatory actions or policies limit the ability to exchange digital assets or utilize them for payments, the demand for digital assets will be reduced. Furthermore, regulatory actions may limit the ability of end-users to convert digital assets into fiat currency (e.g., U.S. dollars) or use digital assets to pay for goods and services. Such regulatory actions or policies would result in a reduction of demand, and in turn, a decline in the underlying digital asset unit prices. The effect of any future regulatory change on the Company or digital assets in general is impossible to predict, but such change could be substantial and adverse to the Company and the value of the Company’s investments in digital assets.

Risks Associated With No FDIC or SIPC Protection

The Company’s crypto assets are held by a custodian that is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”). Accordingly, deposits or assets held by the custodian are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2024.

East Brunswick, New Jersey

March 30, 2026

PCAOB ID Number 100

F-2

ONEMEDNET CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$585	$172
Investment in crypto assets – Bitcoin	506	2,849
Accounts receivable, net	495	213
Prepaid expenses and other current assets	509	385
Total current assets	2,095	3,619
Property and equipment, net	56	108
Total assets	$2,151	$3,727
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	$3,496	$6,038
Deferred revenues	389	561
Loans payable	754	3,608
Loans payable – related parties	-	2,319
Convertible notes at fair value	-	3,452
Deferred underwriter fee payable	-	3,250
SEPA put option liability	186	-
Total current liabilities	4,825	19,228
Loans payable, net of current portion	220	-
Warrant liabilities	71	15
SEPA put option liability, net of current portion	-	434
Total liabilities	5,116	19,677
Commitments and contingencies (Note 13)
Stockholders’ deficit:
Preferred Stock, par value $0.0001, 1,000,000 authorized at December 31, 2025 and 2024; no shares issued and outstanding at December 31, 2025 and 2024	-	-
Common Stock, par value $0.0001, 100,000,000 shares authorized, 52,172,219 shares issued and 51,984,474 shares outstanding at December 31, 2025, and 28,175,172 shares issued and 27,987,427 shares outstanding at December 31, 2024	2	2
Additional paid-in-capital	101,932	86,146
Treasury stock, at cost, 187,745 shares at December 31, 2025 and 2024	(529)	(529)
Accumulated deficit	(104,370)	(101,569)
Total stockholders’ deficit	(2,965)	(15,950)
Total liabilities and stockholders’ deficit	$2,151	$3,727

The accompanying notes are an integral part of these consolidated financial statements.

F-3

ONEMEDNET CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Year Ended December 31,
	2025	2024
Revenue
Subscription revenue	$105	$351
Data delivery revenue	1,254	292
Total revenue	1,359	643
Cost of revenue	1,862	924
Gross margin	(503)	(281)
Operating expenses
General and administrative	6,377	7,027
Sales and marketing	1,272	830
Research and development	1,515	1,467
Total operating expenses	9,164	9,324
Loss from operations	(9,667)	(9,605)
Other (income) expense, net
Interest expense	67	147
Change in fair value of warrants	56	(9)
Change in fair value of convertible notes	(1,285)	808
Change in fair value of crypto assets – Bitcoin	945	(798)
Realized gain on sale of crypto assets – Bitcoin	(922)	(120)
Change in fair value of SEPA derivative liabilities	(216)	434
Gain on troubled debt restructurings	(5,569)	-
Loss on extinguishment of debt	41	-
Other expense	16	60
Total other (income) expense, net	(6,867)	522
Loss before income taxes	$(2,800)	$(10,127)
Income tax expense	1	2
Net loss	$(2,801)	$(10,129)

Earnings per share:
Basic and diluted net loss per common share outstanding	$(0.06)	$(0.36)

Basic and diluted weighted average number of common shares outstanding	44,547,815	28,076,512

The accompanying notes are an integral part of these consolidated financial statements.

F-4

ONEMEDNET CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(In thousands, except share data)

					Additional		Total
	Common Stock		Treasury Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balances as of December 31, 2023	23,572,232	$2	-	$-	$77,996	$(91,440)	$(13,442)
Issuance of common stock to settle deferred underwriter fee payable	277,778	-	-	-	242	-	242
Repurchase of common stock	-	-	(187,745)	(529)	-	-	(529)
Vesting of restricted stock units	200,000	-	-	-	-	-	-
Issuance of common stock and pre-funded warrants in connection with private placements, net of issuance costs	3,598,850	-	-	-	6,270	-	6,270
Issuance of common stock to settle Yorkville commitment fee	526,312	-	-	-	500	-	500
Issuance of warrants to terminate Helena SPA	-	-	-	-	35	-	35
Extinguishment of officer accrued salaries	-	-	-	-	132	-	132
Partial conversion of Yorkville Note	-	-	-	-	343	-	343
Stock-based compensation expense	-	-	-	-	628	-	628
Net loss	-	-	-	-	-	(10,129)	(10,129)
Balances as of December 31, 2024	28,175,172	$2	(187,745)	$(529)	$86,146	$(101,569)	$(15,950)
Issuance of common stock in connection with private placements, net of issuance costs	4,864,619	-	-	-	2,497	-	2,497
Issuance of common stock upon partial conversions of Yorkville Note	1,866,562	-	-	-	1,392	-	1,392
Issuance of common stock in connection with settlement of vendor payable	250,000	-	-	-	111	-	111
Issuance of common stock upon conversions of loans with related parties	3,166,475	-	-	-	2,334	-	2,334
Issuance of common stock upon conversions of PIPE Notes	1,453,174	-	-	-	510	-	510
Issuance of common stock upon conversions of loan extensions with related parties	3,650,248	-	-	-	2,584	-	2,584
Issuance of common stock in connection with subscription agreements with related parties	3,438,538	-	-	-	1,697	-	1,697
Issuance of common stock in connection with exercises of pre-funded warrants	3,048,232	-	-	-	-	-	-
Issuance of common stock in connection with exercises of Helena Termination Warrants	50,000	-	-	-	60	-	60
Issuance of common stock in connection with Yorkville SEPA	1,020,880	-	-	-	2,569	-	2,569
Issuance of common stock for consulting services rendered	30,000	-	-	-	70	-	70
Vesting of restricted stock units	970,574	-	-	-	-	-	-
Stock-based compensation expense	-	-	-	-	1,962	-	1,962
Net loss	-	-	-	-	-	(2,801)	(2,801)
Balances as of December 31, 2025	51,984,474	$2	(187,745)	$(529)	$101,932	$(104,370)	$(2,965)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

ONEMEDNET CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(2,801)	$(10,129)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	65	57
Stock-based compensation expense	2,032	628
Stock warrant expense	-	35
Change in fair value of warrant liabilities	56	(9)
Change in fair value of convertible notes	(1,285)	808
Change in fair value of crypto assets – Bitcoin	945	(798)
Change in fair value of SEPA derivative liabilities	(216)	434
Realized gain on sale of crypto assets – Bitcoin	(922)	(120)
Gain on troubled debt restructurings	(5,569)	-
Loss on debt extinguishment	41	-
Non-cash SEPA commitment fee	-	500
Gain on forgiveness of CEBA loan	-	(15)
Non-cash interest	45	121
Change in operating assets and liabilities:
Accounts receivable	(282)	(61)
Prepaid expenses and other current assets	194	84
Accounts payable and accrued expenses	366	1,206
Deferred revenues	(172)	307
Net cash used in operating activities	(7,503)	(6,952)
Cash flows from investing activities:
Purchases of property and equipment	(13)	(51)
Purchases of crypto assets – Bitcoin	(2,750)	(2,900)
Proceeds from sales of crypto assets – Bitcoin	5,070	969
Net cash provided by (used in) investing activities	2,307	(1,982)
Cash flows from financing activities:
Proceeds from private placements, net of issuance costs	2,497	6,270
Proceeds from related party subscription agreements, net of issuance costs	1,697	-
Proceeds from Yorkville SEPA	2,537	-
Proceeds from exercises of Helena Termination Warrants	60	-
Repayment of deferred underwriter fees	(500)	(100)
Repayment of Yorkville Note	(262)	-
Repayment of loans payable	(401)	(231)
Payment of issuance costs in connection with non-cash conversions of liabilities	(19)	-
Proceeds from issuance of shareholder loans	-	2,000
Proceeds from issuance of Yorkville Note, net of issuance costs	-	1,350
Proceeds from line of credit borrowings	-	500
Repayment of CEBA loan	-	(30)
Repayment of shareholder loan	-	(200)
Repayment of line of credit borrowings	-	(500)
Net cash provided by financing activities	5,609	9,059
Net increase in cash and cash equivalents	413	125
Cash and cash equivalents at beginning year	172	47
Cash and cash equivalents at end of year	$585	$172
Supplemental disclosure of cash flow information:
Cash paid for interest	$23	$26
Cash paid for taxes	$1	$18
Supplemental disclosures of non-cash investing and financing activities:
Issuance of common stock in connection with settlement of vendor payable	$111	$242
Issuance of common stock upon partial conversions of Yorkville Note	$1,392	$-
Issuance of common stock upon conversions of loans with related parties	$2,334	$-
Issuance of common stock upon conversion of PIPE Notes	$510	$-
Issuance of common stock upon conversion of loan extensions with related parties	$2,584	$-
Insurance premium settled by issuance of note payable	$317	$318
Common stock repurchase consideration in loans payable	$312	$329
Common shares issued to partially settle deferred underwriter fees	$-	$242
Recognition of prepaid forward contract in exchange for partial conversion of Yorkville Note	$-	$343
Extinguishment of officer accrued salaries reclassified to additional paid-in capital	$-	$132

The accompanying notes are an integral part of these consolidated financial statements.

F-6

ONEMEDNET CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Business

Organization and Description of Business

OneMedNet Corporation (the “Company”) is a healthcare software company with solutions focused on digital medical image management, exchange, and sharing. The Company was founded in Delaware on November 20, 2015. The Company has been solely focused on creating solutions that simplify digital medical image management, exchange, and sharing. The Company has one wholly-owned subsidiary, OneMedNet Technologies (Canada) Inc. (“OneMedNet Canada”), incorporated on October 16, 2015 under the provisions of the Business Corporations Act of British Columbia. The Company’s headquarters location is Eden Prairie, Minnesota.

On November 7, 2023, the Company consummated a merger (the “Merger”) following the approval at the special meeting of the shareholders of Data Knights Acquisition Corp. (“Data Knights”), a Delaware corporation, held on October 17, 2023 (the “Special Meeting”), of the agreement and plan of merger, dated as of April 25, 2022 (the “Merger Agreement”), by and among Data Knights, Data Knights Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Data Knights, OneMedNet Solutions Corporation (formerly named OneMedNet Corporation) (“Legacy ONMD”), Data Knights, LLC, a Delaware limited liability company (“Sponsor”), and Paul Casey, in his capacity as representative of the stockholders of Legacy ONMD. Pursuant to the Merger Agreement, Merger Sub merged with and into Legacy ONMD, with Legacy ONMD surviving the Merger as a wholly-owned subsidiary of Data Knights (such transactions contemplated by the Merger Agreement, the “Business Combination”).

Risks and Uncertainties

The Company is subject to risks common to companies in the markets it serves, including, but not limited to, global economic and financial market conditions, fluctuations in customer demand, acceptance of new products, development by its competitors of new technological innovations, dependence on key personnel, and protection of proprietary technology.

Liquidity and Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities in the normal course of business, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or amounts and classification of liabilities that may result from the outcome of this uncertainty.

The Company has incurred recurring net losses since its inception, including $2.8 million and $10.1 million for the years ended December 31, 2025 and 2024, respectively. In addition, the Company had an accumulated deficit of $104.4 million as of December 31, 2025. The Company’s cash balance of $0.6 million is not adequate to fund its operations through at least twelve months from the date these consolidated financial statements were available for issuance. Therefore, these conditions raise substantial doubt about the Company’s ability to continue as a going concern.

To continue in existence and expand its operations, the Company will be required to, and management plans to, raise additional working capital through an equity or debt offering and ultimately attain profitable operations to fulfill its operating and capital requirements for at least 12 months from the date of the issuance of the consolidated financial statements. However, the Company may not be able to secure such financing in a timely manner or on favorable terms, if at all. Furthermore, if the Company issues equity securities to raise additional funds, its existing stockholders may experience dilution, and the new equity securities may have rights, preferences and privileges senior to those of the Company’s existing stockholders. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to continue receiving working capital cash payments and generating cash flow from operations.

F-7

Investment in Crypto Assets – Bitcoin

The Company has also invested in Bitcoin, which is a crypto asset. Crypto assets are loosely regulated and there is no central marketplace for currency exchange. Supply is determined by a computer code, not by a central bank, and prices have been extremely volatile. Certain crypto asset exchanges have been closed due to fraud, failure or security breaches. Any of the Company’s crypto assets that reside on an exchange that shuts down may be lost. Several factors may affect the price of crypto assets, including, but not limited to: supply and demand, investors’ expectations with respect to the rate of inflation, interest rates, currency exchange rates or future regulatory measures (if any) that restrict the trading of crypto assets, and the use of crypto assets as a form of payment. There is no assurance that crypto assets will maintain their long-term value in terms of purchasing power in the future, or that acceptance of crypto asset payments by mainstream retail merchants and commercial businesses will continue to grow.

As crypto assets have grown in popularity and market size, various countries and jurisdictions have begun to develop regulations governing the crypto asset industry. To the extent future regulatory actions or policies limit the ability to exchange crypto assets or utilize them for payments, the demand for crypto assets could be reduced. Furthermore, regulatory actions may limit the ability of end-users to convert crypto assets into fiat currency (e.g., U.S. dollars) or use crypto assets to pay for goods and services. Such regulatory actions or policies could result in a reduction of demand, and in turn, a decline in the underlying crypto asset unit prices.

The effect of any future regulatory change on crypto assets in general is impossible to predict, but such change could be substantial and adverse to the Company and the value of the Company’s investments in crypto assets.

Crypto assets are not insured or protected under the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Company (“SIPC”). Accordingly, with respect to its Bitcoin investment, the Company does not enjoy the protections of other assets covered by the FDIC or SIPC.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) regarding annual financial reporting. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the ordinary course of business.

The accompanying consolidated financial statements include the accounts of OneMedNet Corporation, formerly Data Knights, and its wholly-owned subsidiary, OneMedNet Technologies Canada Ltd. All intercompany transactions and balances have been eliminated in consolidation.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, including its subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses, and the amounts disclosed in these notes to the consolidated financial statements. Actual results and outcomes may differ materially from management’s estimates, judgments, and assumptions. Significant estimates, judgments, and assumptions used in these financial statements include, but are not limited to, the valuation of the liability classified warrants, SEPA put option liability, convertible debt measured at fair value, revenue recognition and provision for income taxes. Estimates are periodically reviewed in light of changes in circumstances, facts, and experience.

F-8

Foreign Currency

The Company’s functional currency, including that of the Company’s Canadian subsidiary, OneMedNet Canada, is the United States dollar. Foreign currency gains and losses resulting from remeasurement of assets and liabilities held in foreign currencies and transactions settled in a currency other than the functional currency are included separately as non-operating income or expense in the consolidated statements of operations as a component of other (income) expense, net. The foreign currency amounts recorded for the periods presented were insignificant.

Operating Segments

Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the chief operating decision maker (“CODM”), or decision-making group, in deciding how to allocate resources and in assessing performance. The Company considers its chief executive officer to be the Company’s CODM. The CODM manages its operations and allocates resources based on the Company’s consolidated results and therefore operates as one segment.

The Company’s operations consist of its real-world data (“RWD”) platform, which enables life sciences and healthcare customers to access curated clinical and imaging datasets, as well as its legacy data exchange (BEAM) platform that facilitates the secure exchange and aggregation of medical imaging data. The Company decommissioned its legacy BEAM platform in May 2025 as part of its strategic transition to a unified real-world data platform. Revenue associated with the BEAM platform was generated through the date of decommissioning and will not continue in future periods.

The Company’s method for measuring segment profitability is operating loss, which the CODM uses to assess performance and make decisions for resource allocation, consistent with the measurement principles for operating loss as reported on the Company’s consolidated statements of operations. The CODM uses consolidated operating loss to set budgets, evaluate margins, review actual results, and to make decisions whether to engage in capital management transactions.

The significant expenses regularly reviewed by the CODM are consistent with those reported on the Company’s consolidated statements of operations, and expenses are not regularly reviewed on a more disaggregated basis for purposes of assessing segment performance and deciding how to allocate resources.

The Company’s disaggregation of revenue by major product offering is consistent with its presentation on the Company’s consolidated statements of operations. The table below provides the Company’s total revenue by geographic region based on the location of the customer (in thousands):

	Year Ended December 31,
	2025	2024
Americas	$608	$401
Europe and Middle East	695	242
Asia Pacific	56	-
Total	$1,359	$643

See Accounts Receivable and Allowance for Credit Losses section below for details on customers that accounted for more than 10% of total accounts receivable and total revenue as of and for the years ended December 31, 2025 and 2024, respectively.

Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid, short-term investments with a maturity of three months or less when purchased. Cash equivalents consist of money market funds and are carried at cost, which approximates fair value. The balances, at times, may exceed FDIC insured limits. The Company believes that, as of December 31, 2025 and 2024, its risk relating to deposits exceeding federally insured limits was not significant. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

As of December 31, 2025, the Company’s cash equivalents consisted of $0.03 million in money market funds. The Company had no cash equivalents as of December 31, 2024.

F-9

Investment in Crypto Assets

The Company reflects crypto assets held at fair value on the consolidated balance sheets and consolidated statements of cash flows, the activity from remeasurement of crypto assets at fair value on the consolidated statements of operations, and the required disclosures in Note 3, Investment in Crypto Assets – Bitcoin.

Crypto assets are generally valued using prices as reported on reputable and liquid exchanges based on the quoted end-of-day price provided by such exchanges as of the date and time of determination. The time used is 23:59 UTC.

Accounts Receivable and Allowance for Credit Losses

Accounts receivable are unsecured, recorded at net realizable value, and do not bear interest. Unbilled receivables arise when data delivery revenue is recognized and the Company has an unconditional right to consideration and only the passage of time is required to receive the consideration. Accounts receivable are considered past due if not paid within the terms established between the Company and the customer. Amounts are only written off after all attempts at collections have been exhausted. The Company determines the need for an allowance for credit losses based upon factors surrounding the credit risk of specific customers, historical trends and other information. Accounts receivable, net includes unbilled receivables of $0.5 million and $0.2 as of December 31, 2025 and 2024, respectively. As of December 31, 2025 and 2024, the Company established allowances for credit losses of $0.

The Company believes its credit policies are prudent and reflect normal industry terms and business risk. The Company generally does not require collateral from its customers and generally requires payment from 0 to 90 days from the invoice date. For the year ended December 31, 2025, there were three customers that accounted for 10% or more of total revenue. For the year ended December 31, 2024, there were two customers that accounted for 10% or more of total revenue. The following table represents these customers’ aggregate percentage of total revenue:

	Year Ended December 31,
	2025	2024
Customer 1	21%	●	%
Customer 2	15%	●	%
Customer 3	12%	●	%
Customer 4	● %	35%
Customer 5	● %	17%
Aggregate percent of revenue	48%	52%

As of December 31, 2025, there were three customers that accounted for more than 10% of the Company’s accounts receivable balance. As of December 31, 2024, there were two customers that accounted for more than 10% of the Company’s accounts receivable balance. The following table represents these customers’ aggregate percentage of total accounts receivable:

	As of December 31,
	2025	2024
Customer 1	18%	● %
Customer 2	17%	37%
Customer 3	16%	● %
Customer 4	● %	17%
Aggregate percent of accounts receivable	51%	54%

●	Revenue and/or accounts receivable was less than 10% of revenue and/or accounts receivable.

F-10

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation and amortization. The straight-line method is used for computing depreciation and amortization. Assets are depreciated and amortized over their estimated useful lives ranging from three to five years. Cost of maintenance and repairs are charged to expense when incurred.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss would be recognized when the estimated future undiscounted net cash flows from the use of the asset are less than the carrying amount of that asset. There were no such losses during the years ended December 31, 2025 or December 31, 2024.

Fair Value Option of Accounting

When financial instruments contain various embedded derivatives which may require bifurcation and separate accounting of those derivatives apart from the entire host instrument, if eligible, Accounting Standards Codification (“ASC”) 825, Financial Instruments, allows issuers to elect the fair value option (“FVO”) of accounting for those instruments. The FVO may be elected on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. The FVO allows the issuer to account for the entire financial instrument at fair value with subsequent remeasurements of that fair value recorded through the statements of operations at each reporting date. A financial instrument is generally eligible for the FVO if, amongst other factors, no part of the convertible, or contingently convertible, instrument is classified in stockholders’ equity and the instrument does not contain a beneficial conversion feature at issuance. In addition, because a contingent beneficial conversion feature, if any, is not separately recognized within stockholders’ equity at the issuance date, a convertible debt instrument with a contingent beneficial conversion feature is therefore eligible for the FVO if all other criteria are met.

Based on the eligibility assessment discussed above, the Company concluded that its convertible notes payable is eligible for the FVO and accordingly elected the FVO for those debt instruments. This election was made because of operational efficiencies in valuing and reporting for these debt instruments in their entirety at each reporting date.

The PIPE Notes and Yorkville Note contained embedded derivatives, which required bifurcation and separate accounting under GAAP, for which the Company elected the FVO. In addition, certain term PIPE Notes were issued with separately exercisable and freestanding warrants to purchase common stock, were issued with substantial discounts at issuance and contained certain embedded derivatives to be bifurcated and accounted for separately for those term notes, unless the FVO is eligible and elected. Accordingly, the Company qualified for and elected the FVO for the entire PIPE Notes instruments. The convertible debt and accrued interest at their stated interest rates were initially recorded at fair value as liabilities on the consolidated balance sheets and were subsequently re-measured at fair value at the end of each reporting period presented within the consolidated financial statements. The changes in the fair value of the convertible promissory notes, PIPE Notes and Yorkville Note are recorded in changes in fair value of convertible notes, included as a component of other (income) expenses, net, in the consolidated statements of operations. The change in fair value related to the accrued interest components is also included within the respective single line of change in fair value of convertible notes on the consolidated statements of operations. See additional information on valuation methodologies and significant assumptions used in Note 7 and Note 11.

F-11

Derivative Financial Instruments

The Company evaluates its convertible debt, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 480, Distinguishing Liabilities from Equity and ASC 815, Derivatives and Hedging. Instruments that meet the definition of a derivative financial instrument and the equity scope exception in ASC 815-10-15-74(a) are classified as equity and are not subject to remeasurement provided that the Company continues to meet the criteria for equity classification. Instruments that are classified as liabilities are accounted for at fair value and remeasured at each reporting date until exercise, expiration, or modification that results in equity classification. Any change in the fair value of the warrants is recognized as change in fair value of warrant liabilities included as a component of other (income) expenses, net in the consolidated statements of operations.

The classification of warrants, including whether warrants should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. The fair value of liability-classified warrants is determined using the Black-Scholes options pricing model (“Black-Scholes model”) which includes Level 3 inputs, as shown in Note 11 to the consolidated financial statements.

Modification of Equity Classified Warrants

A change in the terms or conditions of a warrant is accounted for as a modification. For a warrant modification accounted for under ASC 815, the effect of a modification shall be measured as the difference between the fair value of the modified warrant over and the fair value of the original warrant immediately before its terms are modified, with each measured on the modification date. The accounting for any incremental fair value of the modified warrants over the original warrants is based on the specific facts and circumstances related to the modification. When a modification is directly attributable to an equity offering, the incremental change in fair value of the warrants is accounted for as an equity issuance cost. When a modification is directly attributable to a debt financing, the incremental change in fair value of the warrants is accounted for as a debt discount or debt issuance cost. For all other modifications, the incremental change in fair value is recognized as a deemed dividend.

Debt Modifications and Extinguishments

The Company evaluates all modifications to its debt obligations in accordance with ASC 470-60, Debt-Troubled Debt Restructurings by Debtors (“ASC 470-60”). A modification is a troubled debt restructuring (“TDR”) if both (1) the borrower is experiencing financial difficulty, and (2) the lender grants the borrower a concession. In determining if a company is experiencing financial difficulties for a TDR, as contemplated by the applicable standard, several factors are considered including whether the Company is currently in payment default on any debt, if there is a high probability of future default without modification, bankruptcy considerations, or if there is substantial doubt about the Company’s ability to continue as a going concern. A lender is granting a concession when the effective borrowing rate on the restructured debt is less than the effective borrowing rate on the original debt. If a debt restructuring involves a transfer of assets or the issuance of an equity interest in full satisfaction of a debt obligation, a concession is granted if the debt’s carrying amount exceeds the fair value of such assets or equity interests.

The recognition and measurement of the impact of a TDR on the condensed consolidated financial statements depends on whether the fair value of consideration transferred or future undiscounted cash flows specified by the new terms are greater (gain is recorded in the condensed consolidated statements of operations for the difference) or less (no gain is recorded in the condensed consolidated statements of operations for the difference) than the carrying value of the debt.

If a TDR is determined not to have occurred, the Company evaluates the modification in accordance with ASC Topic 470-50-40 (“ASC 470-50”), which requires modification to debt instruments to be evaluated to assess whether debt modification or debt extinguishment accounting is applicable. This evaluation includes analyzing whether there are significant and consequential changes to the economic substance of the debt. If the change is deemed insignificant then the change is considered a debt modification, whereas if the change is substantial the change is reflected as a debt extinguishment.

If debt extinguishment guidance applies, the Company accounts for the income or loss from extinguishment of debt by comparing the difference between the reacquisition price and the net carrying amount of the debt being extinguished and recognizes this as gain or loss when the debt is extinguished.

If debt modification guidance applies, no gain or loss is recorded and the effective interest rate of the debt is updated based on the carrying value of the debt and the revised future cash flows. Any previously capitalized debt issuance costs in a debt modification are amortized as interest expense over the term of the new debt instrument.

F-12

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase the comparability of fair value measures, the following hierarchy prioritizes the inputs to valuation methodologies used to measure fair value:

Level 1 - Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2 - Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3 - Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

When quoted market prices are available in active markets, the fair value of assets and liabilities is estimated within Level 1 of the valuation hierarchy. If quoted prices are not available, then fair values are estimated by using pricing models, quoted prices of assets and liabilities with similar characteristics, or discounted cash flows, within Level 2 of the valuation hierarchy. In cases where Level 1 or Level 2 inputs are not available, the fair values are estimated by using inputs within Level 3 of the hierarchy.

The Company has determined the estimated fair value of its financial instruments based on appropriate valuation methodologies; however, considerable judgment is required to develop these estimates. Accordingly, these estimated fair values are not necessarily indicative of the amounts the Company could realize in a current market exchange. The estimated fair values can be materially affected by using different assumptions or methodologies. The methods and assumptions used in estimating the fair values of financial instruments are based on carrying values and future cash flows.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, convertible notes payable, liability classified financial instruments and certain privately issued warrants. The carrying amounts of cash and cash equivalents and accounts payable financial instruments approximate their fair value due to their short-term nature. The carrying amount of accounts receivable is net of an allowance that reflects management’s best estimate of expected credit losses. See Note 11 for fair value measurements.

Treasury Stock

The Company records the repurchase of its common stock, par value $0.0001 per share at cost on the trade date of the transaction. These shares are considered treasury stock, which is a reduction to stockholders’ equity (deficit). Treasury stock is included in authorized and issued shares but excluded from outstanding shares.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, which aligns revenue recognition with the transference of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

This core principle is achieved to the application of a five-step model: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to performance obligations in the contract, and (5) recognize revenue as performance obligations are satisfied. Payment terms between customers related to product and services sales vary by the type of customer, country of sale, and the products or services offered and could result in an unbilled receivable or deferred revenue balance depending on whether the performance obligation has been satisfied (or partially satisfied).

F-13

Revenue from all customers is recognized when a performance obligation is satisfied by transferring control of a distinct good or service to a customer. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account under Topic 606. A contract’s transaction price is allocated to each distinct performance obligation in proportion to the standalone selling price for each and recognized as revenue when, or as, the performance obligation is satisfied.

Individual promised goods and services in a contract are considered a performance obligation and accounted for separately if the good or service is distinct. A good or service is considered distinct if the customer can benefit from the good or service on its own or with other resources that are readily available to the customer and the good or service is separately identifiable from other promises in the arrangement.

The transaction price for the products is the invoiced amount. Advanced billings from contracts are deferred and recognized as revenue when earned. Revenue is recognized only to the extent that it is probable that a significant reversal of revenue will not occur and when collection is considered probable. The Company excludes from revenue taxes collected from a customer that are assessed by a governmental authority and imposed on and concurrent with a specific revenue-producing transaction. Deferred revenue consists of payments received in advance of performance under the contract. Such amounts are generally recognized as revenue over the contractual period. The Company receives payments from customers based upon contractual billing schedules. Accounts receivable is recorded when the right to consideration becomes unconditional. Payment terms on invoiced amounts typically range from zero to 90 days, with typical terms of 30 days.

Subscription Revenue

Subscription revenues are generated from the Company’s data exchange (BEAM) product, which is a medical imaging exchange platform between hospital/healthcare systems, imaging centers, physicians and patients. Subscription revenue is recognized over time as the customer consumes the benefits of the services as the Company stands ready to provide access to the programs throughout the subscription period. Subscription customers are invoiced either quarterly or annually in advance with the customer contracts automatically renewing unless the customer issues a cancellation notice.

Data Delivery Revenue

Data delivery revenues are generated from the Company’s proprietary iRWD™ (Imaging Real-World Data) platform, which provides regulatory grade imaging and clinical data in the pharmaceutical, device manufacturing, clinical research organizations, and artificial intelligence markets. Data delivery customers are invoiced in installments as the related data is delivered. Revenue from the sale of data delivery products is recognized at a point in time using an output measure of progress, which is based on the number of data units delivered relative to the total data units committed by the customer.

Income Taxes

The Company recognizes income taxes under the asset and liability method. Deferred income taxes are recognized for differences between the financial reporting and tax bases of assets and liabilities, at enacted statutory tax rates in effect for the years in which the differences are expected to reverse. The Company establishes a valuation allowance if it believes it is more likely than not that the deferred tax assets will not be recovered based on an evaluation of all available evidence.

The Company determines whether it is more likely than not that a tax position will be sustained upon examination. If it is not more likely than not that a position will be sustained, none of the benefit attributable to the position is recognized. The tax benefit to be recognized for any tax position that meets the more-likely-than-not recognition threshold is calculated as the largest amount that is more than 50% likely to be realized upon resolution of the contingency. The Company accounts for interest and penalties related to uncertain tax positions as part of its provision for income taxes.

F-14

Patents and Trademarks

Costs associated with the submission of a patent application are expensed as incurred given the uncertainty of the patents resulting in probable future economic benefits to the Company and are included in research and development expenses on the consolidated statements of operations.

Research and Development

The Company accounts for its research and development (“R&D”) costs in accordance with ASC 730, Research and Development (“ASC 730”). ASC 730 requires that R&D costs are generally recognized as an expense as incurred. However, some costs associated with R&D activities that have an alternative future use (e.g., materials, equipment, facilities) may be capitalizable. For the years ended December 31, 2025 and December 31, 2024, research and development expenditures were charged to operating expense as incurred.

Stock-based Compensation

The Company accounts for its stock-based compensation awards in accordance with FASB ASC Topic 718, Compensation – Stock Compensation (“ASC 718”). The Company has issued stock options and restricted stock units (“RSUs”). In accordance with ASC 718, the Company recognizes compensation expense for all stock-based awards based on the estimated grant-date fair value.

The Company uses the Black-Scholes option-pricing model to determine the fair value of stock options granted. The determination of fair value for stock options on the date of grant using an option-pricing model requires management to make certain assumptions including expected volatility, expected term, risk-free interest rate and expected dividends in addition to the Company’s common stock valuation.

For RSUs, the fair value of an RSU is equal to the market price of the Company’s common stock (“Common Stock”) on the grant date. The Company recognizes forfeitures as they occur. Stock-based compensation expense for stock-based awards is recognized on a straight-line basis based on the grant date fair value over the associated service period of the award, which is generally the vesting period. Stock-based awards generally vest over three-year service periods and stock options expire after ten years.

The Company records stock-based compensation expense to cost of revenue, general and administrative expense, sales and marketing expense or research and development expense based on the underlying function of the individual that was granted the stock-based compensation award. Shares issued upon stock option exercise and RSU vesting are newly issued shares.

Net Loss per Share

The Company calculates basic and diluted net loss per share attributable to common stockholders in conformity with the two-class method required for participating securities. Certain warrants participate in distributions of the Company. The pre-funded warrants associated with the July 2024, September 2024 and June 2025 private placements (see Note 8) are considered outstanding shares in the basic earnings per share calculation given their nominal exercise price. In addition, the shares issuable pursuant to the forward contracts are considered outstanding shares in the basic earnings per share calculation because there is no consideration (see Note 8 and Note 10). The net loss attributable to common stockholders is not allocated to the warrant holders as the warrant holders do not have a contractual obligation to share in losses. Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares outstanding for the period. Diluted net loss per share is computed by dividing the net loss by the weighted-average number of shares of Common Stock and common stock equivalents outstanding for the period. Common stock equivalents are only included when their effect is dilutive. The Company’s potentially dilutive securities, including outstanding RSUs under the Company’s equity incentive plan, warrants to purchase Common Stock, convertible debt, deferred underwriter fees and loan extensions have been excluded from the computation of diluted net loss per share as their inclusion would be anti-dilutive. For all periods presented, there is no difference in the number of shares used to calculate basic and diluted shares outstanding to the Company’s net loss position.

F-15

As a result of the Company reporting net loss attributable to common stockholders for all periods presented herein, the following common stock equivalents were excluded from the computation of diluted net loss per common share for the years ended December 31, 2025 and 2024 because including them would have been antidilutive (in thousands):

	Year Ended December 31,
	2025	2024
Restricted stock units	3,211,252	1,625,404
Convertible debt	-	8,549,417
Warrants for common stock	12,314,114	12,364,114
Deferred underwriter fees	-	3,174,999
Loan extensions	330,000	3,274,182
Total common stock equivalents	15,855,366	28,988,116

General and Administrative

General and administrative expenses include all costs that are not directly related to satisfaction of customer contracts. General and administrative expenses include items for the Company’s selling and administrative functions, such as sales, finance, legal, human resources, and information technology support. These functions include costs for items such as salaries and benefits and other personnel-related costs, maintenance and supplies, professional fees for external legal, accounting, and other consulting services, and depreciation expense.

Emerging Growth Company

The Company is an emerging growth company, as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has not elected to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Reclassification

Certain prior period amounts have been reclassified to conform to the current year presentation. These reclassifications had no impact on the Company’s net loss, net cash flows, or stockholders’ deficit.

Recently Adopted Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), which requires public entities, on an annual basis, to provide disclosure of specific categories in their tax rate reconciliations, as well as disclosure of income taxes paid disaggregated by jurisdiction. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024, with early adoption permitted, and may be applied prospectively or retrospectively. The Company adopted ASU 2023-09 on a prospective basis during the year ended December 31, 2025, and included the required disclosures in Note 6, Income Taxes. The impact of the adoption of this standard was not material to the Company’s financial statements or disclosures.

F-16

Recently Issued Accounting Pronouncements

In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”), which requires public entities, at annual and interim reporting periods, to disclose in a tabular format additional information about specific expense categories in the notes to the financial statements. ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027, with early adoption permitted. The Company does not expect the impact of the adoption of this standard to be material to its financial statements or disclosures.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets (“ASU 2025-05”), which allows entities to use a simplified approach when estimating credit losses for current accounts receivable and contract assets arising from revenue transactions. The standard update permits consideration of collections after the balance sheet date when estimating expected credit losses, and allows consideration of subsequent collections when estimating credit losses, reducing documentation burden. The adoption of ASU 2025-05 is effective for annual and interim periods within annual reporting periods beginning after December 15, 2025. The Company is currently evaluating the potential effect of this accounting standard update on its financial statements and related disclosures.

3. Investment in Crypto Assets – Bitcoin

The Company’s crypto assets are comprised solely of Bitcoin. In accordance with ASC Topic 820, Fair Value Measurement, the Company measures the fair value of its Bitcoin based on the quoted end-of-day price on the measurement date for a single Bitcoin on an active trading platform, River.com. Management has determined that River.com, an active exchange market, represents a principal market for Bitcoin and the end-of-day quoted price is both readily available and representative of fair value (Level 1 inputs).

The following table sets forth the units held, cost basis, and fair value of its investments in crypto assets, as shown on the consolidated balance sheets as of December 31, 2025 (in thousands):

	Units	Cost Basis	Fair Value
Investments in crypto assets:
Bitcoin	6	$653	$506
Total	6	$653	$506

The following table sets forth the units held, cost basis, and fair value of its investments in crypto assets, as shown on the consolidated balance sheets as of December 31, 2024 (in thousands):

	Units	Cost Basis	Fair Value
Investments in crypto assets:
Bitcoin	31	$2,051	$2,849
Total	31	$2,051	$2,849

The following table presents a reconciliation of the fair values of the Company’s investments in crypto assets for the year ended December 31, 2025 (in thousands):

Bitcoin
Balance, December 31, 2024	$2,849
Additions	2,750
Dispositions	(4,148)
Unrealized loss, net	(945)
Balance, December 31, 2025	$506

F-17

Additions are the result of the Company acquiring Bitcoin with liquid assets from equity financings, while dispositions are the result of sales of Bitcoin. During the year ended December 31, 2025, the Company had Bitcoin dispositions of $4.1 million, inclusive of realized gains of $0.9 million. The Company uses a first-in, first-out methodology to assign costs to Bitcoin for purposes of the Bitcoin held and realized gains and losses disclosure above. Bitcoin is included in current assets in the consolidated balance sheets due to the Company’s ability to sell them in a highly liquid marketplace and its intent to liquidate its Bitcoin to support operations when needed.

4. Property and Equipment

Property and equipment are summarized as of December 31 (in thousands):

	As of December 31,
	2025	2024
Computers	$311	$297
Furniture and equipment	27	27
Total property and equipment	338	324
Less: accumulated depreciation	(282)	(216)
Property and equipment, net	$56	$108

Depreciation expense was $0.07 million and $0.04 million for the years ended December 31, 2025 and 2024, respectively, which is recorded within general and administrative expenses in the consolidated statements of operations.

5. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of the following (in thousands):

	As of December 31,
	2025	2024
Professional fees	$1,972	$4,702
Payroll liabilities	728	621
Data provider costs	505	380
Other	291	335
	$3,496	$6,038

During the year ended December 31, 2025, the Company negotiated and settled certain trade payables owed by the Company with an aggregate carrying value of $3.2 million. At the time of these settlements, (1) the Company had negative cash flow from operations, historical losses, and a significant accumulated deficit that raised substantial doubt about the Company’s ability to continue as a going concern, and (2) a concession was granted to the Company, as the fair value of the consideration received by the vendors was less than the net carrying value of the payables. As a result, the Company accounted for these transactions as troubled debt restructurings in accordance with ASC 470-60. In accordance with the accounting for troubled debt restructurings, the Company derecognized the outstanding payables and recognized the consideration transferred to the vendors at fair value. The fair value of consideration transferred included $0.3 million in cash payments made by the Company and equity interests comprised of 250,000 shares of the Company’s Common Stock valued at $0.1 million. The fair value of the equity interests was determined using the closing price of the Company’s Common Stock of $0.45 on the agreement effective date. The difference in value between the carrying value of the payables and the fair value of consideration transferred resulted in a gain on troubled debt restructuring of $2.8 million for the year ended December 31, 2025 in the Company’s consolidated statements of operations.

6. Income Taxes

The Company has operations in the United States and Canada. The components of income (loss) before the provision for income taxes are as follows (in thousands):

	Year Ended December 31,
	2025	2024
United States	$(2,835)	$(10,046)
Foreign	35	(81)
Total loss before income taxes	$(2,800)	$(10,127)

F-18

The components of the income tax provision for the years ended December 31, 2025 and 2024 were as follows (in thousands):

	As of December 31,
	2025	2024
Current federal	$-	$-
Current state	1	2
Current foreign	-	-
Total current tax provision (benefit)	$1	$2
Deferred federal	-	-
Deferred state	-	-
Deferred foreign	-	-
Total deferred tax provision (benefit)	$-	$-
Total income tax provision	$1	$2

For the year ended December 31, 2025, the Company adopted ASU 2023-09 on a prospective basis. The following table is a reconciliation of the U.S. federal statutory rate of 21.0% to the effective tax rate for the year ended December 31, 2025, in accordance with ASU 2023-09:

	December 31, 2025
	Amount (in thousands)	Percent
Tax provision at statutory rate	$(588)	21.0%
State income taxes, net of federal benefit (1)	1	0.0%
Foreign tax effects	(7)	0.3%
Effects of cross-border transactions	(12)	0.4%
Nontaxable or nondeductible items	(275)	9.8%
Stock-based compensation expense	85	(3.0)%
Change in valuation allowance	731	(26.1)%
Other, net	66	(2.4)%
Effective income tax rate	$1	0.0%

(1)	During the year ended December 31, 2025, state minimum taxes in California and Massachusetts comprised greater than 50% of the tax effect in this category.

The following table is a reconciliation of the U.S. federal statutory tax rate of 21.0% to the effective tax rate for the years ended December 31, 2024, prior to the adoption of ASU 2023-09:

December 31, 2024
Tax provision at statutory rate	21.0%
State income taxes, net of federal benefit	1.2%
Stock-based compensation expense	(1.0)%
Permanent differences - other	(1.2)%
Change in fair value of convertible notes	(1.5)%
SEPA commitment fee	(1.0)%
Change in valuation allowance	(17.9)%
Other, net	0.4%
Effective income tax rate	0.0%

The tax effects of temporary differences that give rise to significant components of the deferred tax assets and liabilities are as follows (in thousands):

	As of December 31,
	2025	2024
Deferred tax assets
Net operating loss carryforwards	$9,198	$9,092
Capitalized research costs	582	584
Stock-based compensation expense	290	33
Reserves	170	-
Accrued expenses	34	-
Fixed assets	19	21
Other	49	4
Total gross deferred tax assets	10,342	9,734
Less: valuation allowance	(10,342)	(9,551)
Net deferred tax assets	$-	$183
Deferred tax liabilities
Other	$-	$(183)
Total deferred tax liabilities	$-	$(183)
Net deferred taxes	$-	$-

The Company has generated both federal and state net operating losses (NOL) of approximately $39.5 million and $16.7 million, respectively. The federal NOLs include $12.2 million which expire at various dates beginning in 2030 and $27.3 million which carry forward indefinitely. The state NOLs expire at various dates beginning in 2030.

Ownership changes, as defined in the Internal Revenue Code Section 382, could limit the amount of NOLs that can be utilized annually to offset future taxable income. Generally, an ownership change occurs when the ownership percentage of 5% or greater stockholders increases by more than 50% over a three-year period. The Company’s ability to utilize its federal and state tax attributes may be limited by ownership changes that have occurred in the past or may occur in the future. The Company has not yet conducted a formal study of whether, or to what extent, past changes in control of the Company impacts its ability to utilize NOL carryforwards because such NOL carryforwards cannot be utilized until the Company achieves profitability.

Management has evaluated the positive and negative evidence bearing upon the realizability of the Company’s net deferred tax assets, which are comprised primarily of net operating loss carryforwards and research costs capitalized for tax purposes. Management has considered the Company’s history of cumulative operating losses and estimated future tax losses and has determined that it is more likely than not that the Company will not recognize the benefits of the net deferred tax assets. As a result, the Company has recorded a full valuation allowance at December 31, 2025 and 2024. The valuation allowance increased by $0.8 million in 2025 primarily due to the current year net operating loss and capitalized research costs.

As of December 31, 2025 and 2024, the Company had no uncertain tax positions. The Company recognizes both interest and penalties associated with unrecognized tax benefits as a component of income tax expense. The Company has not recorded any interest or penalties for unrecognized tax benefits since its inception.

The Company files federal, various state, and Canada tax returns. In the U.S., all tax years since inception remain open to examination by major tax jurisdictions to which the Company is subject, as carryforward attributes generated in years past may still be adjusted upon examination by the respective tax authorities if they have or will be used in a future period. In Canada, the Company is generally no longer subject to income tax examinations for the years before 2022. The Company is currently not under examination by any tax authority.

On July 4, 2025, the One Big Beautiful Bill Act (“OBBB”) was enacted in the U.S. The OBBB includes significant provisions, such as the permanent extension of certain expiring provisions of the Tax Cuts and Jobs Act (“TCJA”) and restoration of favorable tax treatment for certain business provisions including the expensing of domestic research and development expenditures. The OBBB did not have a material impact on the Company’s consolidated financial statements or footnotes.

The Company did not make any income tax payments (net of refunds received) that are required to be disclosed under ASU 2023-09.

F-19

7. Debt

The following table summarizes outstanding debt for the periods indicated (in thousands):

	As of December 31,
	2025	2024
Convertible notes at fair value
PIPE Notes	$-	$1,734
Yorkville Note	-	1,718
	-	3,452
Related party loans
Convertible	-	1,600
Non-convertible	-	719
	-	2,319
Loans payable
Stock repurchase loan	118	329
Insurance premium loan	286	287
Extension loans	350	2,992
	754	3,608
Long-term loans payable
Extension loans	26	-
Stock repurchase loan	194	-
	220	-
Total	$974	$9,379

Convertible Notes at Fair Value

PIPE Notes

In June 2023, the Company entered into the PIPE SPA in which the Company was required to sell senior secured convertible notes and warrants to directors of the Company. The PIPE SPA stipulates a collateral security agreement between the Company and the directors for punctual payment and performance by the Company on its obligations to the Directors. The intellectual property of the Company serves as the collateral for the PIPE Notes. The PIPE Notes and related warrants were issued through a PIPE financing transaction, which is a form of debt and equity offering under an exemption in the securities laws for qualifying private placements by issuers of publicly traded securities. On November 7, 2023, the Company received a total of $1.5 million from the directors in exchange for PIPE Notes in the aggregate principal amount of $1.6 million (plus accrued interest of $0.1 million) and 95,745 warrants to acquire Common Stock. The PIPE Notes are convertible into shares of Common Stock at the PIPE Investor’s election at a conversion price equal to the lower of (i) $10.00 per share, and (ii) 92.5% of the lowest VWAP for the ten (10) trading days immediately preceding the conversion date, subject to the floor price of $1.14 (representing 20% of the closing price of the Common Stock on the last trading day before the closing of the Business Combination), or the alternative conversion ratio of the greater of the floor price and the lesser of 80% of the VWAP of the common stock as of the trading day and 80% of the price computed as the quotient of the sum of the VWAP of the Common Stock for each of the three trading days with the lowest VWAP of the Common Stock during the fifteen consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice, divided by three. All such determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock. The PIPE Notes mature on the first anniversary of the issuance date, or November 7, 2024. As of December 31, 2024, the PIPE Notes had not been repaid or converted and remained outstanding.

F-20

The Company elected the FVO of accounting for its PIPE Notes. Under the FVO election, the financial instrument is initially measured at its issue-date estimated fair value and subsequently remeasured at estimated fair value on a recurring basis at each reporting period date. The estimated fair value adjustment is presented within other (income) expenses, net in the accompanying consolidated statements of operations under the caption change in fair value of convertible notes. The fair value adjustment during the years ended December 31, 2025 and 2024 was $(1.2) million and $0.1 million, respectively.

On June 17, 2025 and June 18, 2025, the Purchasers agreed to convert $1.7 million of outstanding principal and accrued interest into an aggregate of 1,453,174 shares of Common Stock, which was based on the floor price of $1.14 per share. As such, the net carrying amount of the PIPE Notes was adjusted to its fair value of $0.5 million on the conversion date and reclassified to stockholders’ deficit in the consolidated balance sheets at the time the conversions took place in June 2025. As such, there was no balance outstanding as of December 31, 2025.

Yorkville Note

On June 17, 2024, the Company entered into a Standby Equity Purchase Agreement (“SEPA”) with YA II PN, LTD, a Cayman Islands exempt limited partnership managed by Yorkville Advisors Global, LP (“Yorkville”) (see Note 8). Upon entry into the SEPA, the Company issued Yorkville a $1.5 million convertible promissory note for $1.35 million in cash (after a 10% original issue discount) (the “Yorkville Note”). The Yorkville Note does not bear interest and matures on June 17, 2025. The Yorkville Note is convertible by Yorkville into shares of Common Stock at an aggregate purchase price based on a price per share equal to the lower of (a) $1.3408 per share (subject to downward reset upon the filing of the resale registration statement described below) or (b) 90% of the lowest daily volume-weighted average price (“VWAP”) of the Common Stock on Nasdaq during the seven trading days immediately prior to each conversion (the “Variable Price”), but which Variable Price may not be lower than the Floor Price then in effect. The “Floor Price” is $0.28 per share, subject to the Company’s option to reduce the Floor Price to any amounts set forth in a written notice to Yorkville. Upon the occurrence and during the continuation of an event of default (as defined in the Yorkville Note), the Yorkville Note will become immediately due and payable. The issuance of the Common Stock upon conversion of the note and otherwise under the SEPA is capped at 19.9% of the outstanding Common Stock as of June 18, 2024. Further, the note and SEPA include a beneficial ownership blocker for Yorkville such that Yorkville may not be deemed the beneficial owner of more than 4.99% of the Company’s Common Stock. Upon any event of default, the interest rate increases to 18% and the full unpaid principal amount may become immediately due and payable at Yorkville’s election.

The Company elected the FVO of accounting for the Yorkville Note. The estimated fair value adjustment is presented within other expense (income), net in the accompanying consolidated statements of operations under the caption change in fair value of convertible notes. The fair value adjustment during the years ended December 31, 2025 and 2024 was $(0.1) million and $0.7 million, respectively.

On December 20, 2024, Yorkville provided the Company with a form of conversion notice specifying their request to convert $0.2 million of outstanding principal into 245,007 shares of the Company’s Common Stock, which was based on the Variable Price of $0.8163. As of December 31, 2024, the Company had not yet issued the 245,007 shares of Common Stock. The fair value of $0.3 million was recorded as an equity forward sale contract and was included in additional paid-in-capital in stockholders’ deficit in the consolidated balance sheets as it met the criteria for equity accounting under ASC 815. The shares were issued to Yorkville on January 22, 2025.

On January 23, 2025, Yorkville provided notice specifying their request to convert $0.6 million of outstanding principal into 650,026 shares of Common Stock, which was based on the Variable Price of $0.9230. As such, the net carrying amount was adjusted to its fair value of $0.9 million on the conversion date and reclassified to stockholders’ deficit in the consolidated balance sheets at the time the conversion took place in January 2025.

On January 27, 2025, Yorkville provided notice specifying their request to convert $0.2 million of outstanding principal into 216,675 shares of Common Stock, which was based on the Variable Price of $0.9230. As such, the net carrying amount was adjusted to its fair value of $0.2 million on the conversion date and reclassified to stockholders’ deficit in the consolidated balance sheets at the time the conversion took place in January 2025.

F-21

On May 27, 2025, Yorkville provided notice specifying their request to convert $0.1 million of outstanding principal into 288,001 shares of Common Stock, which was based on the Variable Price of $0.3472. As such, the net carrying amount was adjusted to its fair value of $0.1 million on the conversion date and reclassified to stockholders’ deficit in the consolidated balance sheets at the time the conversion took place in May 2025.

On June 11, 2025, Yorkville provided notice specifying their request to convert $0.2 million of outstanding principal into 466,853 shares of Common Stock, which was based on the Variable Price of $0.3213. As such, the net carrying amount was adjusted to its fair value of $0.2 million on the conversion date and reclassified to stockholders’ deficit in the consolidated balance sheets at the time the conversion took place in June 2025.

The following table sets forth all conversions that have taken place with Yorkville as of December 31, 2025 (in thousands, except share amounts):

	Principal Converted	Shares of Common Stock Issued
December 20, 2024	$200	245,007
January 23, 2025	600	650,026
January 27, 2025	200	216,675
May 27, 2025	100	288,001
June 11, 2025	150	466,853
Total	1,250	1,866,562

On June 18, 2025, the Company repaid the remaining balance outstanding under the Yorkville Note for a total of $0.3 million, which consisted of the outstanding principal balance and payment premium. As such, no balance remains outstanding under the Yorkville Note as of December 31, 2025.

Loans with Related Parties

Convertible

From January 2024 to June 2024, the Company received gross proceeds of $1.6 million in connection with shareholder loans with a related party investor which are convertible into 2,123,424 shares of Common Stock at a conversion price of $0.7535 per share. These loans did not bear interest and matured one year from issuance.

On June 17, 2025, the investor provided notice to convert all $1.6 million of outstanding principal into 2,123,424 shares of Common Stock, which was based on the stated conversion price of $0.7535 per share. The conversion occurred in accordance with the conversion privileges provided in the terms of the loans and the net carrying value was reclassified to stockholders’ deficit in the consolidated balance sheets at the time the conversion took place in June 2025.

Non-Convertible

From April 2023 to February 2024, the Company also issued $0.7 million in non-convertible shareholder loans with two related party investors. These loans bore an interest rate of 8.0% with a maturity date one year from issuance.

On June 19, 2025, these investors agreed to convert $0.7 million of non-convertible shareholder loans outstanding into 1,043,051 shares of Common Stock at an agreed-upon conversion price of $0.71 per share. At the time of the conversion notices, the Company was experiencing financial difficulties (see Note 5), and a concession was granted to the Company because these loans were not convertible pursuant to their original terms and the fair value of equity interests received by the shareholders was less than the carrying amounts of the loans on such date. In accordance with the accounting for troubled debt restructurings, the Company derecognized the remaining principal and accrued interest associated with the loans and recognized the equity interests issued to the shareholders at fair value. The fair value of the equity interests issued was determined using the closing price of the Company’s Common Stock of $0.36 on the conversion notice date. The difference in value between the carrying value of the loans and the fair value of consideration transferred was accounted for as a capital transaction with related parties and no gain or loss was recognized related to this TDR. As such, the net carrying value of $0.7 million was reclassified to stockholders’ deficit in the consolidated balance sheets at the time the conversions took place in June 2025.

F-22

Loans Payable

Insurance Premium Loans

On November 7, 2024, the Company entered into a financing agreement with First Insurance Funding (“FIF”) to finance certain of its annual insurance premiums. The Company financed $0.3 million, which were to be paid over a ten-month period with the first payment due on December 7, 2024. The financing had an interest rate of 7.7% and FIF has a security interest in the underlying policies that have been financed. This financing was paid as of December 31, 2025.

On November 8, 2025, the Company entered into a financing agreement with FIF to finance certain of its annual insurance premiums. The Company financed $0.3 million, which will be paid over a ten-month period with the first payment due on December 8, 2025. The financing has an interest rate of 7.4% and FIF has a security interest in the underlying policies that have been financed.

Extension Loans

The Company assumed Data Knights’ liabilities at the closing of the Business Combination, which included existing loan extensions to related parties. The loan extensions were to be either repaid in cash or, at the option of the lender, exchanged for a fixed amount of Common Stock at a price of $10.00 per share upon the closing of a business combination or a similar event. At the closing of the Business Combination, all lenders provided notice to have their loans converted into shares upon the filing of a registration statement on Form S-1 with the SEC.

On June 19, 2025, two related party investors agreed to convert $2.6 million of loan extensions outstanding into 3,650,248 shares of Common Stock at an agreed-upon conversion price of $0.71 per share. At the time of the conversion notices, the Company was experiencing financial difficulties (see Note 5), and a concession was granted to the Company because the fair value of the equity interests received by the investors was less than the carrying amounts of the loan extensions on such date. In accordance with the accounting for troubled debt restructurings, the Company derecognized the remaining balance associated with the loans and recognized the equity interests issued to the related parties at fair value. The fair value of the equity interests was determined using the closing price of the Company’s Common Stock of $0.36 per share on the conversion notice date. The difference in value between the carrying value of the loans and the fair value of consideration transferred was accounted for as a capital transaction with related parties and no gain or loss was recognized related to this TDR. As such, the net carrying value of $2.6 million was reclassified to stockholders’ deficit in the consolidated balance sheets at the time the conversions took place in June 2025.

On July 11, 2025, the Company entered into an amended loan extension agreement with a former lender to the Company related to $0.1 million of the outstanding balance. Under the original terms of the loan extension agreement, the loan did not bear interest and matured upon the closing of the Business Combination. As amended, the extension loan bears an interest rate of 6.0% with a maturity date of June 15, 2027. The Company has agreed to make 24 consecutive monthly payments beginning on July 15, 2025 in equal installments of $4,413, which includes principal plus accrued and unpaid interest. The amendment was accounted for as a debt modification in accordance with ASC 470-50 because the change in cash flows with interest were not substantially different from the original terms without interest. As a result, no gain or loss was recognized and there were no new or previously capitalized debt issuance costs to be amortized over the term of the new debt instrument.

Stock Repurchase Loan

In February 2024, the Company entered into a stock repurchase agreement with a former holder of Legacy ONMD convertible notes pursuant to which the Company repurchased 187,745 shares of Common Stock in exchange for a promissory note of $0.5 million. The $0.5 million represents the principal and accrued interest outstanding on the holder’s convertible debt immediately prior to the Business Combination. The Company made payments of $0.1 million in July and October 2024 and $0.3 million remained outstanding as of December 31, 2024.

F-23

On July 15, 2025, the Company entered into an amended promissory note related to the $0.3 million stock repurchase loan outstanding. Under the original terms of the promissory note, the obligation did not bear interest and matured on July 30, 2024. As amended, the loan bears an interest rate of 7.0% dating back to March 1, 2024 with a maturity date of June 15, 2028. The Company has agreed to make 36 consecutive monthly payments beginning on July 15, 2025 in equal installments of $11,378, which includes principal plus accrued and unpaid interest. The Company determined this transaction was not a troubled debt restructuring as there were no concessions granted to the Company. Instead, the amendment was accounted for as a debt extinguishment in accordance with ASC 470-50 because the change in cash flows with interest were substantially different from the original terms without interest. As a result, the Company recognized $41,216 of debt extinguishment loss during the year ended December 31, 2025 from this amendment. The Company made payments totaling $68,270 after the amendment, which included $39,460 of principal and $28,810 of interest.

Helena Notes

On March 28, 2024, the Company entered into a definitive securities purchase agreement (the “Helena SPA”) with Helena Global Investment Opportunities 1 Ltd. (“Helena”), an affiliate of Helena Partners Inc., a Cayman Islands-based advisor and investor providing for up to $4.5 million in funding through a private placement for the issuance of senior secured convertible notes and warrants across multiple tranches. The Helena SPA was subsequently terminated in June 2024 prior to the closing of any tranches (the “Helena Termination Agreement”). As such, except as described below, the Helena SPA had no impact on the Company’s consolidated financial statements as of and for the year ended December 31, 2024.

Pursuant to the Helena Termination Agreement, the Company agreed to issue to Helena a warrant to purchase 50,000 shares of Common Stock at an exercise price of $1.20 per share (the “Helena Termination Warrants”) and agreed to reimburse Helena for certain reasonable and documented out-of-pocket legal fees and expenses incurred in connection with entry into the Helena SPA and Helena Termination Agreement and related documents. The Helena Termination Warrants were issued in December 2024 and the Company recorded stock warrant expense of $0.04 million in its consolidated statements of operations, which is presented within other (income) expenses, net and included in the other expense caption. See additional information on the accounting for the warrants in Note 10. The Company also incurred legal fees and expenses of $0.04 million in connection with the Helena Termination Agreement. The Helena Termination Warrants were fully exercised in October 2025 (see Note 10).

Line of Credit

In March 2024, the Company obtained a line of credit of $1.0 million with BOC Bank to support short-term working capital needs. The line of credit bore an interest rate of 5.0% and was to mature in 120 days. In July 2024, the maturity date was extended an additional 120 days to November 2, 2024. The line of credit was terminated at maturity in November 2024 and there was no balance outstanding as of December 31, 2024. The Company incurred $0.02 million in loan fees, which were amortized over the access period and included in general and administrative expenses in the consolidated statements of operations.

Canadian Emergency Business Loan Act (“CEBA”)

During December 2020, the Company applied for and received a $0.06 CAD ($0.04 USD) equivalent CEBA loan. The loan was provided by the Government of Canada to provide capital to organizations to see them through the challenges related to the COVID-19 pandemic and better position them to return to providing services and creating employment. The loan is unsecured. The loan was interest free through December 31, 2023. If the loan was paid back by January 18, 2024, $0.01 million of the loan would have been forgiven. If the loan was not paid back by January 18, 2024, the full $0.04 million loan would have been converted to loan repayable over three years with a 5% interest rate. The loan was paid back prior to January 18, 2024, and the Company recognized a gain on extinguishment of $15 thousand, which is presented in other expense (income), net in the consolidated statements of operations for the year ended December 31, 2024.

The Company accounted for the loan as debt in accordance with FASB ASC 470, Debt, and accrued interest in accordance with the interest method under FASB ASC 835-30.

F-24

8. Stockholders’ Deficit

Common Stock

Each share of common stock entitles the stockholder to one vote on all matters submitted to a vote of the Company’s stockholders. Common stockholders are entitled to receive dividends, as may be declared by the Company’s board of directors. As of December 31, 2025, no dividends had been declared.

During the year ended December 31, 2025, the Company issued shares of its Common Stock as follows:

●	1,473,696 shares through a private placement with an institutional investor that closed in September 2024 (as amended through the Warrant Amendment described below). These shares were unissued as of December 31, 2024, and the modified number of shares were issued on January 21, 2025.
●	1,621,555 shares valued at $1.4 million through partial conversions of the Yorkville Note with an outstanding principal balance of $1.1 million. In addition, 250,000 shares were issued to settle the conversion notice from December 2024 (see Note 7).
●	250,000 shares to a vendor in full satisfaction of $0.2 million of accounts payable owed by the Company (see Note 5).
●	3,166,475 shares with a carrying amount of $2.3 million through the conversion of loans payable to related parties (see Note 7).
●	1,453,174 shares valued at $0.5 million through the conversion of PIPE Notes with an outstanding principal and accrued interest balance of $1.7 million (see Note 7).
●	3,650,248 shares with a carrying amount of $2.6 million through the conversion of loan extensions with related parties (see Note 7).
●	3,390,923 shares through a private placement transaction with an accredited investor that closed in June 2025 (see further details below).
●	2,857,142 and 581,395 shares through subscription agreements with related party investors that closed in June and August 2025, respectively (see further details below).
●	1,214,032 shares from the partial exercise of pre-funded warrants issued in June 2025 (see Note 10).
●	1,323,530 shares from the full exercise of pre-funded warrants issued in July 2024 (see Note 10).
●	510,670 shares from the partial exercise of pre-funded warrants issued in September 2024 (see Note 10).
●	50,000 shares from the full exercise of the Helena Termination Warrants issued in December 2024 (see Note 7).
●	1,020,880 shares from Advances under the SEPA with Yorkville (see further details below).
●	30,000 shares to a consulting firm for services rendered (see Note 9).
●	970,574 shares to holders of vested RSUs.

During the year ended December 31, 2024, the Company issued shares of its Common Stock as follows:

●	277,778 shares to partially settle deferred underwriter fees outstanding from the Business Combination (see further details below).
●	3,598,850 shares through private placements with institutional investors that closed in July 2024 (see further details below).
●	200,000 shares to a holder of vested RSUs.
●	526,312 shares to Yorkville as a commitment fee for the SEPA (see further details below).

In addition, the Company repurchased 187,745 shares of Common Stock in exchange for a promissory note of $0.5 million (see Note 7).

F-25

Private Placements

On July 23, 2024, the Company entered into a securities purchase agreement with a certain institutional investor, pursuant to which the Company agreed to issue and sell 1,297,059 shares of its Common Stock at a price of $1.0278 per share and pre-funded warrants exercisable for 1,323,530 shares of its Common Stock at an exercise price of $1.0278 per share (the “July 2024 Pre-Funded Warrants”). The investor was required to prepay the exercise price for the pre-funded warrants, other than $0.0001 per share. The warrants and pre-funded warrants will be exercisable at any time after the date of issuance and will not expire. Holders of pre-funded warrants are entitled to receive dividends, if declared, on an as-if-converted-to-common-stock basis, and in the same form as dividends actually paid on shares of the Common Stock.

On July 25, 2024, the Company entered into a securities purchase agreement with a certain institutional investor, pursuant to which the Company agreed to issue and sell 2,301,791 shares of its Common Stock at a price of $0.85 per share. The Company received net proceeds of approximately $4.5 million from these July 2024 private placements, after deducting offering expenses of $0.1 million.

On September 24, 2024, the Company entered into a securities purchase agreement with a certain institutional investor, pursuant to which the Company agreed to issue and sell to the investor 1,918,591 shares of its Common Stock at a price of $0.65 per share, warrants exercisable for 133,095 shares of its Common Stock at an exercise price of $0.325 per share (the “September 2024 Warrants”) and pre-funded warrants exercisable for 743,314 shares of its Common Stock at an exercise price of $0.65 per share (the “September 2024 Pre-Funded Warrants”). The investor was required to prepay the exercise price for the pre-funded warrants, other than $0.0001 per share. The warrants and pre-funded warrants will be exercisable at any time after the date of issuance and will not expire. Holders of pre-funded warrants are entitled to receive dividends, if declared, on an as-if-converted-to-common-stock basis, and in the same form as dividends actually paid on shares of the Common Stock. The Company received net proceeds of approximately $1.7 million, after deducting an immaterial amount of offering expenses.

As of December 31, 2024, the Company had not yet issued the 1,918,591 shares of Common Stock in order to keep the investor’s ownership percentage below a defined threshold. The net proceeds of $1.7 million was recorded akin to an equity forward sale contract and were included in additional paid-in-capital in stockholders’ deficit in the consolidated balance sheets as it met the criteria for equity accounting under ASC 815. On January 21, 2025, the Company entered into an amendment with the investor, which resulted in the number of shares of Common Stock issuable upon exercise of the September 2024 Pre-Funded Warrants increasing from 743,314 to 1,188,209 (the “Warrant Amendment”). In exchange for the issuance of an additional 444,895 pre-funded warrants, the Company agreed to reduce the number of issuable shares of its Common Stock from 1,918,591 to 1,473,696. The 1,473,696 shares of Common Stock were issued contemporaneously with the exchange in January 2025. The Company accounted for the exchange as a warrant modification. The total fair value of the September 2024 Pre-Funded Warrants and issuable shares of Common Stock prior to the modification was approximately equal to the fair value after the modification, and therefore, there was no incremental fair value related to the Warrant Amendment.

On June 19, 2025, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company agreed to issue and sell 3,390,923 shares of its Common Stock at a price of $0.42 per share and pre-funded warrants exercisable for 2,561,457 shares of its Common Stock at an exercise price of $0.42 per share (the “June 2025 Pre-Funded Warrants”). The investor was required to prepay the exercise price for the pre-funded warrants, other than $0.0001 per share. The warrants and pre-funded warrants will be exercisable at any time after the date of issuance and will not expire. Holders of pre-funded warrants are entitled to receive dividends, if declared, on an as-if-converted-to-common-stock basis, and in the same form as dividends actually paid on shares of the Common Stock. The Company received net proceeds of approximately $2.5 million from the private placement, after deducting an immaterial amount of offering expenses.

F-26

Subscription Agreements – Related Parties

On June 20, 2025, the Company entered into subscription agreements with two related party investors, pursuant to which the Company agreed to issue and sell 2,857,142 shares of its Common Stock at a price of $0.42 per share. The Company received net proceeds of approximately $1.2 million from the related party subscription agreements, after deducting an immaterial amount of offering expenses.

On August 29, 2025, the Company entered into a subscription agreement with a related party investor pursuant to which the Company agreed to issue and sell 581,395 shares of its Common Stock at a price of $0.86 per share. The Company received net proceeds of approximately $0.5 million from the related party subscription agreement, after deducting an immaterial amount of offering expenses.

Settlement of Deferred Underwriter Fees

In connection with the Business Combination, Data Knights entered into an agreement with their underwriters (“EF Hutton”) whereby EF Hutton agreed to waive the related merger underwriting fees that were payable at closing ($4.0 million) in exchange for allocated payments as follows: (i) $0.5 million in cash at closing; (ii) a $0.5 million promissory note that matured on March 1, 2024; and (iii) a transfer of 277,778 shares of Common Stock, which were valued at the closing stock price of $10.89 per share on June 28, 2023. If, five trading days prior to the six-month anniversary, the aggregate VWAP value of the 277,778 shares of Common Stock was lower than the original share value of $3.0 million, the Company was obligated to compensate EF Hutton at a new share price equal to the difference in amount on such date. Due to the decrease in share value on the six-month anniversary, the Company was required to either pay to EF Hutton an additional $2.8 million or issue to EF Hutton an additional 3,175,000 shares of Common Stock. In January 2024, the Company issued the original 277,778 shares of Common Stock as consideration for $0.2 million owed by the Company. In August 2024, the Company made a payment of $0.1 million under the promissory note.

As of December 31, 2024, the Company was obligated to pay EF Hutton the true-up of either $2.8 million or 3,175,000 shares of Common Stock valued at $0.88 per share, plus the remaining $0.4 million promissory note. Upon the occurrence of an event of default, the promissory note bears interest at a rate of 12.5% until such event of default is cured. The promissory note remained unpaid upon maturity on March 1, 2024, and the Company recorded interest expense of $0.1 million during the year ended December 31, 2024, because of the event of default. As of December 31, 2024, deferred underwriter fee payable totaled $3.3 million.

On June 5, 2025, the Company entered into an amendment to the agreement with EF Hutton whereby the Company agreed to make a one-time cash payment of $0.5 million in full satisfaction of all amounts due under the underwriter agreement. At the time of settlement, the Company was experiencing financial difficulties (see Note 5), and a concession was granted to the Company because the cash received by EF Hutton was less than the carrying amount of the deferred underwriter fees payable. The difference in value between the carrying value of the deferred underwriter fees payable and the cash payment resulted in a gain on troubled debt restructuring of $2.8 million in the Company’s consolidated statements of operations.

Standby Equity Purchase Agreement

On June 17, 2024, the Company and Yorkville entered into the SEPA. Under the SEPA, the Company has the right to sell to Yorkville up to $25.0 million of its Common Stock, subject to certain limitations and conditions set forth in the SEPA, from time to time, over a 24-month period. Sales of the Common Stock to Yorkville under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any shares of Common Stock to Yorkville under the SEPA except in connection with notices that may be submitted by Yorkville, in certain circumstances as described below.

Upon the satisfaction of the conditions precedent in the SEPA, which include having a resale shelf for shares of Common Stock issued to Yorkville declared effective, the Company has the right to direct Yorkville to purchase a specified number of shares of Common Stock by delivering written notice (each an “Advance”). An Advance may not exceed the greater of (i) 100% of the average of the daily trading volume of the Common Stock on Nasdaq, during the five consecutive trading days immediately preceding the date of the Advance, and (ii) five hundred thousand (500,000) shares of Common Stock.

F-27

Yorkville will generally purchase shares pursuant to an Advance at a price per share equal to 97% of the VWAP, on Nasdaq during the three consecutive trading days commencing on the date of the delivery of the Advance (unless the Company specifies a minimum acceptable price or there is no VWAP on the subject trading day).

The SEPA will automatically terminate on the earliest to occur of (i) the first day of the month next following the 24-month anniversary of the date of the SEPA or (ii) the date on which Yorkville shall have made payment for shares of Common Stock equal to $25.0 million. The Company has the right to terminate the SEPA at no cost or penalty upon five trading days’ prior written notice to Yorkville, provided that there are no outstanding advances for which shares of Common Stock need to be issued and the Yorkville Note has been paid in full. The Company and Yorkville may also agree to terminate the SEPA by mutual written consent.

As consideration for Yorkville’s commitment to purchase the shares of Common Stock pursuant to the SEPA, the Company paid Yorkville a $25 thousand cash structuring fee. In addition, the Company must pay a commitment fee in shares equal to $0.5 million. In September 2024, the Company paid an equivalent of the commitment fee by issuing 526,312 shares of Common Stock to Yorkville.

In connection with the entry into the SEPA, on June 17, 2024, the Company entered into a registration rights agreement with Yorkville, pursuant to which the Company agreed to file with the SEC no later than August 30, 2024, a registration statement for the resale by Yorkville of the shares of Common Stock issued under the SEPA (including the commitment fee shares). The Company agreed to use commercially reasonable efforts to have such registration statement declared effective within 30 days of such filing and to maintain the effectiveness of such registration statement during the 24-month commitment period. The Company did not have the ability to request any Advances under the SEPA (nor may Yorkville convert the Yorkville Note into Common Stock) until such resale registration statement was declared effective by the SEC, which occurred in July 2025.

The SEPA was accounted for as a liability under ASC 815 as it includes an embedded put option and an embedded forward option. The put option is recognized at inception and the forward option is recognized upon issuance of notice for the sale of the Company’s Common Stock.

The fair value of the derivative liability related to the embedded put option was estimated at $0.2 million at the inception of the agreement and $0.2 million and $0.4 million as of December 31, 2025 and 2024, respectively. The $0.2 million outstanding at December 31, 2025 is classified within short-term liabilities on the consolidated balance sheets because the commitment period expires in less than one year.

During the year ended December 31, 2025, the Company delivered multiple advance notices for the sale of 1,020,880 shares of its Common Stock, resulting in cumulative gross proceeds of $2.5 million. A derivative asset or liability for each embedded forward option was initially recorded at fair value upon delivery of each advance notice, which was subsequently remeasured with changes in fair value recorded in the consolidated statements of operations until settlement. The Company recognized an aggregate loss of $0.03 million related to embedded forward options during the year ended December 31, 2025. The embedded forward option was deemed to have no value at December 31, 2025 and 2024 as there were no outstanding notices for the sale of the Company’s Common Stock. During the year ended December 31, 2024, the Company did not deliver any advance notices under the SEPA.

The estimated issuance date fair value and remeasurement adjustment for the embedded put option and embedded forward option are presented as a single line within other (income) expense, net in the accompanying consolidated statements of operations under the caption change in fair value of SEPA derivative liabilities. The embedded put option fair value adjustment was $(0.2) million and $0.4 million for the years ended December 31, 2025 and 2024, respectively. The embedded forward option fair value adjustment was $0.03 million and $0 for the years ended December 31, 2025 and 2024, respectively.

ARC Forward Contract

As of December 31, 2025 and 2024, the Company had an outstanding forward contract to issue 1,240,644 shares of its Common Stock to ARC Group Limited for success fees earned from Data Knights in connection with the Business Combination. The forward contract was included in additional paid-in-capital in stockholders’ deficit in the consolidated balance sheets as it met the criteria for equity accounting under ASC 815.

F-28

9. Stock Based Compensation

In 2023, the Company’s Board of Directors adopted the 2022 Equity Incentive Plan (the “2022 Plan”) and reserved an amount of shares of Common Stock equal to 10% of the number of shares of Common Stock of OneMedNet immediately following the Business Combination. The 2022 Plan is also subject to annual increases to be added on the first day of each fiscal year equal to 5% of the number of outstanding shares on the immediately preceding December 31 (subject to a maximum annual increase of 1,000,000 shares). On January 1, 2025, the number of shares available for issuance under the 2022 Plan was increased by 1,000,000 shares of common stock. There were 3,769,571 stock-based awards available for issuance at December 31, 2025 under the 2022 Plan.

Time-Based Stock Options

The Company has historically granted stock options to employees, directors, and consultants with vesting subject to continued service over time. Accordingly, stock compensation expense for such awards is recognized using a straight-line attribution model over the vesting term.

During the year ended December 31, 2024, the Company granted 147,000 fully vested stock options to a former executive of the Company at an exercise price of $1.00. The stock options were forfeited without exercise 90 days after his termination of service with the Company and they were no longer outstanding at December 31, 2024. There was no other stock option activity during the year ended December 31, 2024, and there was no stock option activity during the year ended December 31, 2025.

The Company recorded stock-based compensation expense of $0.03 million during the year ended December 31, 2024. The fair value was estimated using the Black-Scholes option pricing, pursuant to which the weighted-average grant date fair value was $0.23. The following table summarizes the assumptions used in calculating the fair value of the stock options granted.

December 31, 2024
Risk-free interest rate	4.5%
Expected dividend yield	0.0%
Expected term in years	2.50
Expected volatility	64.5%

The expected term is applied to the time-based stock option grant group as a whole, as the Company does not expect substantially different exercise or post-vesting termination behavior among the Company’s employees, directors, and consultants. The risk-free interest rate is based on a U.S. treasury instrument, whose term is consistent with the expected term of the stock options. The Company’s stock price volatility assumption is based on historical volatility of a group of peer companies with similar characteristics to the Company and who have similar risk profiles and positions within the industry. The Company accounts for forfeitures as they occur.

As of December 31, 2025, there was no unrecognized stock compensation related to unvested stock options.

Time-Based RSUs

The Company has historically granted RSUs to employees, directors, and consultants with vesting subject to continued service over time. Accordingly, stock compensation expense for such awards is recognized using a straight-line attribution model over the vesting term. The fair value of each time-based RSU is based on the closing price of the Company’s Common Stock on the date of grant.

The following table summarizes activity for time-based RSUs for the year ended December 31, 2025:

		Weighted
	Number of	Average Grant
	Awards	Date Fair Value
Unvested at December 31, 2024	1,067,125	$0.52
Granted	2,566,043	1.33
Vested	(1,239,078)	0.84
Cancelled	(59,650)	0.43
Unvested at December 31, 2025	2,334,440	$1.24

F-29

During the year ended December 31, 2025, the Company issued a total of 970,574 shares of its Common Stock to settle vested RSUs, of which 518,278 were vested but not yet issued as of December 31, 2024. As of December 31, 2025, there were a total of 876,812 RSUs that were vested but had not yet been settled by the Company.

The fair value of time-based RSUs vested during the year ended December 31, 2025 was $1.0 million. As of December 31, 2025, the total unrecognized compensation related to unvested time-based RSUs granted was $1.8 million, which the Company expects to recognize over a weighted-average period of approximately 2.50 years.

Shares Issued to Consulting Firm

In November 2025, the Company issued 30,000 shares of Common Stock to a consulting firm for approximately 6 months of services. The Company recorded stock-based compensation expense of $0.1 million related to this arrangement for the year ended December 31, 2025. The fair value was determined using the closing price of the Company’s Common Stock of $2.34 on the grant date. As of December 31, 2025, there was no unrecognized stock compensation related to this arrangement.

The Company recorded stock-based compensation expense in the following categories on the accompanying consolidated statements of operations for the periods presented (in thousands):

	Year Ended December 31,
	2025	2024
Cost of revenue	$55	$17
General and administrative	1,787	585
Sales and marketing	75	6
Research and development	115	20
Total stock-based compensation expense	$2,032	$628

10. Stock Warrants

The Company has the following warrants outstanding for the periods presented:

	As of December 31,
	2025	2024
Liability Classified Warrants
Business Combination Warrants	585,275	585,275
PIPE Warrants	95,744	95,744
Subtotal	681,019	681,019
Equity Classified Warrants
Public Warrants	11,500,000	11,500,000
Private Placement Warrants	2,158,059	2,199,939
Helena Termination Warrants	-	50,000
Subtotal	13,658,059	13,749,939
Grand Total	14,339,078	14,430,958

Business Combination Warrants

In connection with the closing of the Business Combination on November 7, 2023, the Company assumed 585,275 private warrants to purchase Common Stock with an exercise price of $11.50 per share (the “Business Combination Warrants”). The Business Combination Warrants (and shares of Common Stock issued or issuable upon exercise of the Business Combination Warrants) in general were not transferable, assignable or salable until 30 days after the Closing (excluding permitted transferees) and they will not be redeemable under certain redemption scenarios by the Company so long as they are held by the Sponsor or their respective permitted transferees. Otherwise, the Business Combination Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period. If the Business Combination Warrants are held by holders other than the Sponsor, Metric or their respective permitted transferees, the Business Combination Warrants will be redeemable by the Company under all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants.

F-30

The Company accounts for the Business Combination Warrants in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the Business Combination Warrants do not meet the criteria for equity treatment thereunder, each Business Combination Warrant must be recorded as a liability.

The accounting treatment of derivative financial instruments in accordance with ASC 815, Derivatives and Hedging, required that the Company record a derivative liability upon the closing of the Business Combination. Accordingly, the Company classifies each Business Combination Warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the Business Combination Warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statements of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the Business Combination Warrants will be reclassified as of the date of the event that causes the reclassification.

As of December 31, 2025 and 2024, all 585,275 Private Placement Warrants remained outstanding.

PIPE Warrants

In connection with the PIPE Notes described in Note 7, the Company also issued 95,745 warrants to purchase Common Stock (“PIPE Warrants”). The Company accounts for the PIPE Warrants in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability.

The accounting treatment of derivative financial instruments in accordance with ASC 815, Derivatives and Hedging, requires that the Company record a derivative liability upon issuance of the warrants. Accordingly, the Company classifies each warrant as a liability at its fair value and the warrants were allocated a portion of the proceeds from the issuance of the Units equal to its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statements of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.

As of December 31, 2025 and 2024, all 95,745 PIPE Warrants remain outstanding.

Public Warrants

In connection with the closing of the Business Combination on November 7, 2023, the Company assumed 11,500,000 public warrants (the “Public Warrants”) to purchase Common Stock with an exercise price of $11.50 per share. The Public Warrants became exercisable 30 days after the Closing of the Business Combination. Each Public Warrant is exercisable for one share of Common Stock.

F-31

The Company may redeem the outstanding Public Warrants for $0.01 per Public Warrant upon at least 30 days’ prior written notice of redemption given after the Public Warrants become exercisable, if the reported last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock dividends, sub-divisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing after the Public Warrants become exercisable and ending on the third trading day before the Company sends the notice of redemption to the holders of the Public Warrants. Upon issuance of a redemption notice by the Company, the holders of the Public Warrants may, at any time after the redemption notice, exercise the Public Warrants on a cashless basis.

The Public Warrants are classified as equity, with the fair value of the Public Warrants as of the date of the Business Combination closed to additional paid-in capital.

As of December 31, 2025 and 2024, all 11,500,000 Public Warrants remain outstanding.

Private Placement Warrants

As described in Note 10, the Company issued the July 2024 Pre-Funded Warrants, the September 2024 Pre-Funded Warrants, the September 2024 Warrants and the June 2025 Pre-Funded Warrants in connection with the July 2024, September 2024 and June 2025 private placements (together, the “Private Placement Warrants”). The Private Placement Warrants are classified as equity in accordance with ASC Subtopic 815-40, Derivatives and Hedging - Contracts in Entity’s Own Equity (“ASC 815-40”).

On January 21, 2025, the September 2024 Pre-Funded Warrants were amended to increase the number of warrants issued to the investor by 444,895 shares. The Warrant Amendment had no accounting impact because the number of issuable shares of Common Stock were decreased by the same number of shares and both instruments have approximately the same fair value. See Note 8 for further details.

On August 21, 2025, the Company issued 1,214,032 shares of Common Stock in connection with the partial exercise of the June 2025 Pre-Funded Warrants. As of December 31, 2025, 1,347,425 of the June 2025 Pre-Funded Warrants remain outstanding.

On August 22, 2025, the Company issued 1,323,530 shares of Common Stock in connection with the full exercise of July 2024 Pre-Funded Warrants. On the same day, the Company issued 510,670 shares of Common Stock to the same investor in connection with the partial exercise of the September 2024 Pre-Funded Warrants. As of December 31, 2025, 677,539 of the September 2024 Pre-Funded Warrants remain outstanding.

As of December 31, 2025 and 2024, 2,199,939 and 2,158,059 Private Placement Warrants remain outstanding, respectively.

Helena Termination Warrants

In connection with the Helena Termination Agreement described in Note 7, the Company issued 50,000 warrants purchase Common Stock at an exercise price of $1.20 per share. The Helena Termination Warrants became immediately upon issuance on December 4, 2024. Each Helena Termination Warrant is exercisable for one share of Common Stock.

The Helena Termination Warrants are classified as equity in accordance with ASC 815-40, with the fair value on the date of issuance recorded to stock warrant expense as a cost to terminate the Helena SPA.

On October 7, 2025, the Company issued 25,000 shares of Common Stock in connection with the partial exercise of the Helena Termination Warrants. On October 15, 2025, the Company issued an additional 25,000 shares of Common Stock in connection with the exercise of the remaining Helena Termination Warrants. The Company received gross proceeds of $60,000 in connection with these exercises. As of December 31, 2025, the Helena Termination Warrants were fully exercised and none remain outstanding.

F-32

11. Fair Value Measurements

The following table presents the Company’s assets and liabilities that are measured at fair value on a recurring basis, inclusive of related party (in thousands):

	December 31, 2025
	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$35	$-	$-	$35
Bitcoin	506	-	-	506
Total assets, at fair value	$541	$-	$-	$541
Liabilities:
Business Combination Warrants	$-	$-	$60	$60
PIPE Warrants	-	-	11	11
SEPA put option liability	-	-	186	186
Total liabilities, at fair value	$-	$-	$257	$257

	December 31, 2024
	Level 1	Level 2	Level 3	Total
Assets:
Bitcoin	$2,849	$-	$-	$2,849
Total assets, at fair value	$2,849	$-	$-	$2,849
Liabilities:
Business Combination Warrants	$-	$-	$12	$12
PIPE Warrants	-	-	3	3
PIPE Notes	-	-	1,734	1,734
Yorkville Note	-	-	1,718	1,718
SEPA put option liability	-	-	434	434
Total liabilities, at fair value	$-	$-	$3,901	$3,901

Cash Equivalents

As of December 31, 2025, cash equivalents are comprised of money market funds, which are classified within Level 1 of the fair value hierarchy because they are valued using quoted market prices in active markets. The Company had no cash equivalents as of December 31, 2024.

Business Combination Warrants and PIPE Warrants

The following table presents the changes in the Business Combination Warrants and PIPE Warrants measured at fair value during the year ended December 31, 2025 (in thousands):

	Business Combination Warrants	PIPE Warrants
Balance, December 31, 2024	$12	$3
Changes in fair value	48	8
Balance, December 31, 2025	$60	$11

The Company remeasured the fair value of the Business Combination Warrants and PIPE Warrants at December 31, 2025 using the Black-Scholes option-pricing model with the following assumptions:

	As of December 31, 2025
	PIPE	Business Combination
	Warrants	Warrants
Stock price	$1.10	$1.10
Exercise price	$10.00	$11.50
Expected volatility	85.0%	85.0%
Weighted average risk-free rate	3.5%	3.5%
Expected dividend yield	0.0%	0.0%
Expected term (in years)	2.85	2.85

F-33

PIPE Notes and Yorkville Note

The following table presents the changes in the PIPE Notes and Yorkville Note measured at fair value during the year ended December 31, 2025 (in thousands):

	PIPE Notes	Yorkville Note
Balance, December 31, 2024	$1,734	$1,718
Conversions to Common Stock (1)	(513)	(1,392)
Cash repayment	-	(262)
Changes in fair value	(1,221)	(64)
Balance, December 31, 2025	$-	$-

The estimated fair values of the PIPE Notes and Yorkville Note are determined based on the aggregated, probability-weighted average of the outcomes of certain possible scenarios. The combined value of the probability-weighted average of those outcomes is then discounted back to each reporting period in which the convertible notes are outstanding, in each case, based on a risk-adjusted discount rate estimated based on the implied discount rate. The discount rate was held constant over the valuation periods given the fact pattern associated with the Company and the stage of development.

SEPA Derivative Liabilities

The following table presents the changes in the SEPA derivative liabilities measured at fair value during the year ended December 31, 2025 (in thousands):

	SEPA Put Option Liability	SEPA Forward Option Liability
Balance, December 31, 2024	$434	$-
Changes in fair value	(248)	32
Conversions to Common Stock	-	(32)
Balance, December 31, 2025	$186	$-

The estimated fair value of the SEPA put option liability was determined using a Monte Carlo simulation model in order to project the future path of the Company’s stock price over the commitment period with the following assumptions:

	As of December 31,
	2025	2024
Term (in years)	0.5	1.5
Starting stock price	$1.10	$1.36
Expected volatility	144.0%	132.5%
Risk-free rate	3.6%	4.2%

The SEPA forward option liability was deemed to have no value at December 31, 2025 and 2024 as there were no outstanding notices for the sale of the Company’s Common Stock.

12. Related Party Transactions

PIPE Notes and Warrants

As disclosed in Note 7, Data Knights issued and sold PIPE Notes in connection with the Business Combination, which are convertible into shares of the Company’s Common Stock. Total proceeds raised from the PIPE Notes were $1.5 million, of which $1.0 million were with related party investors. In June 2025, all holders of PIPE Notes agreed to convert the outstanding principal and accrued interest into 1,453,174 shares of Common Stock, of which 972,326 shares were issued to these related party investors. See Note 7 for further details.

F-34

In connection with the issuance of the PIPE Notes, the Company also issued a total of 95,744 shares of PIPE Warrants, of which 63,829 shares were issued to the same related party investors. Refer to Note 10 for additional details on the terms of the PIPE Warrants.

Shareholder Loans

 As described in Note 7, the Company received gross proceeds of $1.6 and $0.7 million in connection with convertible and non-convertible shareholder loans, respectively, with two related party investors between 2023 and 2024. In June 2025, these investors agreed to convert the outstanding balance into an aggregate of 3,166,476 shares of Common Stock. See Note 7 for further details.

Loan Extensions

At the closing of the Business Combination, the Company assumed Data Knights’ liabilities, which included existing loan extensions to related parties. In June 2025, two related party investors agreed to convert their outstanding balances under the loan extension agreements into an aggregate of 3,650,248 shares of Common Stock. See Note 7 for further details.

Subscription Agreements

As described in Note 8, the Company issued 3,438,537 shares of Common Stock in exchange for gross proceeds of $1.7 million pursuant to subscription agreements with two related party investors in June and August 2025. See Note 8 for further details.

Other Related Party Transactions

Accounting Services – The Company engages an accounting firm to provide accounting and bookkeeping services, which is majority owned by the Company’s Chief Financial Officer (“CFO”), who serves as an independent contractor to the Company.

For the years ended December 31, 2025 and 2024, the Company incurred expenses of $0.03 million and $0.01 million, respectively, related to services provided by the CFO’s accounting firm. Such amounts are included in general and administrative expenses in the accompanying consolidated statements of operations.

As of December 31, 2025 and 2024, there were no amounts payable to the accounting firm.

Software Development Services – The Company engages a software development company to provide software development services, which is wholly owned by the Company’s Chief Technology Officer (“CTO”), who is an employee of the Company.

For the years ended December 31, 2025 and 2024, the Company incurred expenses of $0.2 million and $0.1 million, respectively, for software development services provided by the CTO’s company. Such amounts are included in research and development expense in the accompanying consolidated statements of operations. As of December 31, 2025 and 2024, amounts payable to the CTO’s software development company were $0.05 million and $0.2 million, respectively, and are included in accounts payable and accrued expenses in the accompanying consolidated balance sheets.

During the year ended December 31, 2025, the Company settled $0.2 million of trade payables owed to this vendor by issuing 250,000 shares of its Common Stock (see Note 5). The shares were issued at their fair value on the settlement date, which totaled $0.1 million, resulting in a $0.1 million gain. The gain was recognized within gain on troubled debt restructurings in the accompanying consolidated statements of operations because the payables related to services previously provided by the vendor in the ordinary course of business. The terms of the settlement were negotiated and approved by management other than the CTO and the CTO does not have the ability to unilaterally bind the Company. As such, the substance of the transaction was a settlement of a commercial obligation, not a capital contribution.

F-35

The Company believes that the terms of its arrangements with these vendors are consistent with those that would have been obtained from unaffiliated third parties.

13. Commitments and Contingencies

Lease Agreement

The Company has a month-to-month lease for a suite at a cost of $530 per month. The Company incurred $7,743 and $7,830 of rent expense, including common tenant costs and cancellation costs, during the years ended December 31, 2025 and 2024, respectively.

Litigation

From time to time, the Company may become involved in legal proceedings arising in the ordinary course of business. Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties, and other sources are recognized, if and when it is probable that a liability has been incurred and the amount can be reasonably estimated.

On November 6, 2025, ARC Group Limited and ARC Opportunity Fund Limited (together, “ARC”) filed a complaint against the Company and certain officers of the Company in the District Court of Minnesota, Fourth Judicial District (the “ARC Complaint”). The ARC Complaint alleges that the Company has breached certain contracts that the Company entered into with ARC before the closing of the Business Combination, including certain financial advisory contracts entered into by the Company at the direction of the sponsor of the Business Combination (the “sponsor”; the Company notes that the sponsor is an affiliate of ARC). Specifically, the ARC Complaint asserts that the Company breached these contracts by issuing certain shares of Common Stock to ARC contemporaneously with the closing of the Business Combination and improperly cancelling those shares after the Business Combination as well as by failing to pay ARC certain cash amounts when due. The ARC Complaint seeks an order of specific performance requiring the Company to reinstate the cancelled shares of Common Stock or, in the alternative, compensatory damages for such cancellation as well as payment of the other purported amounts due. The ARC Complaint also asserts tort claims arising out of the Company’s actions and seeks compensatory damages (plus prejudgment interest) and punitive damages in connection with such claims but does not specify an amount of damages.

The Company notes that no shares of Common Stock were actually issued to ARC prior to or contemporaneously with the closing of the Business Combination and that, as of December 31, 2025 and 2024, the Company has recorded a forward contract to issue 1,240,644 shares of its Common Stock to ARC for success fees earned in connection with the Business Combination (see Note 8). As of December 31, 2025 and 2024, the Company has recorded aggregate cash liabilities payable to ARC equal to $0.4 million. The Company intends to vigorously defend itself against the claims in the ARC Complaint in excess of these amounts. The Company is also assessing whether there are any counterclaims available to it arising out of self-dealing transactions between ARC and the sponsor. Accordingly, the Company has not recorded any additional liability arising out of the ARC Complaint as the Company does not believe any incremental loss is probable, and the Company cannot estimate any reasonably possible loss or range of possible loss. On March 19, 2026, ARC voluntarily dismissed the complaint without prejudice.

The Company was not subject to any other material legal proceedings during the years ended December 31, 2025 and 2024.

14. Subsequent Events

The Company has evaluated subsequent events occurring through March 30, 2026, the date the consolidated financial statements were available to be issued, for events requiring recording or disclosure in the Company’s consolidated financial statements.

During February 2026, the Company sold an aggregate of 400,000 shares of its Common Stock to Yorkville pursuant to advance notices delivered under the SEPA at a price of $1.19 per share. The Company received gross proceeds of approximately $0.5 million in connection with these issuances.

F-36

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 9A. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act), as of the end of the period covered by this Annual Report. Based on such evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that as of December 31, 2025, our disclosure controls and procedures were ineffective because of material weaknesses in our internal controls over financial reporting which were not designed properly to ensure proper identification of non-routine transactions and ensure appropriate segregation of duties.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal controls over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)). Under the supervision of and with the participation of our management, including our CEO and CFO, we conducted an evaluation of the effectiveness of our internal controls over financial reporting based on the framework in Internal Controls - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on our evaluation under the framework in Internal Control - Integrated Framework, our management concluded that our internal controls over financial reporting were not effective as of December 31, 2025 because of material weaknesses in our internal controls over financial reporting which were not designed properly to ensure appropriate segregation of duties and proper revenue recognition.

Specifically, as disclosed elsewhere in this Annual Report, we completed the Business Combination on November 7, 2023. Prior to the Business Combination Data Knights, our predecessor, was a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization or similar business combination with one or more businesses. As a result, previously existing internal controls are no longer applicable or comprehensive enough as of the assessment date, because Data Knights’ operations prior to the Business Combination were insignificant compared to those of the consolidated entity post-Business Combination. As a result, management is aware of material weaknesses in the Company’s internal control related to user access/segregation of duties, lack of a formalized control environment and oversight of controls over financial reporting and errors in revenue recognition. Due to the limited transactional volume currently experienced combined with our financial limitations, we do not currently have an expanded accounting department that would allow us to better segregate duties. Over time, as we continue to grow and add accounting staff, we expect to continue to enhance our internal control structure, including appropriate segregation of duties. During September 2024, changes were made to accounting personnel to enhance our financial reporting structure, which we expect to alleviate reporting pressures, including reporting of non-routine transactions. In addition, the new personnel has focused on creating central filing repositories to manage accounting records and other company documents. During July 2025, we engaged a full-time controller and added additional review procedures over our financial records.

As a “non-accelerated filer”, we are not required to provide an attestation report of our registered public accounting firm on the effectiveness of our internal control over financial reporting.

Changes in Internal Control Over Financial Reporting

No change in our internal control over financial reporting occurred during the quarter ended December 31, 2025 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Item 9B. Other Information

During the three months ended December 31, 2025, no director or officer of the Company adopted, modified or terminated a “Rule 10b5-1 trading arrangement” or “non-Rule 10b5-1 trading arrangement” as each term is defined in Item 408 of Regulation S-K.

Item 9C. Disclosure Regarding Foreign Jurisdictions that Prevent Inspections

Not applicable.

40

PART III

ITEM 10. Directors, Executive Officers And Corporate Governance

The information required by this item is incorporated herein by reference to our definitive proxy statement for the 2026 Annual Meeting of Stockholders to be filed with the SEC within 120 days after December 31, 2025.

Code of Ethics

We have a written code of ethics in place that applies to all our employees, including our principal executive officer and principal financial officer. A copy of our code of ethics is available on our website: www.onemednet.com. We are required to disclose certain changes to, or waivers from, that code for our senior financial officers. We intend to use our website as a method of disseminating any change to, or waiver from, our code of ethics as permitted by applicable SEC rules.

ITEM 11. Executive Compensation

The information required by this item is incorporated herein by reference to our definitive proxy statement for the 2026 Annual Meeting of Stockholders to be filed with the SEC within 120 days after December 31, 2025.

ITEM 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The information required by this item is incorporated herein by reference to our definitive proxy statement for the 2026 Annual Meeting of Stockholders to be filed with the SEC within 120 days after December 31, 2025.

ITEM 13. Certain Relationships and Related Transactions, and Director Independence

The information required by this item is incorporated herein by reference to our definitive proxy statement for the 2026 Annual Meeting of Stockholders to be filed with the SEC within 120 days after December 31, 2025.

Item 14. Principal Accounting Fees and Services

The information required by this item is incorporated herein by reference to our definitive proxy statement for the 2026 Annual Meeting of Stockholders to be filed with the SEC within 120 days after December 31, 2025.

41

PART IV

Item 15. Exhibits, Financial Statement Schedules

The following documents are filed as a part of this Annual Report:

(a)(1) Financial Statements

(a)(2) Financial Statement Schedules

None.

(a)(3) Exhibits.

These exhibits listed below are filed or incorporated by reference into this Report.

Exhibit Number	Description
2.1†	Agreement and Plan of Merger, dated April 25, 2022, by and among Data Knights, Merger Sub, Sponsor, OneMedNet, and Paul Casey (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K, filed with the SEC on April 25, 2022).
3.1	Third Amended and Restated Certificate of Incorporation of OneMedNet Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K, filed with the SEC on November 13, 2023).
3.2	Amended and Restated Bylaws of OneMedNet Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 13, 2023).
4.1	Description of the Registrant’s Securities (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed with the SEC on April 9, 2024).
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Form S-1/A, filed with the SEC on April 7, 2021).
4.3	Warrant Agreement, dated May 6, 2021, by and between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.3 to the Company’s Form S-1/A, filed with the SEC on April 7, 2021).
4.4	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 29, 2024).
4.5	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 1, 2024).
4.6	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 1, 2024).
4.7	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 24, 2025).
10.1	Securities Purchase Agreement dated June 28, 2023 with OneMedNet Corporation (incorporated by reference to Exhibit 10.11 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 13, 2023).
10.2	Letter Agreement, dated May 6, 2021, by and between Data Knights, the initial security holders and the officers and directors of the Data Knights (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed with the SEC on May 11, 2021).
10.4	Form of Registration Rights Agreement by certain OneMedNet equity holders (incorporated by reference to Exhibit G to Annex B to the proxy statement/prospectus which is part of the Registration Statement on Form S-4 declared effective by the SEC on September 22, 2023).
10.5+	Employment Agreement between OneMedNet Corporation and Aaron Green, President (incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 13, 2023).
10.6	Securities Purchase Agreement entered into as of March 28, 2024, by and between OneMedNet Corporation and each investor identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 2, 2024).
10.7	Registration Rights Agreement dated as of March 28, 2024, by and among OneMedNet Corporation and each of the investors to the Securities Purchase Agreement (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 2, 2024).

42

10.8	Amendment to the Securities Purchase Agreement, effective as of June 4, 2024, between OneMedNet Corporation and each investor identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 6, 2024).
10.9	Termination Agreement, dated as of June 14, 2024, between OneMedNet Corporation and Helena Global Investment Opportunities 1 Ltd. (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 21, 2024).
10.10	Standby Equity Purchase Agreement, dated as of June 17, 2024, by and between OneMedNet Corporation and YA II PN, LTD. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 21, 2024).
10.11	Registration Rights Agreement, dated as of June 17, 2024, by and between OneMedNet Corporation and YA II PN, LTD. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 21, 2024).
10.12	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 29, 2024).
10.13	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 29, 2024).
10.14	Form of Voting Agreement (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 29, 2024).
10.15+	Consulting Agreement, dated August 30, 2024, between OneMedNet Corporation and Robert Golden (incorporated by reference to Exhibit 10.1 the Registrant’s Current Report on Form 8-K filed with the SEC on August 30, 2024).
10.16	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 1, 2024).
10.17	Form of Amendment to Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 1, 2024).
10.18	Form of Amendment to Voting Agreement (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 1, 2024).
10.19+	OneMedNet Corporation 2022 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on February 10, 2025).
10.20+	Form of Notice of Grant of Restricted Stock Units & Restricted Stock Unit Award Agreement. (incorporated by reference to Exhibit 10.26 to the Registrant’s Annual Report on Form 10-K filed with the SEC on April 15, 2025)
10.21	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 24, 2025).
10.22	Form of Voting Agreement (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 24, 2025).
10.23	Form of Subscription Agreement (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 24, 2025)
10.24	Form of Letter Agreement (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 24, 2025)
19	Insider Trading Policy (incorporated by reference to Exhibit 19 to the Registrant’s Annual Report on Form 10-K filed with the SEC on April 15, 2025)
21	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the Registrant’s Annual Report on Form 10-K filed with the SEC on April 9, 2024).
23.1#	Consent of Withum Smith+Brown, PC.
31.1#	Certification of Chief Executive Officer (Principal Executive Officer) Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2#	Certification of Chief Financial Officer (Principal Financial Officer) Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1*	Certification of Chief Executive Officer (Principal Executive Officer) Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2*	Certification of Chief Financial Officer (Principal Financial Officer) Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
97.1	OneMedNet Corporation Compensation Recovery Policy (incorporated by reference to Exhibit 10.8 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on December 17, 2024).
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

† Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule of exhibit to the SEC upon request.

+ Management or compensatory agreement or arrangement.

# Filed herewith.

* Furnished herewith.

Item 16. Form 10-K Summary

None.

43

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

March 30, 2026

OneMedNet Corporation

By:	/s/ Aaron Green
Name:	Aaron Green
Title:	Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aaron Green Aaron Green	Chief Executive Officer, President and Director (Principal Executive Officer)	March 30, 2026

/s/ Robert Golden	Chief Financial Officer and Director	March 30, 2026
Robert Golden	(Principal Financial Officer and Principal Accounting Officer)

/s/ Dr. Jeffrey Yu Dr. Jeffrey Yu	Chairman of the Board of Directors, Chief Medical Officer, Vice President	March 30, 2026

/s/ Eric Casaburi	Director	March 30, 2026
Eric Casaburi

/s/ Dr. Kenneth Alleyne	Director	March 30, 2026
Dr. Kenenth Alleyne

/s/ Sherry Coonse McCraw	Director	March 30, 2026
Sherry Coonse McCraw

/s/ Dr. Thomas Kosasa	Director	March 30, 2026
Dr. Thomas Kosasa

/s/ Andrew Zeinfeld	Director	March 30, 2026
Andrew Zeinfeld

44

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-284805) and Form S-1 (Registration No. 333-276130) of our report dated March 30, 2026 (which includes an explanatory paragraph relating to OneMedNet Corporation’s ability to continue as a going concern), relating to the consolidated financial statements of OneMedNet Corporation as of and for the years ended December 31, 2025 and 2024, which appears in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey
March 30, 2026

Exhibit 31.1

Certification of Principal Executive Officer

I, Aaron Green, certify that:

1.	I have reviewed this Annual Report on Form 10-K of OneMedNet Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 30, 2026

By:	/s/ Aaron Green
Aaron Green
Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

 Certification of Principal Financial Officer

I, Robert Golden, certify that:

1.	I have reviewed this Annual Report on Form 10-K of OneMedNet Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 30, 2026

By:	/s/ Robert Golden
Robert Golden
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of OneMedNet Corporation (the “Company”) on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Aaron Green, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

Date: March 30, 2026

By:	/s/ Aaron Green
Aaron Green
Chief Executive Officer
(Principal Executive Officer)

Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of OneMedNet Corporation (the “Company”) on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Robert Golden, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

Date: March 30, 2026

By:	/s/ Robert Golden
Robert Golden
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)